                                                                     EXHIBIT 2.1


                         ASSET CONTRIBUTION AGREEMENT



                             dated August 15, 2000



                                     among

             COMMAND CABLE OF EASTERN ILLINOIS LIMITED PARTNERSHIP
                          MEDIAONE OF ILLINOIS, INC.,
                     NORTHWEST ILLINOIS TV CABLE COMPANY,
                           S/D CABLE PARTNERS, LTD.,
                      TCI AMERICAN CABLE HOLDINGS, L.P.,
                       TCI OF BLOOMINGTON/NORMAL, INC.,
                        TCI CABLEVISION OF TEXAS, INC.,
                              UACC MIDWEST, INC.,
               UNITED CABLE TELEVISION OF ILLINOIS VALLEY, INC.,
              UNITED CABLE TELEVISION OF SOUTHERN ILLINOIS, INC.,

                         TCI OF INDIANA HOLDINGS, LLC,

                     INSIGHT COMMUNICATIONS COMPANY, L.P.

                                      and

                             INSIGHT MIDWEST, L.P.

                               TABLE OF CONTENTS

                                                                           Page
SECTION 1. DEFINITIONS                                                       2
     1.1   1992 Cable Act.................................................   2
     1.2   Affiliate......................................................   2
     1.3   Aggregate Gross Fair Market Value..............................   2
     1.4   Assets.........................................................   2
     1.5   AT&T Assets....................................................   2
     1.6   AT&T Books and Records.........................................   3
     1.7   AT&T Leased Property...........................................   3
     1.8   AT&T Other Intangibles.........................................   3
     1.9   AT&T Other Real Property Interests.............................   3
     1.10  AT&T Owned Property............................................   3
     1.11  AT&T Required Consents.........................................   3
     1.12  AT&T System Contracts..........................................   4
     1.13  AT&T System Franchises.........................................   4
     1.14  AT&T System Licenses...........................................   4
     1.15  AT&T Tangible Personal Property................................   4
     1.16  AT&T's Cable Business..........................................   4
     1.17  Basic Services.................................................   4
     1.18  Business Day...................................................   4
     1.19  Cable Act......................................................   4
     1.20  Cable Business.................................................   4
     1.21  Central Ohio Common Interests..................................   5
     1.22  Closing Time...................................................   5
     1.23  Communications Act.............................................   5
     1.24  Contract.......................................................   5
     1.25  Equivalent Basic Subscribers (or "EBSs").......................   5
     1.26  Environmental Law..............................................   6
     1.27  ERISA..........................................................   6
     1.28  ERISA Affiliate................................................   6
     1.29  Exchange.......................................................   6
     1.30  Expanded Basic Services........................................   6
     1.31  FCC............................................................   6
     1.32  Financial Statements...........................................   6
     1.33  GAAP...........................................................   6
     1.34  Governmental Authority.........................................   7
     1.35  Hazardous Substances...........................................   7
     1.36  Holdings (Central Ohio)........................................   7
     1.37  HSR Act........................................................   7
     1.38  Insight Assets.................................................   7
     1.39  Insight Books and Records......................................   7
     1.40  Insight Central Ohio...........................................   8

     1.41  Insight Contributed Assets or Insight Contributed Systems......   8
     1.42  Insight LLC Interest...........................................   8
     1.43  Insight Leased Property........................................   8
     1.44  Insight Other Intangibles......................................   8
     1.45  Insight Other Real Property Interests..........................   8
     1.46  Insight Owned Property.........................................   8
     1.47  Insight Required Consents......................................   8
     1.48  Insight System Contracts.......................................   9
     1.49  Insight System Franchises......................................   9
     1.50  Insight System Licenses........................................   9
     1.51  Insight Tangible Personal Property.............................   9
     1.52  Insight's Cable Business.......................................   9
     1.53  Interim Period.................................................   9
     1.54  Judgment.......................................................  10
     1.55  Knowledge......................................................  10
     1.56  Leased Property................................................  10
     1.57  Legal Requirement..............................................  10
     1.58  Liberty Media Group............................................  10
     1.59  Lien...........................................................  10
     1.60  Litigation.....................................................  10
     1.61  Losses.........................................................  10
     1.62  Other Real Property Interests..................................  11
     1.63  Owned Property.................................................  11
     1.64  Pay TV.........................................................  11
     1.65  Permitted Debt.................................................  11
     1.66  Permitted Lien.................................................  11
     1.67  Person.........................................................  11
     1.68  Required Consents..............................................  11
     1.69  Sale...........................................................  12
     1.70  System.........................................................  12
     1.71  System Contracts...............................................  12
     1.72  System Franchises..............................................  12
     1.73  System Licenses................................................  12
     1.74  Tangible Personal Property.....................................  12
     1.75  Taxes..........................................................  12
     1.76  Third Party....................................................  12
     1.77  Transaction Documents..........................................  12
     1.78  Other Definitions..............................................  13
     1.79  Accounting Terms...............................................  15

SECTION 2. CONTRIBUTION; RESTRUCTURINGS...................................  15
     2.1   Agreement to Contribute........................................  15
     2.2   Restructuring of the Partnership...............................  15
     2.3   Coaxial Restructuring..........................................  16

SECTION 3. MEMBERSHIP INTERESTS AND CLOSING ADJUSTMENTS...................  16
     3.1   Membership Interests...........................................  16
     3.2   Gross Value of Contributions; Assumption of Debt...............  16
     3.3   Closing Adjustments............................................  19
     3.4   Calculation of Adjustments.....................................  22

SECTION 4. ASSUMED LIABILITIES AND EXCLUDED ASSETS........................  23
     4.1   Assumed Obligations and Liabilities............................  23
     4.2   AT&T Excluded Assets...........................................  24
     4.3   Insight Excluded Assets........................................  25

SECTION 5. INSIGHT'S REPRESENTATIONS AND WARRANTIES.......................  27
     5.1   Organization and Qualification of Insight......................  27
     5.2   Authority and Validity.........................................  27
     5.3   No Conflict; Required Consents.................................  28
     5.4   Assets.........................................................  28
     5.5   Insight System Franchises, Insight System Licenses, Insight
           System Contracts and Insight Other Real Property  Interests....  29
     5.6   Real Property..................................................  30
     5.7   Environmental..................................................  31
     5.8   Compliance with Legal Requirements.............................  32
     5.9   Patents, Trademarks and Copyrights.............................  34
     5.10  Financial Statements; Undisclosed Liabilities; Absence
           of Certain Changes or Events...................................  34
     5.11  Litigation.....................................................  35
     5.12  Tax Returns; Other Reports.....................................  36
     5.13  Employment Matters.............................................  36
     5.14  Accounts Receivable............................................  38
     5.15  Finders and Brokers............................................  38
     5.16  Transactions With Affiliates...................................  38
     5.17  Holdings (Central Ohio) and Insight Central Ohio...............  38

SECTION 6. AT&T'S REPRESENTATIONS AND WARRANTIES..........................  39
     6.1   Organization and Qualification of AT&T.........................  40
     6.2   Authority and Validity.........................................  40
     6.3   No Conflict; Required Consents.................................  41
     6.4   Assets.........................................................  41
     6.5   AT&T System Franchises, AT&T System Licenses, AT&T System
           Contracts and AT&T Other Real Property Interests...............  42
     6.6   Real Property..................................................  43
     6.7   Environmental..................................................  44
     6.8   Compliance with Legal Requirements.............................  45
     6.9   Patents, Trademarks and Copyrights.............................  47

     6.10  Financial Statements; Undisclosed Liabilities; Absence
           of Certain Changes or Events....................................  47
     6.11  Litigation......................................................  48
     6.12  Tax Returns; Other Reports......................................  48
     6.13  Employment Matters..............................................  48
     6.14  Accounts Receivable.............................................  50
     6.15  Finders and Brokers.............................................  50
     6.16  Transactions With Affiliates....................................  50

SECTION 7. ADDITIONAL COVENANTS............................................  50
     7.1   Access to Premises and Records..................................  51
     7.2   Continuity and Maintenance of Operations; Certain
           Deliveries and Notices..........................................  51
     7.3   Employees.......................................................  53
     7.4   Leased Vehicles; Other Capital Leases...........................  58
     7.5   Required Consents...............................................  58
     7.6   Title Commitments and Surveys...................................  59
     7.7   HSR Notification................................................  59
     7.8   Taxes, Fees and Expenses........................................  60
     7.9   Distant Broadcast Signals.......................................  60
     7.10  Use of Names and Logos..........................................  60
     7.11  Transitional Billing Services...................................  60
     7.12  Confidentiality and Publicity...................................  61
     7.13  Bulk Transfers..................................................  61
     7.14  Lien Searches...................................................  62
     7.15  Further Assurances..............................................  62
     7.16  Consents........................................................  62
     7.17  Cooperation as to Rates and Fees................................  62
     7.18  Satisfaction of Conditions......................................  64
     7.19  Offers..........................................................  64
     7.20  Environmental Reports...........................................  64
     7.21  Cooperation on SEC Matters......................................  65
     7.22  Value of Assets Contributed.....................................  65
     7.23  Cooperation on Pending Litigation...............................  66
     7.24  Franchise Consents..............................................  66
     7.25  [Intentionally Deleted.]........................................  68
     7.26  CSG.............................................................  68
     7.27  Rebuild of AT&T Systems.........................................  68
     7.28  Schedules.......................................................  69

SECTION 8. CONDITIONS PRECEDENT............................................  70
     8.1   Conditions to Insight's Obligations.............................  70
     8.2   Conditions to AT&T's Obligations................................  72

SECTION 9.  THE CLOSING....................................................  75
     9.1    The Closing; Time and Place....................................  75
     9.2    AT&T's Delivery Obligations....................................  75
     9.3    Insight's Delivery Obligations.................................  77
     9.4    The Partnership's Delivery Obligations.........................  78
     9.5    Refinancing of the AT&T and Insight Permitted Debt.............  78

SECTION 10. TERMINATION AND DEFAULT........................................  79
     10.1   Termination Events.............................................  79
     10.2   Effect of Termination..........................................  80

SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION....  80
     11.1   Survival of Representations and Warranties.....................  80
     11.2   Indemnification by AT&T........................................  80
     11.3   Indemnification by Insight.....................................  82
     11.4   Indemnification by the Partnership.............................  83
     11.5   Third Party Claims.............................................  83
     11.6   Limitations on Indemnification - AT&T..........................  84
     11.7   Limitations on Indemnification - Insight.......................  85
     11.8   Limitations on Indemnification - the Partnership...............  85

SECTION 12. MISCELLANEOUS PROVISIONS.......................................  86
     12.1   Parties Obligated and Benefitted...............................  86
     12.2   Notices........................................................  86
     12.3   Right to Specific Performance..................................  88
     12.4   Waiver.........................................................  88
     12.5   Captions.......................................................  88
     12.6   Choice of Law..................................................  88
     12.7   Terms..........................................................  88
     12.8   Rights Cumulative..............................................  88
     12.9   Time...........................................................  88
     12.10  Late Payments..................................................  89
     12.11  Counterparts...................................................  89
     12.12  Entire Agreement...............................................  89
     12.13  Severability...................................................  89
     12.14  Construction...................................................  89
     12.15  Expenses.......................................................  89
     12.16  Risk of Loss...................................................  89
     12.17  Tax Consequences...............................................  91
     12.18  Commercially Reasonable Efforts................................  91

                        LIST OF SCHEDULES AND EXHIBITS

SCHEDULES
---------

Schedule 1.7               AT&T Leased Property

Schedule 1.9               AT&T Other Real Property Interests

Schedule 1.10              AT&T Owned Property

Schedule 1.12              AT&T System Contracts

Schedule 1.13              AT&T System Franchises

Schedule 1.14              AT&T System Licenses

Schedule 1.25A             Insight Rates

Schedule 1.25B             AT&T Rates

Schedule 1.43              Insight Leased Property

Schedule 1.45              Insight Other Real Property Interests

Schedule 1.46              Insight Owned Property

Schedule 1.48              Insight System Contracts

Schedule 1.49              Insight System Franchises

Schedule 1.50              Insight System Licenses

Schedule 4.2               AT&T Excluded Assets

Schedule 4.3               Insight Excluded Assets

Schedule 5.3               Insight Required Consents

Schedule 5.4               Insight Liens

Schedule 5.7               Insight Environmental Matters

Schedule 5.8               Insight Cost of Service Elections

Schedule 5.10           Insight Financial Statements; Insight Changes or Events

Schedule 5.11           Insight Litigation

Schedule 5.12           Insight Tax Matters

Schedule 5.13(a)        Insight Employees

Schedule 5.13           Insight Plans; Employee Matters

Schedule 5.16           Insight Affiliate Transactions

Schedule 6.3            AT&T Required Consents

Schedule 6.4            AT&T Liens

Schedule 6.7            AT&T Environmental Matters

Schedule 6.8            AT&T Cost of Service Elections

Schedule 6.10           AT&T Financial Statements; AT&T Changes or Events

Schedule 6.11           AT&T Litigation

Schedule 6.12           AT&T Tax Matters

Schedule 6.13(a)        AT&T Employees

Schedule 6.13           AT&T Plans; Employee Matters

Schedule 6.16           AT&T Affiliate Transactions

EXHIBITS
--------

Exhibit A               Insight Systems

Exhibit B               AT&T Systems

Exhibit C               Exchange Systems

Exhibit D               Sale Systems

                          ASSET CONTRIBUTION AGREEMENT
                          ----------------------------


     THIS ASSET CONTRIBUTION AGREEMENT ("Agreement") is made and entered into as of the 15/th/ day of August, 2000, by and among, Command Cable of Eastern Illinois Limited Partnership, a New Jersey limited partnership, MediaOne of Illinois, Inc., a Delaware corporation, Northwest Illinois TV Cable Company, an Illinois limited partnership, S/D Cable Partners, Ltd., a Colorado limited partnership, TCI American Cable Holdings, L.P., a Colorado limited partnership, TCI of Bloomington/Normal, Inc., a Virginia corporation, TCI Cablevision of Texas, Inc., a Texas corporation, UACC Midwest, Inc., a Delaware corporation, United Cable Television of Illinois Valley, Inc., an Illinois corporation, United Cable Television of Southern Illinois, Inc., a Delaware corporation, TCI of Indiana Holdings, LLC, a Colorado limited liability company ("TCI LLC"), Insight Communications Company, L.P., a Delaware limited partnership ("Insight") and Insight Midwest, L.P., a Delaware limited partnership (the "Partnership"). MediaOne of Illinois, Inc., Northwest Illinois TV Cable Company, S/D Cable Partners, Ltd., TCI American Cable Holdings, L.P., TCI of Bloomington/Normal, Inc., TCI Cablevision of Texas, Inc., UACC Midwest, Inc., United Cable Television of Illinois Valley, Inc., and United Cable Television of Southern Illinois, Inc., are referred to herein as the "AT&T Subsidiaries" or "AT&T," individually and collectively as the context requires.

                                   RECITALS

     A. Insight owns and operates, directly or through its subsidiary, Insight Central Ohio, cable television systems which are franchised or hold other operating authority and operate in and around the communities in Illinois, Indiana, Ohio and Georgia listed on Exhibit A (the "Insight Systems"). Exhibit A separately identifies those Insight Systems that are owned directly by Insight and those that are owned by Insight Central Ohio. The Insight Systems that are owned by Insight Central Ohio are sometimes separately referred to herein as the "Insight Central Ohio Systems."

     B. The AT&T Subsidiaries own and operate cable television systems which are franchised or hold other operating authority and operate in and around the communities in Illinois listed on Exhibit B (the "AT&T Systems").

     C. On the date hereof, MediaOne of Illinois, Inc. and Insight are entering into an Asset Exchange Agreement pursuant to which MediaOne of Illinois, Inc. will transfer and assign to Insight (or a permitted assignee of Insight), substantially all of the assets relating to certain cable television systems which are franchised or hold other operating authority and operate in and around Freeport, Illinois and certain surrounding communities (as listed on EXHIBIT C, the "Exchange Systems" and the assets of such Exchange Systems that are transferred by MediaOne of Illinois, Inc. pursuant to the Asset Exchange Agreement being referred to as the "Exchange Assets").

     D. On the date hereof, TCI of Illinois, Inc., TCI of Racine, Inc. and UACC Midwest, Inc. on the one hand (collectively, the "AT&T Sale Entities") and Insight on the other hand, are entering into an Asset Purchase and Sale Agreement pursuant to which the AT&T Sale Entities will transfer and sell to Insight (or a permitted assignee of Insight), on the Closing Date immediately prior to the Closing hereunder, substantially all of the assets relating to certain cable television systems which are franchised or hold other operating authority and operate in and around Central and North Central Illinois and certain surrounding communities (as listed on EXHIBIT D, the "Sale Systems" and the assets of such Sale Systems that are transferred by the AT&T Sale Entities pursuant to the Asset Purchase and Sale Agreement being referred to as the "Sale Assets").

     E. Insight desires to contribute the Insight Systems, the Exchange Systems, the Sale Systems and the Insight LLC Interest to the Partnership and AT&T desires to contribute the AT&T Systems to the Partnership.

                                  AGREEMENTS

     In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

SECTION 1.  DEFINITIONS

     In addition to terms defined elsewhere in this Agreement, the following capitalized terms or terms otherwise defined in this Section 1 shall have the meanings set forth below:

     1.1  1992 Cable Act. The Cable Television Consumer Protection and
          --------------
Competition Act of 1992, as amended, and the FCC rules and regulations promulgated thereunder.

     1.2  Affiliate.  With respect to any Person, any Person controlling,
          ---------
controlled by or under common control with such Person; "control" means the ownership, directly or indirectly, of voting securities representing the right generally to elect a majority of the directors (or similar officials) of a Person or the possession, by contract or otherwise, of the authority to direct the management and policies of a Person. For the avoidance of doubt, notwithstanding anything in this Agreement or the Transaction Documents (a) no member of the Liberty Media Group shall be deemed to be an Affiliate of AT&T and
(b) Insight Central Ohio is an Affiliate of Insight.

     1.3  Aggregate Gross Fair Market Value.  The Aggregate Gross Fair Market
          ---------------------------------
Value of the AT&T Assets or the Aggregate Gross Fair Market Value of the Insight Contributed Assets or both, as the context requires.

     1.4  Assets.  The Insight Assets or the AT&T Assets or both, as the context
          ------
requires, but not including any of the Exchange Assets or Sale Assets unless expressly indicated.

     1.5  AT&T Assets.  All assets, properties, privileges, rights, interests
          -----------
and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held for use or used in connection with AT&T's Cable Business and in which AT&T has any right, title or interest or acquires any right, title or interest on or before the Closing, including AT&T Tangible Personal Property, AT&T Owned Property, AT&T Leased Property, AT&T Other Real Property

Interests, AT&T System Franchises, AT&T System Licenses, AT&T System Contracts, AT&T Books and Records and AT&T Other Intangibles, but excluding any AT&T Excluded Assets.

     1.6   AT&T Books and Records.  All engineering records, files, data,
           ----------------------
drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning AT&T's Cable Business, including subscribers and prospective subscribers of the AT&T Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of AT&T with the FCC and statements of account filed by or on behalf of AT&T with the U.S. Copyright Office, but excluding any AT&T Excluded Assets.

     1.7   AT&T Leased Property.  All leasehold interests in real property that
           --------------------
is held for use or used in connection with AT&T's Cable Business which AT&T has or acquires prior to Closing, including those described as AT&T Leased Property on Schedule 1.7.

     1.8   AT&T Other Intangibles.  All intangible assets other than AT&T System
           ----------------------
Franchises, AT&T System Licenses and AT&T System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to AT&T Excluded Assets), patents, copyrights and going concern value, if any, that are owned, held for use or used in connection with AT&T's Cable Business and in which AT&T has, or acquires prior to Closing, any right, title or interest.

     1.9   AT&T Other Real Property Interests.  All easements and rights of
           ----------------------------------
access (other than those relating to multiple dwelling units) and other interests in real property that are held for use or used in connection with AT&T's Cable Business and in which AT&T has, or acquires prior to Closing, any right, title or interest, including those interests described as AT&T Other Real Property Interests on Schedule 1.9, but not including AT&T Leased Property or AT&T Owned Property.

     1.10  AT&T Owned Property.  All fee interests in real property that is
           -------------------
owned, held for use or used in connection with AT&T's Cable Business which AT&T has or acquires prior to Closing, including those described as AT&T Owned Property on SCHEDULE 1.10 and all improvements thereon.

     1.11  AT&T Required Consents.  Any and all consents, authorizations and
           ----------------------
approvals required for (i) AT&T to transfer the AT&T Assets to the Partnership and the Partnership to, directly or indirectly, transfer the AT&T Assets to Indiana LLC; (ii) Indiana LLC to operate the AT&T Systems and to own, lease, use and operate the AT&T Assets and the AT&T Systems at the places and in the manner in which the AT&T Assets are used and the AT&T Systems are operated as of the date of this Agreement and as of the Closing; and (iii) Indiana LLC to assume and perform the AT&T System Franchises, the AT&T System Licenses, the leases and other documents evidencing AT&T Leased Property or AT&T Other Real Property Interests and the AT&T System Contracts, including those consents, authorizations and approvals required under the AT&T System Franchises, the AT&T System Licenses, the leases and other documents evidencing AT&T Leased Property and AT&T Other Real Property Interests and the AT&T System Contracts.

     1.12  AT&T System Contracts.  All pole line agreements, underground conduit
           ---------------------
agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements, leased channel access agreements and other Contracts (other than AT&T System Franchises and AT&T System Licenses) held for use or used in connection with AT&T's Cable Business and to which AT&T is, or becomes prior to Closing, as permitted by this Agreement, a party or bound, including those described on Schedule 1.12.

     1.13  AT&T System Franchises.  All franchise agreements, operating permits
           ----------------------
or similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and permits obtained from any franchising authority in connection with AT&T's Cable Business, including all amendments and modifications thereto and all renewals thereof, for the areas and communities listed on Schedule 1.13.

     1.14  AT&T System Licenses.  The intangible cable television channel
           --------------------
distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority in connection with AT&T's Cable Business (other than AT&T System Franchises, AT&T System Contracts and AT&T Other Real Property Interests), including those described on
Schedule 1.14.

     1.15  AT&T Tangible Personal Property.  All tangible personal property that
           -------------------------------
is owned, leased, held for use or used in connection with AT&T's Cable Business and in which AT&T has, or acquires prior to Closing, any right, title or interest, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, fixtures, supplies, inventory and other physical assets.

     1.16  AT&T's Cable Business.  The cable television business and other
           ---------------------
income-generating businesses related to the AT&T Systems conducted by AT&T through the AT&T Systems.

     1.17  Basic Services.  The lowest tier of cable television service offered
           --------------
to subscribers of a System that includes the retransmission of local broadcast signals as defined by the Cable Act and the 1992 Cable Act.

     1.18  Business Day.  Any day other than a Saturday, Sunday or a day on
           ------------
which the banking institutions in Denver, Colorado or New York, New York are required or authorized to be closed.

     1.19  Cable Act.  The Cable Communications Policy Act of 1984, as amended,
           ---------
and the rules and regulations promulgated thereunder.

     1.20  Cable Business.  Insight's Cable Business or AT&T's Cable Business,
           --------------
or both as the context requires.

     1.21  Central Ohio Common Interests.  The outstanding "Common Interests" in
           -----------------------------
Insight Central Ohio (as defined in the Insight Central Ohio Operating Agreement), 100% of which will be held as of Closing by Holdings (Central Ohio).

     1.22  Closing Time.  12:01 A.M., Mountain Time, on the Closing Date.
           ------------

     1.23  Communications Act.  The Communications Act of 1934, as amended, and
           ------------------
the rules and regulations promulgated thereunder.

     1.24  Contract.  Any contract, mortgage, deed of trust, bond, indenture,
           --------
lease, license, note, franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.

     1.25  Equivalent Basic Subscribers (or "EBSs").  As of any date of
           ----------------------------------------
determination and for each franchise area served by a System, the sum of (a) the total number of private residential customer accounts that are billed by individual unit for at least Basic Services (regardless of whether such accounts are in single-family homes or in individually billed units in apartment buildings and other multi-unit buildings) (exclusive of (i) "second connects" and "additional outlets" as such terms are commonly understood in the cable television industry, and (ii) accounts that are not charged or are charged less than the standard monthly service fees and charges then in effect for such System for Basic Services) and (b) the quotient of (i) the total monthly billings for sales of Basic Services and Expanded Basic Services by such System for such franchise area during the most recent billing period ended prior to the date of calculation to commercial, bulk-billed and other accounts not billed by individual unit (whether on a discounted or non-discounted basis) and to private residential customer accounts that are billed by individual unit but pay less than the standard monthly service fees charged for Basic Services, but excluding billings in excess of a single month's charges for any account, divided by (ii) the standard monthly combined rate (without discount of any kind) charged by such System for such franchise area to individually billed subscribers for the highest level of Basic Services and Expanded Basic Services offered by such System in effect during such billing period, which monthly rate will not be less than the applicable current rate specified in Schedule 1.25A (Insight Rates) or
Schedule 1.25B (AT&T Rates), and such rate card specified in Schedule 1.25A and
Schedule 1.25B lists the current rates charged by AT&T and Insight, as applicable, on the date of this Agreement. For purposes of calculating the number of EBSs, there will be excluded (i) all accounts billed by individual unit that are, and all billings to any commercial, bulk-billed and other accounts not billed by individual unit that are, more than 60 days past due in the payment of any amount in excess of the lesser of $10.00 or the standard rate charged for Basic Services at the time of determination, (ii) any accounts billed by individual unit and all commercial, bulk-billed and other accounts not billed by individual units that, as of the date of calculation, have not paid in full the charges for at least one full month of the subscribed service, (iii) that portion of the billings to all accounts billed by individual unit included in clause (b) above and any commercial, bulk-billed and other accounts not billed by individual unit representing an installation or other non-recurring charge, a charge for equipment or for any outlet or connection other than the first outlet or first connection in any individually billed unit or, with respect to a bulk account, in any residential unit

(e.g., an individual apartment or rental unit), a charge for any tiered service
 ---
other than Expanded Basic Services (whether or not included within Pay TV), any charge for Pay TV or a pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like, (iv) any individually billed unit and all billings to any commercial, bulk-billed and other accounts not billed by individual unit whose service is pending disconnection for any reason and (v) any individually billed unit and all billings to any commercial, bulk-billed or other accounts not billed by individual unit that was solicited within the 60 day period preceding the Closing Date to purchase such services by promotions or offers of discounts other than those ordinarily made by the party for which the determination of EBSs is being made. For purposes of this definition, payments on account of monthly billings will be deemed due on the first day of the period for which the service to which such billings relate is provided.

     1.26  Environmental Law.  Any Legal Requirement concerning the protection
           -----------------
of public or employee health, safety, welfare or the environment, including Legal Requirements relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment, air (including both ambient and within buildings and other structures), surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     1.27  ERISA.  The Employee Retirement Income Security Act of 1974, as
           -----
amended, and the rules and regulations promulgated thereunder and published interpretations with respect thereto.

     1.28  ERISA Affiliate.  As to any Person, any trade or business, whether or
           ---------------
not incorporated, which together with such Person would be deemed a single employer as determined under Section 4001 of ERISA.

     1.29  Exchange.  The exchange transaction contemplated by the Asset
           --------
Exchange Agreement between Insight and MediaOne of Illinois, Inc. dated as of the date of this Agreement (the "Exchange Agreement") to be consummated at the closing thereunder.

     1.30  Expanded Basic Services.  Any level of video programming service
           -----------------------
greater than Basic Services provided over a cable television System, regardless of service tier, other than Basic Services, any new product tier and Pay TV.

     1.31  FCC.  The Federal Communications Commission.
           ---

     1.32  Financial Statements.  Insight's Financial Statements or AT&T's
           --------------------
Financial Statements or both, as the context requires.

     1.33  GAAP.  Generally accepted accounting principles as in effect from
           ----
time to time in the United States of America.

     1.34  Governmental Authority.  The United States of America, any state,
           ----------------------
commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

     1.34  Hazardous Substances.  (a) Any "hazardous waste" as defined by the
           --------------------
Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. (S)(S) 6901 et seq.), as amended, and the rules and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S)(S) 9601 et seq.) (CERCLA), as amended, and the rules and regulations promulgated thereunder; (c) any substance regulated by the Toxic Substances Control Act (TSCA) (15 U.S.C.
(S)(S)2601 et seq.), or the Insecticide, Fungicide and Rodenticide Act (IFRA) (7 U.S.C. (S)(S)136 et seq.), each as amended, and the rules and regulations promulgated thereunder; (d) asbestos or asbestos-containing material of any kind or character; (e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage or disposal of which on real property is prohibited by any Environmental Law; and (h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment or disposal.

     1.36  Holdings (Central Ohio).  Insight Holdings of Ohio, LLC, a Delaware
           -----------------------
limited liability company.

     1.37  HSR Act.  The Hart-Scott-Rodino Antitrust Improvements Act of 1976,
           -------
as amended, and the rules and regulations promulgated thereunder.

     1.38  Insight Assets.  All assets, properties, privileges, rights,
           --------------
interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held for use or used in connection with Insight's Cable Business and in which Insight or Insight Central Ohio has any right, title or interest or acquires any right, title or interest on or before the Closing, including Insight Tangible Personal Property, Insight Owned Property, Insight Leased Property, Insight Other Real Property Interests, Insight System Franchises, Insight System Licenses, Insight System Contracts, Insight Books and Records, Insight Other Intangibles and the Insight LLC Interest, but excluding any Insight Excluded Assets. The Insight Assets that are owned by Insight Central Ohio are sometimes separately referred to herein as the "Insight Central Ohio Assets."

     1.39  Insight Books and Records.  All engineering records, files, data,
           -------------------------
drawings, blueprints, schematics, reports, lists, plans and processes and all other files of correspondence, lists, records and reports concerning Insight's Cable Business, including subscribers and prospective subscribers of the Insight Systems, signal and program carriage and dealings with Governmental Authorities, including all reports filed by or on behalf of Insight or Insight Central Ohio with the FCC and statements of account filed by or on behalf of Insight or Insight Central Ohio with the U.S. Copyright Office, but excluding any Insight Excluded Assets.

     1.40  Insight Central Ohio.  Insight Communications of Central Ohio, LLC, a
           --------------------
Delaware limited liability company.

     1.41  Insight Contributed Assets or Insight Contributed Systems.  The
           ---------------------------------------------------------
Insight Assets, the Exchange Assets and the Sale Assets or the Insight Systems, the Exchange Systems and the Sale Systems.

     1.42  Insight LLC Interest.  Insight's membership interest in Holdings
           --------------------
(Central Ohio).

     1.43  Insight Leased Property.  All leasehold interests in real property
           -----------------------
that is held for use or used in connection with Insight's Cable Business which Insight or Insight Central Ohio has or acquires prior to Closing, including those described as Insight Leased Property on Schedule 1.43.

     1.44  Insight Other Intangibles.  All intangible assets other than Insight
           -------------------------
System Franchises, Insight System Licenses and Insight System Contracts, including subscriber lists, accounts receivable, claims (excluding any claims relating to Insight Excluded Assets), patents, copyrights and going concern value, if any, that are owned, held for use or used in connection with Insight's Cable Business and in which Insight or Insight Central Ohio has, or acquires prior to Closing, any right, title or interest.

     1.45  Insight Other Real Property Interests.  All easements and rights of
           -------------------------------------
access (other than those relating to multiple dwelling units) and other interests in real property that are held for use or used in connection with Insight's Cable Business and in which Insight or Insight Central Ohio has, or acquires prior to Closing, any right, title or interest, including those interests described as Insight Other Real Property Interests on Schedule 1.45, but not including Insight Leased Property or Insight Owned Property.

     1.46  Insight Owned Property.  All fee interests in real property that is
           ----------------------
held for use or used in connection with Insight's Cable Business which Insight or Insight Central Ohio has or acquires prior to Closing, including those described as Insight Owned Property on Schedule 1.46 and all improvements thereon.

     1.47  Insight Required Consents.  Any and all consents, authorizations and
           -------------------------
approvals required for (i) Insight to transfer the Insight Assets to the Partnership and the Partnership to, directly or indirectly, transfer the Insight Assets (other than the Insight LLC Interest) to Indiana LLC and, if applicable, for the Partnership to transfer the Insight LLC Interest to Newco LLC; (ii) Indiana LLC to operate the Insight Systems (other than the Insight Central Ohio Systems) and to own, lease, use and operate the Insight Assets (other than the Insight Central Ohio Assets) and the Insight Systems (other than the Insight Central Ohio Systems) at the places and in the manner in which such Insight Assets are used and such Insight Systems are operated as of the date of this

Agreement and as of the Closing; and (iii) Indiana LLC to assume and perform the Insight System Franchises, the Insight System Licenses, the leases and other documents evidencing Insight Leased Property and Insight Other Real Property Interests and the Insight System Contracts, including those consents, authorizations and approvals required under the Insight System Franchises, the Insight System Licenses, the leases and other documents evidencing Insight Leased Property and Insight Other Real Property Interests and the Insight System Contracts (in each case other than those included in the Insight Central Ohio Assets).

     1.48  Insight System Contracts.  All pole line agreements, underground
           ------------------------
conduit agreements, crossing agreements, multiple dwelling, bulk billing or commercial service agreements, leased channel access agreements and other Contracts (other than Insight System Franchises and Insight System Licenses) held for use or used in connection with Insight's Cable Business and to which Insight or Insight Central Ohio is, or becomes prior to Closing as permitted by this Agreement, a party or bound, including those described on SCHEDULE 1.48.

     1.49  Insight System Franchises.  All franchise agreements, operating
           -------------------------
permits or similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and permits obtained from any franchising authority in connection with Insight's Cable Business, including all amendments and modifications thereto and all renewals thereof for the areas and communities listed on Schedule 1.49.

     1.50  Insight System Licenses.  The intangible cable television channel
           -----------------------
distribution rights, cable television relay service (CARS), business radio and other licenses, copyright notices and other licenses, authorizations, consents or permits issued by the FCC or any other Governmental Authority in connection with Insight's Cable Business (other than Insight System Franchises, Insight System Contracts and Insight Other Real Property Interests), including those described on Schedule 1.50.

     1.51  Insight Tangible Personal Property.  All tangible personal property
           ----------------------------------
that is owned, leased, held for use or used in connection with Insight's Cable Business and in which Insight or Insight Central Ohio has, or acquires prior to Closing, any right, title or interest, including towers, tower equipment, aboveground and underground cable, distribution systems, headend amplifiers, line amplifiers, microwave equipment, converters, testing equipment, motor vehicles, office equipment, computers and billing equipment, furniture, fixtures, supplies, inventory and other physical assets.

     1.52  Insight's Cable Business.  The cable television business and other
           ------------------------
income-generating businesses related to the Insight Systems conducted by Insight and Insight Central Ohio through the Insight Systems.

     1.53  Interim Period.  The period, if any, after the closing of the
           --------------
Exchange and before the Closing, unless the Exchange closes immediately prior to the Closing, in which event there shall be no Interim Period.

     1.54  Judgment.  Any judgment, writ, order, injunction, award or decree of
           --------
any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

     1.55  Knowledge.  The actual knowledge of a particular matter of, in the
           ---------
case of AT&T, one or more of the principal corporate personnel of AT&T, or in the case of Insight, one or more of principal corporate personnel of Insight, Holdings (Central Ohio) or Insight Central Ohio, as applicable, involved in the transactions contemplated by this Agreement or the general manager or one or more of the managers of such party's Systems.

     1.56  Leased Property.  The Insight Leased Property or AT&T Leased Property
           ---------------
or both, as the context requires.

     1.57  Legal Requirement.  Applicable common law and any statute, ordinance,
           -----------------
code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any Judgment and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

     1.58  Liberty Media Group.  Liberty Media Corporation, any of its direct or
           -------------------
indirect current or future subsidiaries, any Person in which it or they have or acquire any direct or indirect equity investment and any other Person directly or indirectly controlled by any of the foregoing.

     1.59  Lien.  Any security interest, security agreement, financing statement
           ----
filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any mortgage, lien, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to, defect in or other condition affecting title or other ownership interest (including but not limited to reservations, rights of entry, possibilities of reverter, encroachments, protrusions, easements, rights-of-way, rights of first refusal, restrictive covenants, leases and licenses) of any kind, which constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, System License, System Franchise, System Contract or otherwise.

     1.60  Litigation.  Any written claim, action, suit, proceeding,
           ----------
arbitration, or hearing.

     1.61  Losses.  Any claims, losses, liabilities, damages, penalties, costs
           ------
and expenses, including interest that may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event or the existence or assertion of any Liens (other than Permitted Liens) with respect to which indemnification is sought, except Losses incurred by a party or on behalf of such party in asserting any claim for indemnification against the other party where it is ultimately determined (including by agreement of the parties) that such party is not entitled to indemnification from the other party (before giving effect to the limitations on such indemnification obligations set forth in Sections 11.6, 11.7 and 11.8).

     1.62  Other Real Property Interests.  The Insight Other Real Property
           -----------------------------
Interests or the AT&T Other Real Property Interests or both, as the context requires.

     1.63  Owned Property.  Insight Owned Property or AT&T Owned Property or
           --------------
both, as the context requires.

     1.64  Pay TV.  A la carte tiers or premium programming services selected by
           ------
and sold to subscribers on a per channel or per program basis.

     1.65  Permitted Debt.  The AT&T Permitted Debt or the Insight Permitted
           --------------
Debt or both, as the context requires.

     1.66  Permitted Lien.  Any (a) Lien securing the Insight Permitted Debt or
           --------------
the AT&T Permitted Debt, (b) Lien securing Taxes, assessments and governmental charges not yet due and payable, (c) zoning law or ordinance or any similar Legal Requirement, (d) right reserved to any Governmental Authority to regulate the affected property or to acquire a Franchise or System upon default under, or termination of, any Franchise, (e) as to Owned Property and Other Real Property Interests, any Lien not securing indebtedness or arising out of the obligation to pay money that does not individually or in the aggregate interfere with the right or ability to own, use or operate the Owned Property or Other Real Property Interests as they are being used or operated or materially diminish the value of such Owned Property or Other Real Property Interests, (f) in the case of Owned Property and Leased Property, any lease or sublease by AT&T, Insight or Insight Central Ohio in favor of a third party that is disclosed in the Schedules to this Agreement, and (g) in the case of Leased Property, (i) the rights of any lessor and (ii) any Lien granted by any lessor of Leased Property; provided that "Permitted Lien" will not include any Lien securing a debt or claim (other than inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business or any Lien described in clause (g) above) or any Lien which could prevent or impair in any way the conduct of the business of the affected System as it is currently being conducted, and provided further that the classification of any Lien as a "Permitted Lien" will not affect any liability which AT&T may have under this Agreement for any such Lien with respect to the contribution of the AT&T Assets or which Insight may have under this Agreement for any such Lien with respect to the contribution of the Insight Assets, including pursuant to any indemnity obligation under this Agreement.

     1.67  Person.  Any natural person, Governmental Authority, corporation,
           ------
general or limited partnership, limited liability company, joint venture, trust, association or unincorporated entity of any kind.

     1.68  Required Consents.  The Insight Required Consents or the AT&T
           -----------------
Required Consents or both, as the context requires.

     1.69  Sale.  The sale transaction contemplated by the Asset Purchase and
           ----
Sale Agreement among Insight and the AT&T Sale Entities dated as of the date of this Agreement (the "Sale Agreement") to be consummated at the closing thereunder.

     1.70  System.  Any of the Insight Systems or the AT&T Systems or all of
           ------
them, as the context requires, but not including any of the Exchange Systems or Sale Systems unless expressly indicated.

     1.71  System Contracts.  The Insight System Contracts or the AT&T System
           ----------------
Contracts or both, as the context requires.

     1.72  System Franchises.  The Insight System Franchises or the AT&T System
           -----------------
Franchises or both, as the context requires.

     1.73  System Licenses.  The Insight System Licenses or the AT&T System
           ---------------
Licenses or both, as the context requires.

     1.74  Tangible Personal Property.  The Insight Tangible Personal Property
           --------------------------
or the AT&T Tangible Personal Property or both, as the context requires.

     1.75  Taxes.  All levies and assessments of any kind or nature imposed by
           -----
any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes and levies or assessments related to unclaimed property, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

     1.76  Third Party.  With respect to AT&T, any Person other than AT&T and
           -----------
its Affiliates and, with respect to Insight, any Person other than Insight and its Affiliates.

     1.77  Transaction Documents.  The instruments and documents described in
           ---------------------
Sections 9.2, 9.3 and 9.4 which are to be executed and delivered by or on behalf of Insight, AT&T or the Partnership in connection with this Agreement or the transactions contemplated hereby; provided, that for purposes of Section 11, "Transaction Documents" does not include the Amended Programming Supply Agreement, the Management Agreements, or the Retained Franchise Management Agreement, it being agreed that the parties' indemnification rights and obligations with respect to the matters covered by such agreements and other rights and obligations with respect thereto shall be as specified in those agreements.

     1.78 Other Definitions.  The following terms are defined in the Sections
          -----------------
or Recitals indicated:

     Term                                                                  Section or Recital
     ----                                                                  ------------------
     Action                                                                      11.5
     Aggregate Gross Fair Market Value of the AT&T Assets                        3.2(a)
     Aggregate Gross Fair Market Value of the
         Insight Contributed Assets                                              3.2(a)
     Agreement                                                                  Preamble
     Amended Programming Supply Agreement                                        8.1(k)
     Antitrust Division                                                          7.7
     Approved Leave of Absence                                                   7.3(a)
     Assumed Obligations and Liabilities                                         4.1
     AT&T                                                                  Preamble/12.1(b)
     AT&T Balance Sheets                                                         6.10
     AT&T Claimed Damages                                                        11.6
     AT&T Closing Adjustment                                                      3.3
     AT&T Excluded Assets                                                         4.2
     AT&T Financial Statements                                                   6.10
     AT&T Late Fee Settlement                                                     4.1
     AT&T Permitted Debt                                                        3.2(c)
     AT&T Plans                                                                 6.13(b)
     AT&T Sale Entities                                                        Recital D
     AT&T Subsidiaries                                                         Preamble
     AT&T Systems                                                              Recital B
     Coaxial Repurchase Agreement                                                2.3
     Closing                                                                     9.1
     Closing Adjustments                                                         3.3
     Closing Date                                                                9.1
     Code                                                                        5.13(b)
     Commercially Reasonable Efforts                                            12.18
     Control                                                                     1.2
     Copyright Act                                                               5.8(a)
     Cost of Service Election                                                    5.8(d)
     Coaxial Central Ohio                                                        2.3
     Coaxial Central Ohio Debt                                                  3.2(c)
     Coaxial Central Ohio Common Interest                                       2.3
     Coaxial Restructuring                                                      2.3
     EBSs                                                                      1.25
     Employees on Leave Status                                                  7.3(a)
     Exchange Agreement                                                        1.29
     Exchange Assets                                                         Recital C

     Exchange Franchises                                                      7.24
     Exchange Systems                                                       Recital C
     FAA                                                                      5.8(c)
     Final Adjustment Certificate                                             3.4(b)
     FTC                                                                      7.7
     Hired Employees                                                          7.3(a)
     Hiring Party                                                             7.3(f)
     Holdings (Central Ohio) Operating Agreement                              8.1(p)
     Indemnified Party                                                       11.5
     Indemnifying Party                                                      11.5
     Indiana LLC                                                              2.2
     Initial Adjustment Certificate                                           3.4(a)
     Insight                                                               Preamble
     Insight Balance Sheets                                                  5.10
     Insight Central Ohio Assets                                             1.38
     Insight Central Ohio Credit Agreement                                    3.2(d)
     Insight Central Ohio Component of the Insight Permitted Debt             3.2(c)
     Insight Central Ohio Operating Agreement                                 2.3
     Insight Central Ohio Systems                                          Recital A
     Insight Claimed Damages                                                 11.7
     Insight Closing Adjustment                                               3.3
     Insight Excluded Assets                                                  4.3
     Insight Permitted Debt                                                   3.2(c)
     Insight Plans                                                           5.13(b)
     Insight Systems                                                       Recital A
     Insight's Financial Statements                                          5.10
     Kentucky L.P.                                                            2.2
     Management Agreements                                                    8.1(r)
     MediaOne Social Contract                                                 4.1(z)
     NCE Agreement                                                            7.3(h)
     New Credit Agreement                                                     3.2(d)
     Newco LLC                                                                2.2
     Outside Closing Date                                                    10.1(b)
     Partnership                                                            Preamble
     Partnership Agreement                                                    3.1
     Partnership Claimed Damages                                             11.8
     Partnership Financing Arrangements and Agreements                        3.2(d)
     Partnership Restructuring                                                2.2
     Primary Transfer                                                        7.24(a)
     Prime Rate                                                             12.10
     Retained Employees                                                       7.3(a)
     Retained Franchise Management Agreement                                 7.24(c)
     Retained Franchises                                                     7.24(a)

     Sale Agreement                                                         1.69
     Sale Assets                                                         Recital D
     Sale Franchises                                                        7.24
     Sale Systems                                                        Recital D
     Subsequent Transfer                                                    7.24(b)
     Survival Period                                                        11.1
     Taking                                                               12.16(e)
     TCI LLC                                                              Preamble
     Time Warner Social Contract                                            7.27
     Title Defect                                                           11.3
     Transitional Billing Services                                          7.11
     WARN                                                                  5.13(a)

     1.79 Accounting Terms.  All accounting terms not otherwise defined in this
          ----------------
Agreement will have the meanings ascribed to them under GAAP.

SECTION 2.  CONTRIBUTION; RESTRUCTURINGS

     2.1  Agreement to Contribute.  Subject to the terms and conditions set
          -----------------------
forth in this Agreement, at the Closing, (a) each of AT&T and Insight agrees to contribute to the Partnership all of the Assets of such Person, free and clear of all Liens (except Permitted Liens) and (b) Insight agrees to contribute (or cause to be contributed) to the Partnership, subject to consummation of the Exchange, all of the Exchange Assets, subject only to Liens arising prior to the consummation of the Exchange and, subject to consummation of the Sale, all of the Sale Assets, subject only to Liens arising prior to the consummation of the Sale. Notwithstanding the foregoing, the Insight Central Ohio Assets will be indirectly contributed by Insight to the Partnership through its contribution of the Insight LLC Interest.

     2.2  Restructuring of the Partnership.  It is currently anticipated that
          --------------------------------
prior to the Closing, the Partnership will form a wholly-owned limited liability company ("Newco LLC") that will hold the Partnership's interests in Insight Communications of Indiana, LLC ("Indiana LLC") and in Insight Communications of Kentucky, L.P. ("Kentucky L.P."). It is currently anticipated that immediately following the Closing, the Partnership will contribute the Assets (other than the Insight LLC Interest if Insight determines this interest should be held directly by the Partnership) to Newco LLC which in turn will contribute such Assets (other than the Insight LLC Interest) to Indiana LLC; provided, that if Newco LLC is not formed, the Partnership will contribute the Assets (other than the Insight LLC Interest) to Indiana LLC. Insight and TCI LLC will also mutually determine whether any amendments are required to the operating agreements of Indiana LLC, Kentucky L.P. or the Partnership's other subsidiaries in connection with the formation of Newco LLC, the contribution by the Partnership to Indiana LLC of the Assets (other than the Insight LLC Interest) or the other transactions contemplated by this Agreement. The transactions contemplated by this Section 2.2 are referred to herein as the "Partnership Restructuring." Any changes to the Partnership Restructuring as currently anticipated and any agreements related to the Partnership Restructuring, including, without limitation, the operating agreement of Newco LLC and an amended and restated Partnership Agreement (which agreement will contain, among other things, provisions relating to programming and @Home that comply with the provisions set forth in the Term Sheet dated March 23, 2000 by and between AT&T Broadband, LLC and Insight Communications Company, L.P.), shall require the written consent of Insight and TCI LLC, which consent shall not be unreasonably withheld.

     2.3  Coaxial Restructuring.  On August 8, 2000, Insight Central Ohio
          ---------------------
repurchased the 25% of the Central Ohio Common Interests that were owned by Coaxial Communications of Central Ohio, Inc. ("Coaxial Central Ohio") pursuant to a Purchase and Option Agreement dated as of August 8, 2000 among Insight and certain of its Affiliates and Coaxial Central Ohio and certain of its Affiliates
(the "Coaxial Repurchase Agreement").   Insight will provide a fully executed
copy of the Coaxial Repurchase Agreement to TCI LLC, together with all Exhibits and Schedules thereto, by September 15, 2000. Insight will not amend the Coaxial Repurchase Agreement without the written consent of TCI LLC, which consent shall not be unreasonably withheld. The Operating Agreement of Insight Central Ohio was amended and restated as of August 8, 2000 (the "Insight Central Ohio Operating Agreement") in connection with the closing under the Coaxial Repurchase Agreement. Insight and TCI LLC agree to cooperate in good faith to make any additional amendments to the Insight Central Ohio Operating Agreement by Closing that may be reasonably requested by either party to make such agreement more closely conform to the constituent documents of the Partnership's other subsidiaries (taking into account the unique nature of the preferred interests in Insight Central Ohio) or to avoid any adverse tax consequences to Insight or AT&T or their Affiliates, provided that to the extent any such amendment would require the consent of Coaxial Central Ohio or the Principals (as that term is defined in the Insight Central Ohio Operating Agreement) under the terms of the Insight Central Ohio Operating Agreement, Insight agrees to use commercially reasonable efforts to obtain their consent but if such consent is withheld the making of such amendment shall not be a condition to AT&T's obligation to close hereunder.

SECTION 3.  MEMBERSHIP INTERESTS AND CLOSING ADJUSTMENTS

     3.1  Membership Interests.  Following the contributions to the Partnership
          --------------------
by AT&T and Insight of their respective Assets and the contribution to the Partnership by Insight of the Exchange Assets and Sale Assets, AT&T and Insight shall each continue to have from and after the Closing a 50% partnership interest in the Partnership as set forth in, and in accordance with the terms of, the Limited Partnership Agreement of the Partnership dated as of October 1, 1999 between TCI LLC and Insight (as hereafter amended in accordance with the terms of this Agreement, the "Partnership Agreement").

     3.2  Gross Value of Contributions; Assumption of Debt.
          ------------------------------------------------

          (a) For purposes of this Agreement, the "Aggregate Gross Fair Market Value of the AT&T Assets" means $981,622,400, minus the AT&T Closing Adjustment if such amount is to be paid to the Partnership or plus the AT&T Closing Adjustment if such amount is to be paid by the Partnership, in each case as the AT&T Closing Adjustment is estimated as of the Closing Date pursuant to Section 3.3 and subject to reduction as provided in
Section 3.3(f). For purposes of this Agreement, the "Aggregate Gross Fair Market Value of the Insight Contributed Assets" is $1,207,432,000 minus the Insight Closing Adjustment if such amount is to be paid to the Partnership or plus the Insight Closing Adjustment if such amount is to be paid by the Partnership, in each case as the Insight Closing Adjustment is estimated as of the Closing Date pursuant to Section 3.3.

          (b) The capital account (as described in the Partnership Agreement) of TCI LLC shall be credited on the Closing Date by an amount equal to the Net Fair Market Value of the AT&T Assets, with such value being defined as the Aggregate Gross Fair Market Value of the AT&T Assets minus the AT&T Permitted Debt. The capital account (as described in the Partnership Agreement) of Insight shall be credited on the Closing Date by an amount equal to the Net Fair Market Value of the Insight Contributed Assets, with such value being defined as the Aggregate Gross Fair Market Value of the Insight Contributed Assets minus the Insight Permitted Debt.

          (c) The AT&T Assets will be contributed to the Partnership subject to debt in the amount of $311,762,400, minus the AT&T Closing Adjustment if such amount is to be paid to the Partnership or plus the AT&T Closing Adjustment if such amount is to be paid by the Partnership, in each case as the AT&T Closing Adjustment is estimated as of the Closing Date pursuant to Section 3.3 (the "AT&T Permitted Debt"). The Insight Contributed Assets will be contributed to the Partnership subject to debt in the amount of $537,572,000, minus the Insight Closing Adjustment if such amount is to be paid to the Partnership or plus the Insight Closing Adjustment if such amount is to be paid by the Partnership, in each case as the Insight Closing Adjustment is estimated as of the Closing Date
pursuant to Section 3.3 (the "Insight Permitted Debt").   The Insight Permitted
Debt will include, without limitation (i) the amount to be borrowed by Insight under its existing credit agreement and/or the New Credit Agreement to finance the purchase price payable by Insight under the Asset Purchase and Sale Agreement and (ii) the obligation of Insight Central Ohio to make payments to its preferred interest holder, Coaxial Central Ohio (the "Insight Central Ohio Component of the Insight Permitted Debt"), in an amount sufficient to enable Coaxial Central Ohio to pay (1) principal on its $140,000,000 10% Senior Notes due 2006 and (2) the accreted value on Coaxial LLC's $55,869,000 12 7/8% Senior Discount Notes due 2008 (collectively, the "Coaxial Central Ohio Debt").
Insight represents that it has delivered to AT&T (or will deliver by September 15, 2000) correct and complete copies of all documents evidencing the Coaxial Central Ohio Debt (other than the actual notes) and all other material documents related to the Coaxial Central Ohio Debt.

          (d) TCI LLC, Insight and Newco (or, if Newco is not formed, the Partnership) will use commercially reasonable efforts to enter into a credit agreement on commercially reasonable terms immediately prior to the Closing (the "New Credit Agreement"), pursuant to which (1) TCI LLC will refinance debt in an amount equal to all or a portion of the AT&T Permitted Debt and (2) Insight will refinance debt in an amount equal to all or a portion of the Insight Permitted Debt (including an amount sufficient to allow it to finance the purchase price payable by Insight under the Asset Purchase and Sale Agreement), other than the Insight Central Ohio Component of the Insight Permitted Debt and other than the indebtedness under the Revolving Credit Agreement dated as of October 7, 1998, as heretofore amended, among Insight Central Ohio and the lenders party thereto (the "Insight Central Ohio Credit Agreement") if Insight determines in its good faith discretion that refinancing the Insight Central Ohio Credit Agreement would be impracticable or unduly burdensome in light of applicable indenture restrictions, and (3) Newco (or if Newco is not formed, the Partnership or its subsidiaries) may refinance all or a portion of the indebtedness outstanding under the respective bank credit agreements of Indiana LLC and Insight Kentucky Partners I, L.P. (the "Existing Bank Debt"). Prior to Newco becoming the sole borrower under the New Credit Agreement, Insight shall be solely liable for the Insight Permitted Debt and the indebtedness incurred under the New Credit Agreement to refinance a portion of the Insight Permitted Debt and TCI LLC shall not be liable for the foregoing indebtedness. Prior to Newco becoming the sole borrower under the New Credit Agreement, TCI LLC shall be solely liable for the AT&T Permitted Debt and the indebtedness incurred under the New Credit Agreement to refinance the AT&T Permitted Debt and Insight shall not be liable for the foregoing indebtedness. It is currently anticipated that simultaneously with the Closing, Newco (or, if Newco is not formed, the Partnership or its subsidiaries) shall become the sole borrower(s) under the New Credit Agreement, and TCI LLC and Insight will be released from all of their obligations under the New Credit Agreement and the New Credit Agreement will thereafter be non-recourse to TCI LLC and Insight. It is also currently contemplated that the Partnership may enter into additional financing arrangements (e.g., a high yield debt offering) at the Closing to refinance any portion of the AT&T Permitted Debt and the Insight Permitted Debt and Existing Bank Debt to be refinanced in connection with the Closing that is not refinanced by the New Credit Agreement (the "Partnership High Yield Financing"). The New Credit Agreement, the Partnership High Yield Financing and all other arrangements and agreements related to the refinancing of the Permitted Debt and the financing structure of the Partnership and its subsidiaries as it will be put in place on the Closing Date, including, without limitation, the terms of the Insight Central Ohio Component of the Permitted Debt and the Insight Central Ohio Credit Agreement (if such agreement is not refinanced) and any refinancing of, or amendments to, the current debt of the Partnership and its subsidiaries, are referred to collectively herein as the "Partnership Financing Arrangements and Agreements." Insight shall negotiate the Partnership Financing Arrangements and Agreements on behalf of the Partnership; provided that TCI LLC's consent to the Partnership Financing Arrangements and Agreements, which consent shall not be unreasonably withheld, shall be required
(i) to the extent it would be required pursuant to the terms of Section 6.6(a) or any other provision of the Partnership Agreement (as in effect on the date of this Agreement), (ii) to the extent that any Partnership Financing Arrangement or Agreement would have adverse tax consequences to TCI LLC or its Affiliates or
(iii) to the extent that any Partnership Financing Arrangement or Agreement imposes any obligation on TCI LLC or its Affiliates (other than the Partnership or its subsidiaries), including liability for indebtedness. Without limiting the generality of the foregoing, if desired by Insight or TCI LLC to avoid any adverse tax consequences, the Partnership and/or its subsidiaries will enter into a "keepwell" agreement with Insight or Insight Communications Company, Inc. or TCI LLC or its Affiliates, as appropriate, on terms reasonably acceptable in either case to Insight and TCI LLC. Insight and TCI LLC acknowledge that any changes to the Partnership's financing structure after the Closing Date will not be subject to consent under this Agreement but will be subject to the provisions of the Partnership Agreement. Each of AT&T and Insight shall cause any Liens securing their debt that is refinanced pursuant to Section 3.2(d) to be released in connection with the refinancing of such debt.

     3.3  Closing Adjustments.  The adjustments provided for below in this
          -------------------
Section 3.3 shall be made as of Closing with respect to AT&T on the one hand and Insight and Insight Central Ohio on the other hand (the net amount of such adjustments being referred to herein as the "AT&T Closing Adjustment" as made with respect to AT&T and as the "Insight Closing Adjustment" as made with respect to Insight and Insight Central Ohio and as the "Closing Adjustments" as made with respect to either or both AT&T and Insight and Insight Central Ohio), with AT&T paying the Partnership or the Partnership paying AT&T, as the case may be, and with Insight paying the Partnership or the Partnership paying Insight, as the case may be; provided that, the Closing Adjustments as preliminarily determined as of the Closing Date will be paid through the adjustments described in Section 3.2. Subject to Section 3.3(j), the Insight Closing Adjustment shall be made in respect of each of the Insight Systems, the Exchange Systems and the Sale Systems.

          (a) Appropriate adjustments on a pro rata basis as of the Closing Time will be made with respect to each of the AT&T Systems and Insight Contributed Systems for all prepaid expenses other than inventory (but only to the extent the full benefit of such prepaid expenses will be realizable by the Partnership within 12 months after the Closing Date), accrued expenses (including real and personal property taxes), copyright fees and franchise or license fees or charges, prepaid income, subscriber prepayments and, subject to paragraph (e) below, accounts receivable related to such party's Cable Business (and, in the case of Insight, those related to the Exchange Systems and Sale Systems) to the extent specified in Section 3.3(e), all as determined in accordance with GAAP consistently applied and to reflect the principle that all expenses and income attributable to such party's Cable Business (and in the case of Insight attributable to the Exchange Systems and Sale Systems) for the period through and including the Closing Time are for the account of such party, and all expenses and income attributable to such party's Cable Business (and, in the case of Insight, attributable to the Exchange Systems and Sale Systems) for the period after the Closing Time are for the account of the Partnership.

          (b) All advance payments to, or funds of third parties on deposit with, AT&T, Insight or Insight Central Ohio as of the Closing Time and relating to AT&T's or Insight's Cable Business (and in the case of Insight relating to the Exchange Systems and Sale Systems), including advance payments and deposits (including any accrued interest on such deposits) by subscribers served by such party's Cable Business (and in the case of Insight by the Exchange Systems or Sale Systems) for converters, encoders, decoders, cable television service and related sales, shall be assumed by, and credited to the account of, the Partnership.

          (c) There shall be credited to the Partnership the economic value of all accrued vacation time that the Partnership credits after the Closing Time to the employees of Insight and AT&T that are hired by the Partnership pursuant to
Section 7.3(f) and the economic value of all accrued vacation time of the employees of Insight Central Ohio as of the Closing Time, where economic value is the amount equal to the cash compensation that would be payable to each such employee at his or her level of compensation on the Closing Date for a period equal to such employee's credited accrued vacation.

          (d) All deposits relating to the business and operations of each party's Systems (and in the case of Insight those relating to the Exchange Systems and Sale Systems) that are held by Third Parties as of the Closing Time for the account of such party or as security for such party's performance of its obligations, including deposits on leases and deposits for utilities, will be credited to the account of such party in their full amounts and will become the property of the Partnership; provided that no adjustment will be made for any deposits the full benefit of which for contractual or other reasons cannot be made available to the Partnership within 12 months following the Closing Time.

          (e) Neither AT&T nor Insight will receive credit for any (i) accounts receivable of their Cable Businesses resulting from cable television service or internet service sales any portion of which is 60 days or more past due as of the Closing Time, or (ii) accounts receivable from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Time. AT&T and Insight will receive credit for accounts receivable of their Cable Businesses resulting from cable television service or internet service sales the entire portion of which are 0-59 days past due as of the Closing Time in an amount equal to 99% of the face amount of such accounts receivable. For purposes of making "past due" calculations under the foregoing sentence, the billing statements of a System (including an Exchange System or Sale System) will be deemed to be due and payable on the first day of the period during which the service to which such billing statements relate is provided. AT&T and Insight will receive credit for advertising accounts receivable of their Cable Businesses as follows: (i) 100% of the face amount of the advertising accounts receivable which are outstanding 30 days or less from the invoice date, (ii) 95% of the face amount of all advertising accounts receivable which are outstanding more than 30 but fewer than 61 days from the invoice date,
(iii) 80% of the face amount of all advertising accounts receivable which are outstanding more than 60 but fewer than 91 days from the invoice date, and (iv) 50% of the face amount of all advertising accounts receivable which are outstanding more than 90 but fewer than 121 days from the invoice date. Neither AT&T nor Insight will receive credit for advertising accounts receivable of their Cable Businesses which are outstanding more than 120 days from the invoice date. Notwithstanding the foregoing, each of AT&T and Insight will receive credit for 100% of the face amount of advertising accounts receivable of their Cable Businesses from national and regional representation accounts, regardless of the age thereof.

          (f) Insight shall receive a credit equal to $17,500,000, which credit will be effected by a reduction in the Aggregate Gross Fair Market Value of the AT&T Assets, for aggregate capital expenditures made by Insight or Insight Central Ohio during the period from September 30, 1999 through the Closing Date relating to (i) upgrades and rebuilds of the Insight System plant capacity and associated items (including headend sites and headend equipment to expand channel capacity), and (ii) the launch of digital services for the Insight Systems, including the purchase of digital converters (but not including digital converters purchased in the ordinary course of business to replace lost, stolen or defective digital converters), the launch of telephony services and the launch of high speed data services, including the purchase of modems. To the extent Insight makes any upgrades to the Exchange Systems during the Interim Period pursuant to Section 7.24 of the Exchange Agreement, Insight shall receive a credit equal to the cost of such upgrades.

          (g) AT&T shall receive a credit, not to exceed $200,000, equal to the amount of capital expenditures by AT&T during the period from September 30, 1999 through the Closing Date relating to (i) upgrades and rebuilds of the Cayuga and Indianola AT&T Systems plant capacity and associated items (including headend sites and headend equipment to expand channel capacity), and (ii) the launch of digital services for the Cayuga and Indianola AT&T Systems, including the purchase of digital converters (but not including digital converters purchased in the ordinary course of business to replace lost, stolen or defective digital converters), the launch of telephony services, and the launch of high speed data services, including the purchase of modems.

          (h) Any amounts paid, or accrued as a current liability, prior to the Closing Time by AT&T or its Affiliates with respect to retroactive franchise fees in respect of the AT&T Systems, or by Insight or its Affiliates with respect to retroactive franchise fees in respect of the Insight Contributed Systems that have not been collected prior to the Closing Time will be credited to the account of AT&T or Insight, as applicable, in their full amounts to the extent that (i) such amounts can legally be passed through to and collected from subscribers of the AT&T Systems, the Insight Systems, the Exchange Systems or the Sale Systems, as applicable, after Closing, and (ii) no agreement has been entered into prohibiting the collection of such amounts, with such amounts upon collection being assets of the Partnership.

          (i) The adjustments provided for in this Section 3.3 will be made without duplication. In addition, none of the adjustments provided for in this
Section 3.3 will be made with respect to any Excluded Asset or with respect to any item of income or expense related to an Excluded Asset.

          (j) The parties presently intend that the adjustments made in respect of the Exchange Systems (if the Exchange Agreement closes contemporaneously with this Agreement) pursuant to Section 3 of the Exchange Agreement and of the Sale Systems pursuant to Section 3 of the Sale Agreement will be made between AT&T and the Partnership directly without the necessity of Insight making any duplicating adjustments with the Partnership pursuant to Section 3 of this Agreement. If for any reason Insight and AT&T determine that the foregoing procedure may have adverse tax or other consequences to Insight, AT&T or the Partnership, Insight and AT&T will cooperate in all reasonable respects to give effect to the adjustments contemplated with respect to the Exchange Systems and the Sale Systems in a manner that preserves the benefit of the economic bargain between Insight and AT&T and avoids any such adverse consequences, provided that to the extent Insight would be required to make any payment to the Partnership (or decrease the amount of Insight Permitted Debt) in respect of any such duplicating adjustments, Insight shall not be required to make such payment (or give effect to any such decrease) until it receives a payment from

AT&T pursuant to the Exchange Agreement or the Sale Agreement, as applicable, in the amount of such payment or decrease. Notwithstanding the foregoing, for purposes of making the calculations specified in Section 3.3, the Insight Closing Adjustment will include the adjustments in respect of the Exchange Systems and the Sale Systems in accordance with the following: (i) the Insight Closing Adjustment with respect to the Sale Systems will duplicate the adjustments made in respect of the Sale Systems pursuant to Section 3.1 of the Sale Agreement, (ii) if the Exchange Agreement closes contemporaneously with this Agreement, the Insight Closing Adjustment with respect to the Exchange Systems will duplicate the adjustments made in respect of the Exchange Systems pursuant to Section 3.2 of the Exchange Agreement, and (iii) if the Exchange Agreement closes prior to this Agreement, the Insight Closing Adjustment with respect to the Exchange Systems will duplicate the adjustments made in respect of the Exchange Systems pursuant to Section 3.2 of the Exchange Agreement, with appropriate adjustments thereto to take into account the Interim Period.

     3.4  Calculation of Adjustments.
          --------------------------

          (a) Each of AT&T and Insight will estimate in good faith the Closing Adjustments with respect to its Systems and in the case of Insight, with respect to the Exchange Systems and Sale Systems (subject to Section 3.3(j) and provided that Insight's Closing Adjustments with respect to the Exchange Systems (if the Exchange Agreement closes contemporaneously with this Agreement) and the Sale Systems will be based solely on the certificates provided by AT&T under the Exchange Agreement and the Sale Agreement), and set forth the same, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by an authorized representative of such party and delivered to the other party at least 10 Business Days prior to the Closing. Each Initial Adjustment Certificate will be accompanied by appropriate supporting documentation, including an accounts receivable detail with relevant aging information as of the Closing Time, in summary form, supporting the determination of the Closing Adjustment proposed in such certificate. Following receipt of such Initial Adjustment Certificate, the recipient shall have five Business Days to review such schedule and supporting information and to notify the preparer of such Initial Adjustment Certificate of any disagreements with the preparer's estimates of its Closing Adjustment. If the recipient provides a notice of disagreement with the preparer's estimates of such amounts within such five Business Day period, AT&T and Insight shall negotiate in good faith to resolve any such dispute and to reach an agreement prior to the Closing on such estimated amounts as of the Closing Time. The estimates so agreed upon by AT&T and Insight or (if the parties do not reach such an agreement on such estimated amounts set forth in the Initial Adjustments Certificate prior to the Closing Date or if the recipient fails to provide a notice of disagreement with the preparer's estimates of such amounts within the time provided) the estimates of such Closing Adjustments set forth in the Initial Adjustments Certificate shall be the basis for determining Aggregate Gross Fair Market Value and Permitted Debt pursuant to Section 3.2. All disagreements that may exist with respect to the Initial Adjustment Certificate shall be resolved in connection with the preparation of the Final Adjustment Certificate pursuant to paragraph (b) below.

          (b) Within 90 days after the Closing, each of AT&T and Insight will deliver to the other a certificate (the "Final Adjustment Certificate") showing in full detail its final determination of the Closing Adjustment with respect to its Systems and in the case of Insight, with respect to the Exchange Systems and Sale Systems (subject to Section 3.3(j) and provided that Insight's Closing Adjustments with respect to the Exchange Systems (if the Exchange Agreement closes contemporaneously with this Agreement) and Sale Systems will be based solely on the certificates provided by AT&T under the Exchange Agreement and the Sale Agreement), which certificate will be accompanied by appropriate documentation supporting the amounts proposed in such certificate, including an accounts receivable detail with relevant aging information as of the Closing Time, and which will be executed by an officer of such party. Each recipient party will review the other's Final Adjustment Certificate and will give written notice to the preparing party of any objections it has to the calculations shown in such certificate within 30 days after its receipt thereof. AT&T and Insight will endeavor in good faith to resolve any such objections within 30 days after the receipt by the parties of each other's objections. If any objections or disputes have not been resolved at the end of such 30-day period, the disputed portions of the Closing Adjustments will be determined within the following 30 days by a partner in a major accounting firm with substantial cable television audit experience which is not the auditor of either Insight or AT&T (or any Affiliate of either of them) and the determination of such auditor will be final and will be binding upon all parties. If Insight and AT&T cannot agree with respect to the selection of an auditor, Insight and AT&T will each select an auditor and those two auditors will select a third auditor whose determination will be final and will be binding upon all parties. Insight and AT&T will bear equally the expenses arising in connection with an auditor's determination of disputed amounts, and payment of the final amounts due under Section 3.3 (after taking into account any amounts included in the calculation of Aggregate Gross Fair Market Value and Permitted Debt pursuant to Section 3.2) will be made by the party responsible therefor to the party to whom such payment is required to be made pursuant to this Agreement in immediately available funds within 15 Business Days after the final determination is made.

          (c) Each of Insight and AT&T will provide to the other reasonable access to all records in its possession which were used in the preparation of its Initial Adjustment Certificate and Final Adjustment Certificate and as may be necessary in the preparation of the other party's Initial Adjustment Certificate and Final Adjustment Certificate.

SECTION 4. ASSUMED LIABILITIES AND EXCLUDED ASSETS

     4.1  Assumed Obligations and Liabilities.  As of the Closing, the
          -----------------------------------
Partnership will assume and after the Closing, the Partnership will pay, discharge and perform the following (the "Assumed Obligations and Liabilities"):
(a) those obligations and liabilities accruing and relating to periods after the Closing Time under or with respect to the Assets, Exchange Assets and Sale Assets; (b) those obligations and liabilities of AT&T, Insight and Insight Central Ohio to customers of their respective Cable Businesses and to customers of the Exchange Systems and Sale Systems for (i) subscriber deposits related to the Systems, Exchange Systems and Sale Systems held by AT&T, Insight, or Insight Central Ohio as of the Closing Time in the amount credited to the Partnership under Section 3.3 and (ii) customer, advertising and other advance payments held by AT&T, Insight or Insight Central Ohio as of the Closing Time in the amount credited to the Partnership under Section 3.3; (c) all obligations and liabilities accruing and relating to the Cable Businesses, the Exchange Systems and the Sale Systems prior to the Closing Time in respect of which the Partnership received a credit pursuant to Section 3.3; (d) the AT&T Permitted Debt and the Insight Permitted Debt (including the Insight Central Ohio Component of the Insight Permitted Debt and the Insight Central Ohio Credit Agreement if such agreement is not refinanced) to the extent related to the period from and after the Closing Time; and (e) all other obligations and liabilities accruing and relating to periods after the Closing Time and arising out of the ownership of the Assets, Exchange Assets or Sale Assets or operation of the Systems, Exchange Systems or Sale Systems after the Closing Time, except to the extent that such obligations or liabilities relate to any AT&T Excluded Asset or Insight Excluded Asset. All obligations and liabilities, contingent, fixed or otherwise, arising out of or relating to the Assets or the Systems other than the Assumed Obligations and Liabilities will remain and be the obligations and liabilities solely of AT&T or Insight, as the case may be, including any obligation, liability or claim relating to or arising pursuant to
(x) rate refunds to subscribers of their Systems with respect to rates charged to such subscribers during periods through and including the Closing Time, (y) litigation commenced prior to, or related to an event occurring at any time prior to the Closing Time (including in the case of Insight, litigation against Holdings (Central Ohio) or Insight Central Ohio) or (z) any AT&T Excluded Asset or Insight Excluded Asset, including the Social Contract released on August 3, 1995 (FCC 95-335) between Continental Cablevision and the FCC, as amended by the Social Contract Amendment released on August 23, 1996 (FCC 96-358) (the "MediaOne Social Contract"), the Time Warner Social Contract, and, subject to
Section 7.17, the pending Settlement Agreement and Release that relates to certain of the AT&T Systems with respect to late fees charged by them, a copy of which, in the form submitted to the courts, has been provided to Insight by AT&T (the "AT&T Late Fee Settlement").

     The parties acknowledge that while the Partnership will acquire ownership of Holdings (Central Ohio) and Insight Central Ohio and therefore, certain liabilities and obligations may remain in Holdings (Central Ohio) and Insight Central Ohio as a matter of law that are not Assumed Obligations and Liabilities, the parties intend that as between Insight and the Partnership and its Affiliates, the Partnership and its Affiliates will only be responsible for those liabilities and obligations for which it would have been responsible if the Partnership did not acquire ownership of such entities and instead acquired direct ownership of the Insight Central Ohio Assets in the same manner and on equivalent terms and conditions as it is acquiring the other Insight Assets. Without limiting the foregoing, Insight will be responsible for all obligations and liabilities, contingent, fixed or otherwise, of Holdings (Central Ohio) and Insight Central Ohio that are not included in the definition of Assumed Obligations and Liabilities.

     4.2  AT&T Excluded Assets. "AT&T Excluded Assets" means all:  (a)
          --------------------
programming (including music programming and cable guide Contracts) and retransmission consent Contracts of AT&T other than those listed on SCHEDULE
1.12 (AT&T System Contracts) and those hereafter designated by AT&T as being included in the AT&T Assets by written notice to Insight given on or before September 15, 2000, it being agreed that leased channel access agreements are not programming agreements for purposes of this Section 4.2; (b) AT&T Plans; (c) insurance policies of AT&T and rights and claims thereunder (except as otherwise provided in Section 12.16); (d) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of AT&T; (e) cash and cash equivalents and notes receivable of AT&T; (f) AT&T's trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 7.10;
(g) subscriber billing Contracts and related leased equipment and software of AT&T, subject to Section 7.11; (h) all contracts and related accounts receivable for providing DMX service to commercial accounts via direct broadcast satellite;
(i) all AT&T System Contracts relating to national advertising sales representation, including any Contracts with National Cable Communications or Cable Networks, Inc.; (j) all agreements pursuant to which AT&T has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any AT&T Asset, other than agreements evidencing AT&T Permitted Debt and the New Credit Agreement; (k) any claims, rights or choses in action of AT&T related to the period prior to the Closing Time (other than customer and advertising accounts receivable), including, without limitation, any Litigation and the proceeds thereof and any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or payments of any nature for the periods prior to the Closing Time, including copyright fees; (l) any books and records that AT&T is required by any Legal Requirement to retain and any books of account, tax reports and returns and the like related to the AT&T Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years (and six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) from the Closing Date upon reasonable request; (m) AT&T's corporate minute books, partnership and limited liability company records and other books and records related to internal matters and financial relationships with AT&T's lenders and affiliates; (n) any employment, union, collective bargaining, compensation, bonus, deferred compensation, consulting, agency or management agreements of AT&T; (o) all documents, reports and records relating to the employees of the AT&T Systems; provided that copies of such books and records will be made available to the Partnership for a period of three years from the Closing Date upon reasonable request by the Partnership accompanied by a waiver and release from the employee whose records are sought in form and substance reasonably satisfactory to AT&T; (p) any agreement, right, asset or property owned, leased or held by AT&T that is not used or held for use in connection with the operation of the AT&T Systems; (q) AT&T's rights under the @Home Distribution Agreement (as defined in the Partnership Agreement), it being agreed that the parties' rights and obligations with respect thereto shall be as specified in the Partnership Agreement; (r) all obligations under the Media One Social Contract and the Time Warner Social Contract, and (s) rights, assets and properties described on SCHEDULE 4.2.

     4.3  Insight Excluded Assets.  "Insight Excluded Assets" means all: (a)
          -----------------------
programming (including music programming and cable guide Contracts) and retransmission consent Contracts of Insight and Insight Central Ohio other than those listed on Schedule 1.48 (Insight System Contracts) and those hereafter designated by Insight as being included in the Insight Assets by written notice to AT&T given on or before September 15, 2000, it being agreed that leased channel access agreements are not programming agreements for purposes of this Section 4.3; (b) Insight Plans; (c) insurance policies of Insight and Insight Central Ohio and rights and claims thereunder (except as otherwise provided in Section 12.16); (d) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Insight and Insight Central Ohio; (e) cash and cash equivalents and notes receivable of Insight and Insight Central Ohio;
(f) Insight's and Insight Central Ohio's trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 7.10;
(g) subscriber billing Contracts and related leased equipment and software of Insight and Insight Central Ohio, subject to Section 7.11; (h) all Insight System Contracts relating to national advertising sales representation; (i) all agreements pursuant to which Insight, Holdings (Central Ohio) or Insight Central Ohio has created, incurred, assumed or guaranteed indebtedness for borrowed money or under which any Lien securing such indebtedness has been or may be imposed on any Insight Asset or Exchange Asset, other than agreements evidencing Insight Permitted Debt and the New Credit Agreement; (j) any claims, rights or choses in action of Insight and Insight Central Ohio related to the period prior to the Closing Time (other than customer and advertising accounts receivable), including, without limitation, any Litigation and the proceeds thereof and any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or payments of any nature for the periods prior to the Closing Time, including copyright fees; (k) any books and records that Insight is required by any Legal Requirement to retain and any books of account, tax reports and returns and the like related to the Insight Systems (other than the Insight Central Ohio Systems); provided that copies of such books and records will be made available to the Partnership for a period of three years (and six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) from the Closing Date upon reasonable request;
(l) Insight's partnership record books and other books and records related to internal partnership matters and financial relationships with Insight's lenders and affiliates; (m) any employment, union, collective bargaining, compensation, bonus, deferred compensation, consulting, agency or management agreements of Insight, Holdings (Central Ohio) or Insight Central Ohio; (n) all documents, reports and records relating to the employees of the Insight Systems (other than the Insight Central Ohio Systems) or the Exchange Systems, with respect to the Interim Period; provided that copies of such books and records will be made available to the Partnership for a period of three years from the Closing Date upon reasonable request accompanied by a waiver and release from the employee whose records are sought in form and substance reasonably satisfactory to Insight; (o) any agreement, right, asset or property owned, leased or held by Insight, Holdings (Central Ohio) or Insight Central Ohio that is not used or held for use in connection with the operation of the Insight Systems, Exchange Systems or Sale Systems; (p) the At Home Network Distribution Agreement dated May 1, 1998 between At Home Corporation and Insight; and (q) rights, assets and properties described on Schedule 4.3. The parties recognize that certain of the foregoing Excluded Assets may need to remain in Insight Central Ohio due to contractual restrictions, Legal Requirements, operational considerations, or other considerations and will negotiate in good faith to reach agreement prior to Closing regarding which of such Excluded

Assets, if any, will remain in Insight Central Ohio, it being agreed that any of such assets that remain in Insight Central Ohio are included in the definition of Insight Assets. To the extent any Insight Central Ohio Assets are determined in accordance with the preceding sentence to be Excluded Assets, Insight will use commercially reasonable efforts to terminate any such Excluded Assets or transfer them to Insight on or before the Closing and Insight shall indemnify and hold the Partnership and its subsidiaries harmless from any Losses associated therewith. If Insight and TCI LLC mutually determine that cash, cash equivalents, proceeds or refunds need to remain in Insight Central Ohio, Insight will get credit in computing the Insight Closing Adjustment for any cash, cash equivalents, proceeds or refunds that remain in Insight Central Ohio.

SECTION 5.  INSIGHT'S REPRESENTATIONS AND WARRANTIES

     Insight represents and warrants to AT&T and the Partnership as of the date of this Agreement (or, if a different date is specified in this Section 5 or in Insight's Schedules, as of such specified date) as follows, it being understood that the representations and warranties in Sections 5.1, 5.2 and 5.3 assume that the Exchange Agreement and Sale Agreement will be consummated in accordance with their respective terms prior to the Closing hereunder and Insight makes no representation or warranty with respect to any of the Exchange Systems, Sale Systems, Exchange Assets or Sale Assets unless expressly indicated.

     5.1  Organization and Qualification of Insight.  Insight is a limited
          -----------------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; Insight Central Ohio is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; Holdings (Central Ohio) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; and each of Insight, Insight Central Ohio, and Holdings (Central Ohio) has all requisite partnership or limited liability company power, as applicable, and authority to own, lease and use the Insight Assets, the Central Ohio Common Interests and to conduct Insight's Cable Business as it is currently conducted. Insight, Insight Central Ohio and Holdings (Central Ohio) are duly qualified to do business and are in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the Insight Assets or the Central Ohio Common Interests or the nature of their activities in connection with the Insight Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of Insight's Cable Business, the Insight Assets, the Central Ohio Common Interests or the Insight Systems or on the ability of Insight to perform its obligations under this Agreement. Insight's U.S. taxpayer identification number is 133290944. Insight Central Ohio's taxpayer identification number is 13-4017803. Holdings (Central
Ohio)'s U.S. taxpayer identification number is 13-4017801.

     5.2  Authority and Validity.  Insight has all requisite partnership power
          ----------------------
and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which Insight is a party. The execution and delivery by Insight, the performance by Insight under, and the consummation by

Insight of the transactions contemplated by, this Agreement and the Transaction Documents to which Insight is a party have been duly and validly authorized by all required partnership action by or on behalf of Insight. This Agreement has been, and when executed and delivered by Insight the Transaction Documents will be, duly and validly executed and delivered by Insight and the valid and binding obligations of Insight, enforceable against Insight in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     5.3  No Conflict; Required Consents.  Except for, and subject to receipt of
          ------------------------------
the Insight Required Consents, all of which are listed on Schedule 5.3, the AT&T Required Consents, all consents, authorizations and approvals required for Insight to transfer the Exchange Assets and Sale Assets to the Partnership and the notification and expiration or earlier termination of the waiting period under the HSR Act and except as otherwise disclosed on Schedule 5.3, the execution and delivery by Insight, the performance of Insight under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which Insight is a party do not and will not: (a) conflict with or violate any provision of its agreement of limited partnership or the operating agreements of Holdings (Central Ohio) and Insight Central Ohio;
(b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or
(d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Insight, Holdings (Central Ohio) or Insight Central Ohio under, (iv) result in the creation or imposition of any Lien under any Insight System Franchise, Insight System License or any Insight System Contract or other instrument evidencing any of the Insight Assets or the Central Ohio Common Interests or by which Insight, Insight Central Ohio or Holdings (Central Ohio)or any of their respective assets is bound or affected, except for purposes of clauses (c) and
(d) such consents, approvals, authorizations and filings that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any Insight Asset, the Central Ohio Common Interests, any Insight System, Insight's Cable Business or on the ability of Insight to perform its obligations under this Agreement or the Transaction Documents to which Insight is a party.

     5.4  Assets.
          ------

          (a) Insight or Insight Central Ohio, as applicable, has good and valid title to (or, in the case of Assets that are leased, valid leasehold interests in) the Insight Assets (other than Insight Owned Property, Insight Leased Property and Insight Other Real Property Interests, as to which representations and warranties in Section 5.6 apply). The Insight Assets are free and clear of all Liens, except (i) Permitted Liens and (ii) Liens described on Schedule 5.4, all of which Liens on Schedule 5.4 (other than Permitted Liens) will be terminated, released or, in the case of the rights of first refusal listed on SCHEDULE 5.4, waived, as appropriate, at or prior to the Closing. The Insight Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

          (b) Except for items included in the Insight Excluded Assets, the Insight Assets constitute all the assets necessary to permit the Partnership to conduct Insight's Cable Business and to operate the Insight Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, Insight System Contracts, Insight System Licenses and Insight System Franchises and to perform all of the Assumed Obligations and Liabilities as they relate to the Insight Systems.

          (c) Except as described on SCHEDULE 5.4, as of the date of this Agreement, (i) the Insight Systems do not offer telephony, high speed data or internet access services and (ii) the Insight Systems do not have any digital transport arrangement (e.g., HITS).
                       ----

     5.5  Insight System Franchises, Insight System Licenses, Insight System
          ------------------------------------------------------------------
Contracts and Insight Other Real Property Interests.
---------------------------------------------------

          (a) Except pursuant to the agreements referenced on Schedules 1.43 (Insight Leased Property), 1.45 (Insight Other Real Property Interests), 1.48 (Insight System Contracts), 1.49 (Insight System Franchises) and 1.50 (Insight System Licenses), or as described on Schedule 4.3 (Insight Excluded Assets) or otherwise included in the definition of Insight Excluded Assets, as of the date of this Agreement, neither Insight nor Insight Central Ohio is bound or affected by any of the following that relate primarily or in whole to Insight's Cable
Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements, rights of access, underground conduit agreements, crossing agreements or other interests in real property; (v) pole line or attachment agreements;
(vi) agreements pursuant to which the Insight Systems receive or provide advertising sales representation services; (vii) agreements pursuant to which an Insight System has constructed or agreed to construct for third parties an institutional network or otherwise provides to third parties telecommunications services other than one-way video; (viii) agreements pursuant to which any bandwidth capacity of the Insight Systems is leased or otherwise made available to any Third Party or any Affiliate of Insight; (ix) construction and development agreements (other than installation agreements where services are provided in the ordinary course of business on an as-needed basis); (x) agreements evidencing (other than the actual notes), and other material agreements related to, the Coaxial Central Ohio Debt and the Insight Central Ohio Credit Agreement and all agreements related to the management of the Insight Central Ohio Assets, or the relationship between Insight or any of its Affiliates on the one hand, and any of the following Persons on the other hand with respect to the ownership, management, goverance or operation of Insight Central Ohio and Holdings (Central Ohio) or the Coaxial Central Ohio Debt or the Insight Central Ohio Credit Agreement: Coaxial Central Ohio, any of the direct or indirect owners of Coaxial Central Ohio, Coaxial Financing Corp., Phoenix Associates or any of the direct or indirect owners of Phoenix Associates; or (xi) Contracts relating to the operation of Insight's Cable Business other than those described in any other clause of this Section which contemplate payments by or to Insight or Insight Central Ohio in any 12-month period exceeding $25,000 individually or $150,000 in the aggregate or that have a remaining term of two years or more as of the Closing Date; provided that multiple dwelling unit agreements, including bulk-billed agreements and commercial service agreements, are not required to be listed. Except as described on the Schedules to this Agreement, no Affiliate of Insight is a party to any documents listed on such Schedules.

          (b) Complete and correct copies of the Insight System Franchises and Insight System Licenses have been delivered by Insight to AT&T or will be delivered by Insight to AT&T by September 15, 2000. Except as set forth on
Schedule 1.49 (Insight System Franchises), the Insight System Franchises contain all of the commitments and obligations of Insight or Insight Central Ohio to the applicable Governmental Authority granting such Franchises with respect to the construction, ownership and operation of the Insight Systems. The Insight System Franchises and Insight System Licenses are currently in full force and effect and are valid and enforceable under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or, to Insight's Knowledge, investigation, pending or to Insight's Knowledge threatened, to terminate, suspend or modify any Insight System Franchise or any Insight System License and, except as set forth on Schedule 1.49 (Insight System Franchises), Insight and Insight Central Ohio are in material compliance with the terms and conditions of all the Insight System Franchises and Insight System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the Insight System Franchises and Insight System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. All areas served by the Insight Systems are served pursuant to one of the Insight System Franchises except as set forth on Schedule 1.49 (Insight System Franchises).

          (c) Complete and correct copies of all Insight System Contracts required to be listed on Insight's Schedules (including all Contracts relating to Leased Property and Other Real Property Interests described on Schedules 1.43 and 1.45) have been provided to AT&T or will be provided to AT&T by September 15, 2000. Such documents constitute the entire agreement with the other party. Each such Insight System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of Insight or Insight Central Ohio and Insight or Insight Central Ohio is not and to Insight's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder. Insight also has provided to AT&T or will provide to AT&T by September 15, 2000, a complete and correct list of all bulk-billed accounts and commercial service accounts of the Insight Systems as of the date of this Agreement.

     5.6  Real Property.  As of the date of this Agreement, all Insight Assets
          -------------
consisting of Insight Owned Property, Insight Leased Property and material Insight Other Real Property Interests are described on Schedules 1.43 (Insight Leased Property), 1.45 (Insight Other Real Property Interests) and 1.46 (Insight Owned Property). Except as otherwise disclosed on Schedule 1.46 (Insight Owned Property), Insight or Insight Central Ohio holds title to the Insight Owned Property free and clear of all Liens except (a) Permitted Liens and (b) Liens described on Schedule 5.4 (all of which Liens on Schedule 5.4 (other than Permitted Liens) will be terminated, released or, in the case of the rights of first refusal listed on Schedule 5.4, waived, as appropriate, at or prior to the Closing), and has the valid and enforceable right to use and possess such Insight Owned Property, subject only to the above-referenced Liens. Except as otherwise disclosed on Schedules 1.43 (Insight Leased Property) or 1.45 (Insight Other Real Property Interests), Insight or Insight Central Ohio has valid and enforceable leasehold interests in all Insight Leased Property and, with respect to Insight Other Real Property Interests, has valid and enforceable rights to use such Insight Other Real Property Interests, subject only to the above-referenced Liens. Except for ordinary wear and tear and routine repairs and except as disclosed on Schedules
1.43 (Insight Leased Property) or 1.46 (Insight Owned Property), as applicable, all of the material improvements, leasehold improvements and the premises of the Insight Owned Property and the premises demised under the leases and other documents evidencing the Insight Leased Property are in good condition and repair and are suitable for the purposes used. Unless otherwise disclosed on Schedules 1.43 (Insight Leased Property) or 1.46 (Insight Owned Property), as applicable, each parcel of Insight Owned Property and each parcel of Insight Leased Property and any improvements thereon and their current use (x) has access to and over public streets or private streets for which Insight or Insight Central Ohio has a valid right of ingress and egress, (y) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (z) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on the Insight Assets, the Central Ohio Common Interests or Insight's Cable Business and except as disclosed on Schedules 1.43 (Insight Leased Property) and 1.46 (Insight Owned Property), as applicable, all buildings, towers, guy wires and anchors, headend equipment, earth-receiving dishes and related facilities used in the operations of the Insight Systems are located entirely on Insight Owned Property or Insight Leased Property or other real property in which Insight or Insight Central Ohio has an Insight Other Real Property Interest and are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

     5.7  Environmental.
          -------------

          (a) To Insight's Knowledge, except as disclosed on Schedule 5.7, the Insight Owned Property and Insight Leased Property comply in all material respects with and have previously been operated in compliance in all material respects with all Environmental Laws. Neither Insight nor Insight Central Ohio has, either directly or indirectly (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any Insight Owned Property or Insight Leased Property, (ii) transported any Hazardous Substances to or from any Insight Owned Property or Insight Leased Property or
(iii) undertaken or caused to be undertaken any other activities relating to the Insight Owned Property or Insight Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to Insight's Knowledge, no other present or previous owner, tenant, occupant or user of any Insight Owned Property or Insight Leased Property or any other Person has committed or suffered any of the foregoing. To Insight's Knowledge, no release of Hazardous Substances outside the Insight Owned Property or Insight Leased Property has entered or threatens to enter any Insight Owned Property or Insight Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any Insight Owned Property or Insight Leased Property. No Litigation based on Environmental Laws which relates to any Insight Owned Property or Insight Leased Property or any operations or conditions on it (1) has been asserted or conducted in the past with respect to, or is currently pending against, Insight or Insight Central Ohio or, to Insight's Knowledge, any other Person or (2) to Insight's Knowledge, is threatened or contemplated.

          (b) To Insight's Knowledge, except as disclosed on Schedule 5.7 (i) no aboveground or underground storage tanks are currently or have been located on any Insight Owned Property or Insight Leased Property, (ii) no Insight Owned Property or Insight Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any Insight Owned Property or Insight Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

          (c) Insight has provided AT&T or will provide AT&T by September 15, 2000, with complete and correct copies of (i) all studies, reports, surveys or other written materials in Insight's or Insight Central Ohio's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Insight Owned Property or Insight Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in Insight's or Insight Central Ohio's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Insight Owned Property or Insight Leased Property or activities at the Insight Owned Property or Insight Leased Property and (iii) all materials in Insight's or Insight Central Ohio's possession relating to any Litigation or allegation by any private third party concerning any Environmental Law.

     5.8  Compliance with Legal Requirements.
          ----------------------------------

          (a) The ownership, leasing and use of the Insight Assets and Central Ohio Common Interests as they are currently owned, leased and used and the conduct of Insight's Cable Business and the operation of the Insight Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Sections 5.7, 5.8(d) and 5.13, as to which the representations and warranties set forth in those subsections shall apply), including (i) the Communications Act, (ii) Section 111 of the U.S. Copyright Act of 1976, and the U.S. Copyright Office rules and regulations promulgated thereunder (the "Copyright Act") and (iii) all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Insight Assets, the Insight Systems and Insight's Cable Business. None of Insight, Insight Central Ohio or Holdings (Central

Ohio) has received any written notice of any violation by Insight, Insight Central Ohio or Holdings (Central Ohio)or Insight's Cable Business of any Legal Requirement (in the case of Insight and Insight Central Ohio applicable to the operation of Insight's Cable Business as currently conducted, or the Insight Systems as currently operated) and to Insight's Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for a finding by any Governmental Authority of any such violation.

          (b) Except as set forth in Schedule 5.8, a valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all Insight System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

          (c) Except as set forth in Schedule 5.8, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (1) challenging the right of the Insight Systems to carry any television broadcast station or deliver the same or
(2) claiming that any Insight System has failed to carry a television broadcast station required to be carried pursuant to the Communications Act or has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Communications Act; (ii) all necessary Federal Aviation Administration ("FAA") approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Insight Systems and such towers are being operated in compliance in all material respects with applicable FCC and FAA rules; and (iii) neither Insight nor Insight Central Ohio has received any written notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and neither of Insight nor Insight Central Ohio has agreed with any Governmental Authority to establish customer service standards that exceed the FCC standards promulgated pursuant to the 1992 Cable Act except as set forth in the Insight System Franchises.

          (d) Notwithstanding the foregoing, to Insight's Knowledge, each Insight System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the rates and other fees charged to subscribers of Insight's Cable Business. Insight and Insight Central Ohio have used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, to the extent such rates are or were subject to regulation at such time by any Governmental Authority, including any local franchising authority and/or the FCC. Notwithstanding the foregoing, Insight makes no representation or warranty that any of its or Insight Central Ohio's rates that are not subject to rate regulation would be allowable if such rates were subject to regulation and makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the Closing Date. Insight has delivered to AT&T or will deliver to AT&T by September 15, 2000, complete and correct copies of all FCC Forms and other information reasonably requested by AT&T relating to rate regulation generally or specific rates charged to subscribers with respect to the Insight Systems.

Except as set forth on Schedule 5.8, neither Insight nor Insight Central Ohio has made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Insight Systems (a "Cost of Service Election"). Neither Insight nor Insight Central Ohio has entered into or is subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the Insight Systems or is currently negotiating or anticipating entering into or being subject to the same. Except as otherwise described on SCHEDULE 5.8, as of the date of this Agreement, (i) to the Knowledge of Insight there are no outstanding or unresolved proceedings or investigations (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the Insight Systems can charge (whether for programming, equipment, installation, service or otherwise), (ii) no cable television system included in the Insight Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that it may charge (whether for programming, equipment, installation, service, or otherwise), (iii) no local franchising authority has been certified by the FCC as a rate regulating authority with respect to any of the Insight Systems and
(iv) there is no unresolved complaint pending with respect to the CPST tier of any Insight System and no rate order with respect to the Insight Systems that is being appealed.

     5.9  Patents, Trademarks and Copyrights.  Insight or Insight Central Ohio
          ----------------------------------
have deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and have paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Insight Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. To Insight's Knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by Insight or Insight Central Ohio with respect to the Insight Systems. Insight has delivered to AT&T or will deliver to AT&T by September 15, 2000, complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to Insight's Cable Business. Neither Insight nor Insight Central Ohio possesses any patent, patent right, trademark or copyright related to or material to the operation of the Insight Systems and neither Insight nor Insight Central Ohio is a party to any license or royalty agreement with respect to any such patent, patent right, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act applicable to cable television systems generally. The Insight Systems and Insight's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

     5.10 Financial Statements; Undisclosed Liabilities; Absence of Certain
          -----------------------------------------------------------------
Changes or Events. Insight has delivered to AT&T complete and correct copies of
-----------------
an unaudited statement of assets and liabilities for each Insight System as of March 31, 2000 and an unaudited income and expense summary statement for each Insight System for the year ended December 31, 1999 and the three-month period ended March 31, 2000 (with the following exceptions: (i) for the Scottsburg, Indiana

Insight System, the 1999 income and expense summary statement is for the period commencing on March 22, 1999 (the date of acquisition) and ending December 31, 1999, (ii) for the Portland, Indiana Insight System, the 1999 income and expense summary statement is for the period commencing on March 31, 1999 (the date of acquisition) and ending December 31,1999, and (iii) there are no financial statements for the Campbellsburg and Medora, Indiana Insight Systems (approximately 700 subscribers)), including all notes and schedules thereto, if any (all of such financial statements and notes being hereinafter referred to as "Insight's Financial Statements"). Insight's Financial Statements are in accordance with the books and records of Insight or Insight Central Ohio, as applicable, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and, except as may be described therein, present fairly the financial condition of the Insight Systems at the dates and for the periods indicated, subject only to standard year-end adjustments and the omission of footnotes. The unaudited statements of assets and liabilities of the Insight Systems as of March 31, 2000 are herein called the "Insight Balance Sheets." At the date of the Insight Balance Sheets, neither Insight with respect to the Insight Systems, nor Insight Central Ohio had any material liabilities required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the Insight Balance Sheets, other than liabilities as set forth on Schedule 5.10. Except as set forth on Schedule 5.10, since the date of the Insight Balance Sheets through the date of this Agreement:
(x) neither Insight nor Insight Central Ohio has incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to Insight's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of Insight or Insight Central Ohio or the results of operations of Insight's Cable Business; (y) there has been no material adverse change in the Insight Assets comprising any Insight System, the Central Ohio Common Interests or in the business, condition, financial or otherwise, or liabilities of Insight's Cable Business or any Insight System and, to Insight's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (z) Insight's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact of general economic conditions (including changes in capital and financial markets), governmental legislation and regulations and other events which affect the cable industry as a whole in the States of Georgia, Illinois, Indiana or Ohio or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of Insight's Cable Business or any Insight System or the Insight Assets. Except as disclosed on Schedule 5.10, Holdings (Central
Ohio) does not have any liabilities.

     5.11 Litigation.  Except as set forth in Schedule 5.11: (a) there is no
          ----------
Litigation pending or, to Insight's Knowledge, threatened, and, to Insight's Knowledge, there is no investigation pending or threatened, by or before any Governmental Authority or private arbitration tribunal against Insight, Insight Central Ohio or Holdings (Central Ohio) which, if adversely determined, would materially adversely affect the financial condition or operations of Insight's Cable Business, Insight Systems, the Insight Assets, the Central Ohio Common Interests or the ability of Insight to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the Insight System

Franchises, Insight System Licenses, Insight System Contracts or leases or other documents evidencing the Insight Leased Property or the Insight Other Real Property Interests; and (b) there is not in existence any Judgment requiring Insight, Insight Central Ohio or Holdings (Central Ohio) to take any action of any kind with respect to the Insight Assets, the Central Ohio Common Interests or the operation of the Insight Systems, or to which Insight (with respect to the Insight Systems), Insight Central Ohio or Holdings (Central Ohio), the Insight Systems or the Insight Assets are subject or by which they are bound or affected.

     5.12 Tax Returns; Other Reports.  Insight, Insight Central Ohio and
          --------------------------
Holdings (Central Ohio) have duly and timely filed in correct form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by each of them, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect or result in the imposition of a Lien upon the Insight Assets or the Central Ohio Common Interests or that could impose on the Partnership any transferee liability or liability as the owner of Insight Central Ohio or Holdings (Central Ohio) or impose any liability on Insight Central Ohio or Holdings (Central Ohio) for any taxes, penalties or interest due or to become due from Insight, Insight Central Ohio or Holdings (Central Ohio), except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth on
SCHEDULE 5.12, none of Insight, Insight Central Ohio or Holdings (Central Ohio) has received any notice of, nor does Insight have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the Insight Assets or the Central Ohio Common Interests.

     5.13 Employment Matters.
          ------------------

          (a) Schedule 5.13(A) contains a complete and correct list of the names and positions of all employees engaged by Insight or its Affiliates principally in connection with the Insight Systems as of the date set forth on
Schedule 5.13(A). Except to the extent that any noncompliance would not reasonably be expected to have a material adverse effect on the Insight Systems, Insight and its Affiliates have, with respect to the Insight Systems, complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq. ("WARN"), continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age, sex, race and disability discrimination, occupational safety, immigration control and the payment and withholding of Taxes. Except as set forth on Schedule 5.13, to Insight's Knowledge, there are no current or threatened investigations relating to the classification of independent contractors engaged by Insight or its Affiliates principally in connection with the Insight Systems.

          (b) For purposes of this Agreement, "Insight Plans" means each employee benefit plan (as defined in Section 3(3) of ERISA) or any multi-employer plan (as defined in Section 3(37)
of ERISA) with respect to which Insight or any of its ERISA Affiliates (it being agreed by Insight that Insight Central Ohio is an ERISA Affiliate of Insight) has any liability or in which any employees or agents, or any former employees or agents, of Insight or any of its ERISA Affiliates participate. The Insight Plans in which any employee of the Insight Systems participates are set forth on
Schedule 5.13. Except to the extent that any violation would not reasonably be expected to have a material adverse effect on the Insight Systems, none of Insight, any of its ERISA Affiliates, any Insight Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA), or to the Knowledge of Insight or any of its ERISA Affiliates, any Insight Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA), is in violation of any provision of the United States Internal Revenue Code of 1986, as amended, (the "Code") or ERISA. No material "reportable event" (described in Sections 4043(c)(1), (2), (3), (5), (6), (7), (10) and (13) of ERISA), non-exempt
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), "accumulated funding deficiency" (as defined in Section 302 of ERISA), or "withdrawal liability" (as determined under Section 4201 et seq. of
                                                                    -- ---
ERISA) has occurred or exists with respect to any Insight Plan which reasonably could result in material liability to Insight or any of its ERISA Affiliates. No material "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA)
                                                            -- ---
has occurred or exists and is continuing with respect to any Insight Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA) or to the Knowledge of Insight or any of its ERISA Affiliates, any Insight Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA). After the Closing, neither the Partnership nor any of its ERISA Affiliates will be required, under ERISA, the Code, any collective bargaining agreement or this Agreement, to establish, maintain or continue any Insight Plan currently maintained by Insight or any of its ERISA Affiliates.

          (c) Except as set forth on Schedule 5.13, (i) there are no collective bargaining agreements applicable to any Person employed by Insight or its Affiliates principally in connection with the Insight Systems; (ii) neither Insight nor its Affiliates has any duty to nor has agreed to bargain with any labor organization with respect to any such Person and (iii) there are not pending any unfair labor practice charges against Insight or its Affiliates with respect to any such Person, any demand for recognition or any other effort of or request or demand from a labor organization for representative status with respect to any Person employed by Insight or its Affiliates principally in connection with the Insight Systems now or, to the Knowledge of Insight and its Affiliates, within the last one year and (iv) there are not currently pending or threatened nor, to the Knowledge of Insight and its Affiliates, have there been within the last one year any strikes, picketing, work slow downs or other labor disputes involving or relating to employees of the Insight System. Except as described on Schedule 5.13, neither Insight nor its Affiliates has any employment agreements, either written or oral, except for oral contracts terminated at will without penalty, with any employee of the Insight Systems and none of the employment agreements listed on Schedule 5.13 requires Insight or its Affiliates or will require the Partnership or its Affiliates to employ any Person after the Closing.

          (d) The following documents and records will be located at one of the Insight System offices included in the Insight Assets on the Closing Date:
Forms 395A for calendar years

1995 through 1999, all correspondence to and from the FCC regarding such 395A reports, proof of EEO certification for calendar years 1993 through 1999, and OSHA 200 logs and loss runs for calendar years 1999 and 2000.

     5.14 Accounts Receivable.  Insight's and Insight Central Ohio's accounts
          -------------------
receivable for Insight's Cable Business are actual and bona fide receivables representing obligations for the total dollar amount of such receivables, as shown on the books of Insight or Insight Central Ohio, that resulted from the regular course of Insight's Cable Business. Such receivables are subject to no offset or reduction of any nature, except for a reserve for uncollectible amounts consistent with the reserve established by Insight or Insight Central Ohio in Insight's Financial Statements and those credits or reductions to such accounts made in the ordinary course of business.

     5.15 Finders and Brokers.  None of Insight, Insight Central Ohio or
          -------------------
Holdings (Central Ohio) have employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which AT&T or the Partnership could be liable.

     5.16 Transactions With Affiliates.  Except to the extent set forth on
          ----------------------------
Schedule 5.16 or included in the Insight Excluded Assets and except with respect to customary corporate overhead services provided by the corporate, division or regional offices of Insight, none of Insight, Insight Central Ohio or Holdings (Central Ohio)is a party to any material business arrangement or business relationship with any of its Affiliates that affects the Insight Systems, and none of its Affiliates owns any property or right, tangible or intangible, that is used principally in the business or operations of the Insight Systems.

     5.17 Holdings (Central Ohio) and Insight Central Ohio.
          ------------------------------------------------

          (a) Holdings (Central Ohio) has one class of membership interests, 100% of which are owned by Insight. Insight Central Ohio has three classes of membership interests that are owned as follows: 100% of the Central Ohio Common Interests are owned by Holdings (Central Ohio), and 100% of each of the Preferred A Interest and Preferred B Interest in Insight Central Ohio are owned by Coaxial Central Ohio. All of the issued and outstanding membership interests in Holdings (Central Ohio) and Insight Central Ohio have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws concerning the issuance of securities and are held by their respective owners free and clear of all Liens other than Permitted Liens and Liens created under the Coaxial documents listed on Schedule
1.48 (Insight System Contracts). Except pursuant to the Coaxial Repurchase Agreement, the Insight Central Ohio Operating Agreement and the other Coaxial documents listed on Schedule 1.48 (Insight System Contracts), there are no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from Holdings (Central
Ohio), Insight Central Ohio or any other Person of any membership interests in such entities and no securities convertible or exchangeable for such membership interests. Following Closing, except pursuant to the Insight Central Ohio Operating Agreement, the Holdings (Central Ohio) Operating

Agreement, the Coaxial Repurchase Agreement and the Partnership Financing Arrangements and Agreements (including the Coaxial Central Ohio Debt and the Insight Central Ohio Credit Agreement), there will be no outstanding preemptive or other rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from Holdings (Central Ohio), Insight Central Ohio or any other Person of any membership interests in such entities and no securities convertible or exchangeable for such membership interests. Except pursuant to the Insight Central Ohio Operating Agreement and the Holdings (Central Ohio) Operating Agreement and except pursuant to the Coaxial Repurchase Agreement and the other Coaxial documents listed on Schedule 1.48 (Insight System Contracts) and except pursuant to Insight's credit agreement, there are no restrictions upon the voting or transfer of any membership interests in Holdings (Central Ohio) or Insight Central Ohio and there are no agreements of any kind among the members of Holdings (Central Ohio) or Insight Central Ohio or between such entities and any of their members that relate to their ownership in such entities or the operation of such entities. Following Closing, except pursuant to the Insight Central Ohio Operating Agreement, the Holdings (Central
Ohio) Operating Agreement, the Coaxial Repurchase Agreement and the Partnership Financing Arrangements and Agreements (including the Coaxial Central Ohio Debt and the Insight Central Ohio Credit Agreement), there will be no restrictions upon the voting or transfer of any membership interests in Holdings (Central
Ohio) or Insight Central Ohio (other than the preferred interests). Correct and complete copies of the Insight Central Ohio Operating Agreement (dated August 8,
2000) and the Holdings (Central Ohio) Operating Agreement (dated August 21,
1998) have been delivered to AT&T (or will be delivered prior to September 15,
2000) and no amendments to such agreements will be made prior to Closing without the prior written consent of Insight and TCI LLC, which consent shall not be unreasonably withheld.

          (b) Insight Central Ohio has not conducted any business other than Insight's Cable Business and does not own, lease or use any assets other than those included in the Insight Assets and the Insight Excluded Assets.

          (c) Holdings (Central Ohio) does not currently hold, own or use any assets other than its Central Ohio Common Interests nor has it previously held, owned or used any other assets (except that it is a party to certain of the Coaxial documents listed on Schedule 1.48 (Insight System Contracts).

          (d) The only economic interest of the preferred interest holders in Insight Central Ohio under the terms of the Insight Central Ohio Operating Agreement, including, without limitation, upon dissolution or liquidation of Insight Central Ohio, is to receive payments in an amount equal to payments due on the Coaxial Central Ohio Debt. The defined term "Senior Notes" in the Insight Central Ohio Operating Agreement now means the Coaxial Central Ohio $140,000,000 10% Senior Notes due 2006.

SECTION 6.  AT&T'S REPRESENTATIONS AND WARRANTIES

     AT&T represents and warrants to Insight and the Partnership as of the date of this Agreement (or, if a different date is specified in this Section 6 or in AT&T's Schedules, as of such specified date), as follows.

     6.1  Organization and Qualification of AT&T.  Command Cable of Eastern
          --------------------------------------
Illinois Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey; MediaOne of Illinois, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; Northwest Illinois TV Cable Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois; S/D Cable Partnership, Ltd. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado; TCI American Cable Holdings, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Colorado; TCI of Bloomington/Normal, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; TCI Cablevision of Texas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; UACC Midwest, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; United Cable Television of Illinois Valley, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois; United Cable Television of Southern Illinois, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and TCI LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of the AT&T Subsidiaries (a) has all requisite corporate, partnership or limited liability company power and authority to own, lease and use the AT&T Assets owned, leased or used by it and to conduct its portion of AT&T's Cable Business as it is currently conducted and (b) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership, leasing or use of the AT&T Assets owned or leased by it or the nature of its activities in connection with the AT&T Systems makes such qualification necessary, except in any such jurisdiction where the failure to be so qualified and in good standing would not have a material adverse effect on the ownership or operation of AT&T's Cable Business, the AT&T Assets or AT&T Systems or on the ability of AT&T to perform its obligations under this Agreement. Command Cable of Eastern Illinois Limited Partnership's U.S. taxpayer identification number is 22-310348; MediaOne of Illinois, Inc.'s taxpayer identification number is 37-0889911; Northwest Illinois TV Cable Company's U.S. taxpayer identification number is 73-0802080, S/D Cable Partners, Ltd.'s U.S. taxpayer identification number is 91-1366600, TCI American Cable Holdings, L.P.'s U.S. taxpayer identification number is 84-1359446, TCI of Bloomington/Normal, Inc.'s U.S. taxpayer identification number is 54-0885233, TCI Cablevision of Texas, Inc.'s U.S. taxpayer identification number is 84-1025348, UACC Midwest, Inc.'s U.S. taxpayer identification number is 61116778, United Cable Television of Illinois Valley, Inc.'s U.S. taxpayer identification number is 36-2263228, and United Cable Television of Southern Illinois, Inc.'s U.S. taxpayer identification number is 37-0812957.

     6.2  Authority and Validity.  Each of the AT&T Subsidiaries and TCI LLC has
          ----------------------
all requisite corporate, partnership or limited liability company power and authority to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents to which it is a party. The execution and delivery by AT&T and TCI LLC, the performance by AT&T and TCI LLC under, and the consummation by AT&T and TCI LLC of the transactions contemplated by, this Agreement and the Transaction Documents to which either AT&T or TCI LLC is a party have been duly and validly authorized by all required corporate, partnership or limited liability company action by or on behalf of AT&T or TCI LLC, as applicable. This Agreement has been, and when executed and delivered by AT&T and TCI LLC, the Transaction Documents will be duly and validly executed and delivered by AT&T and TCI LLC and the valid and binding obligations of AT&T and TCI LLC, enforceable against AT&T and TCI LLC in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

     6.3  No Conflict; Required Consents.  Except for, and subject to receipt
          ------------------------------
of, the AT&T Required Consents, all of which are listed on Schedule 6.3, the Insight Required Consents, all consents, authorizations and approvals for Insight to transfer the Exchange Assets and Sale Assets to the Partnership and the notification and expiration or earlier termination of the waiting period under the HSR Act and except as otherwise disclosed in Schedule 6.3, the execution and delivery by AT&T and TCI LLC, the performance of AT&T and TCI LLC under, and the consummation of the transactions contemplated by, this Agreement and the Transaction Documents to which AT&T and TCI LLC, as applicable, is a party do not and will not: (a) conflict with or violate any provision of their respective charter or bylaws, partnership agreement or limited liability company agreement; (b) violate any provision of any Legal Requirement; (c) require any consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any Governmental Authority or other Person; or (d) (i) conflict with, violate, result in a breach of or constitute a default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of AT&T under,
(iv) result in the creation or imposition of any Lien under any AT&T System Franchise, AT&T System License or any AT&T System Contract or other instrument evidencing any of the AT&T Assets or by which AT&T or any of its assets is bound or affected, except for purposes of clauses (c) and (d) such consents, approvals, authorizations and filings, that, if not obtained or made, would not, and such violations, conflicts, breaches, defaults, terminations, suspensions, modifications and accelerations as would not, individually or in the aggregate, have a material adverse effect on any AT&T System, AT&T's Cable Business or on the ability of either AT&T or TCI LLC to perform its obligations under this Agreement or the Transaction Documents to which either AT&T or TCI LLC is a party.

     6.4  Assets.
          ------

          (a) AT&T has good and valid title to (or, in the case of Assets that are leased, valid leasehold interests in) the AT&T Assets (other than AT&T Owned Real Property, AT&T Leased Property and AT&T Other Real Property Interests, as to which representations and warranties in Section 6.6 apply). The AT&T Assets are free and clear of all Liens, except (i) Permitted Liens and (ii) Liens described on Schedule 6.4, all of which Liens on SCHEDULE 6.4 (other than Permitted Liens) will be terminated, released or, in the case of the rights of first refusal listed on Schedule 6.4, waived, as appropriate, at or prior to the Closing. The AT&T Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

          (b) Except for items included in the AT&T Excluded Assets, the AT&T Assets constitute all the assets necessary to permit the Partnership to conduct AT&T's Cable Business and to operate the AT&T Systems substantially as they are being conducted and operated on the date of this Agreement and in compliance in all material respects with all applicable Legal Requirements, AT&T System Contracts, AT&T System Licenses and AT&T System Franchises and to perform all of the Assumed Obligations and Liabilities as they relate to the AT&T Systems.

          (c) Except as described on Schedule 6.4, as of the date of this Agreement (i) the AT&T Systems do not offer telephony, high speed data or internet access services and (ii) the AT&T Systems do not have any digital transport arrangement (e.g., HITS).
                       ----

     6.5  AT&T System Franchises, AT&T System Licenses, AT&T System Contracts
          -------------------------------------------------------------------
and AT&T Other Real Property Interests.
--------------------------------------

          (a) Except pursuant to the agreements referenced on Schedules 1.7 (AT&T Leased Property), 1.9 (AT&T Other Real Property Interests), 1.12 (AT&T System Contracts), 1.13 (AT&T System Franchises) and 1.14 (AT&T System Licenses) or as described on Schedule 4.2 (AT&T Excluded Assets) or otherwise included in the definition of AT&T Excluded Assets, as of the date of this Agreement, AT&T is not bound or affected by any of the following that relate primarily or in whole to AT&T's Cable Business: (i) leases of real or personal property; (ii) franchises for the construction or operation of cable television systems or Contracts of substantially equivalent effect; (iii) other licenses, authorizations, consents or permits of the FCC or any other Governmental Authority; (iv) material easements, rights of access, underground conduit agreements, crossing agreements or other interests in real property; (v) pole line or attachment agreements; (vi) agreements pursuant to which the AT&T Systems receive or provide advertising sales representation services; (vii) agreements pursuant to which a AT&T System has constructed or agreed to construct for third parties an institutional network or otherwise provide to third parties telecommunications services other than one-way video; (viii) agreements pursuant to which any bandwidth capacity on the AT&T Systems is leased or otherwise made available to any third party or any Affiliate of AT&T;
(ix) construction and development agreements (other than installation agreements where services are provided in the ordinary course of business on an as-needed basis); or (x) Contracts relating to the operation of AT&T's Cable Business other than those described in any other clause of this Section which contemplate payments by or to AT&T in any 12-month period exceeding $25,000 individually or $150,000 in the aggregate or that have a remaining term of two years or more as of the Closing Date; provided that multiple dwelling unit agreements, including bulk-billed agreements and commercial service agreements, are not required to be listed. Except as described on the Schedules to this Agreement, no Affiliate of AT&T is a party to any documents listed on such Schedules.

          (b) Complete and correct copies of the AT&T System Franchises and AT&T System Licenses have been delivered by AT&T to Insight or will be deliver by AT&T to Insight by September 15, 2000. Except as set forth on Schedule 1.13 (AT&T System Franchises), the AT&T System Franchises contain all of the commitments and obligations of AT&T to the applicable Governmental Authority granting such Franchises with respect to the construction, ownership and operation of the AT&T Systems. The AT&T System Franchises and AT&T System Licenses are currently in full force and effect and are valid and enforceable under all applicable Legal Requirements according to their terms. There is no legal action, governmental proceeding or, to AT&T's Knowledge, investigation, pending or to AT&T's Knowledge threatened, to terminate, suspend or modify any AT&T System Franchise or AT&T System License and, except as set forth on
Schedule 1.13, AT&T is in material compliance with the terms and conditions of all the AT&T System Franchises and AT&T System Licenses and with other applicable requirements of all Governmental Authorities (including the FCC and the Register of Copyrights) relating to the AT&T System Franchises and AT&T System Licenses, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. All areas served by the AT&T Systems are served pursuant to one of the AT&T System Franchises except as set forth on Schedule 1.13.

          (c) Complete and correct copies of all AT&T System Contracts required to be listed on AT&T's Schedules (including all Contracts relating to Leased Property and Other Real Property Interests described on Schedules 1.7 AND 1.9) have been provided to Insight or will be provided to Insight by September 15, 2000. Such documents constitute the entire agreement with the other party. Each such AT&T System Contract is in full force and effect and constitutes the valid, legal, binding and enforceable obligation of AT&T and AT&T is not and to AT&T's Knowledge, each other party thereto is not in breach or default of any material terms or conditions thereunder. AT&T also has provided to Insight or will provide to Insight by September 15, 2000, a complete and correct list of all bulk-billed accounts and commercial service accounts of the AT&T Systems as of the date of this Agreement.

     6.6  Real Property.  As of the date of this Agreement, all AT&T Assets
          -------------
consisting of AT&T Owned Property, AT&T Leased Property and material AT&T Other Real Property Interests are described on Schedules 1.7 (AT&T Leased Property),
1.9 (AT&T Other Real Property Interests) and 1.10 (AT&T Owned Property). Except as otherwise disclosed on Schedule 1.10 (AT&T Owned Property), AT&T holds title to the AT&T Owned Property free and clear of all Liens except (a) Permitted Liens and (b) Liens described on Schedule 6.4 (all of which Liens on Schedule
6.4 (other than Permitted Liens) will be terminated, released or, in the case of the rights of first refusal listed on Schedule 6.4, waived, as appropriate, at or prior to the Closing), and has the valid and enforceable right to use and possess such AT&T Owned Property, in each case subject only to the above-referenced Liens. Except as otherwise disclosed on Schedules 1.7 (AT&T Leased Property) or 1.9 (AT&T Other Real Property Interests); AT&T has valid and enforceable leasehold interests in all AT&T Leased Property and, with respect to AT&T Other Real Property Interests, has valid and enforceable rights to use all AT&T Other Real Property Interests, subject only to the above-referenced Liens. Except for ordinary wear and tear and routine repairs and except as disclosed on Schedules 1.7 (AT&T Leased Property) or 1.10 (AT&T Owned Property), as applicable, all of the material improvements, leasehold improvements and the premises of the AT&T Owned Property and the premises demised under the leases and other documents evidencing the AT&T Leased Property are in good condition and repair and are suitable for the purposes used. Unless otherwise disclosed on Schedules 1.7 (AT&T Leased Property) or 1.10 (AT&T Owned Property), as applicable, each parcel of AT&T Leased Property and each parcel of AT&T Owned Property and any improvements thereon and their current use (x) has access to and over public streets or private streets for which AT&T has a valid right of ingress and egress, (y) conforms in its current use and occupancy to all material zoning requirements without reliance upon a variance issued by a Governmental Authority or a classification of the parcel in question as a nonconforming use and (z) conforms in its current use to all restrictive covenants, if any, or other Liens affecting all or part of such parcel. Except where the failure of the representations made in this sentence to be true and correct would not have a material adverse effect on the AT&T Assets or AT&T's Cable Business and except as disclosed on Schedules 1.7 (AT&T Leased Property) or 1.10 (AT&T Owned Property), all buildings, towers, guy wires and anchors, headend equipment, earth-receiving dishes and related facilities used in the operations of the AT&T Systems are located entirely on AT&T Owned Property or AT&T Leased Property or other real property in which AT&T has a AT&T Other Real Property Interest and are maintained, placed and located in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements.

     6.7  Environmental.
          -------------

          (a) To AT&T's Knowledge, except as disclosed on Schedule 6.7, the AT&T Owned Property and AT&T Leased Property comply in all material respects with and has previously been operated in compliance in all material respects with all Environmental Laws. AT&T has not either directly or indirectly (i) generated, stored, used, treated, handled, discharged, released or disposed of any Hazardous Substances at, on, under, in or about, to or from or in any other manner affecting, any AT&T Owned Property or AT&T Leased Property, (ii) transported any Hazardous Substances to or from any AT&T Owned Property or AT&T Leased Property or (iii) undertaken or caused to be undertaken any other activities relating to the AT&T Owned Property or AT&T Leased Property, which could reasonably give rise to any liability under any Environmental Law and, to AT&T's Knowledge, no other present or previous owner, tenant, occupant or user of any AT&T Owned Property or AT&T Leased Property or any other Person has committed or suffered any of the foregoing. To AT&T's Knowledge, no release of Hazardous Substances outside the AT&T Owned Property or AT&T Leased Property has entered or threatens to enter any AT&T

Owned Property or AT&T Leased Property, nor is there any pending or threatened Litigation based on Environmental Laws which arises from any condition of the land adjacent to or immediately surrounding any AT&T Owned Property or AT&T Leased Property. No Litigation based on Environmental Laws which relates to any AT&T Owned Property or AT&T Leased Property or any operations or conditions on it (1) has been asserted or conducted in the past with respect to, or is currently pending against, AT&T or, to AT&T's Knowledge, any other Person, or
(2) to AT&T's Knowledge, is threatened or contemplated.

          (b) To AT&T's Knowledge, except as disclosed on Schedule 6.7, (i) no aboveground or underground storage tanks are currently or have been located on any AT&T Owned Property or AT&T Leased Property, (ii) no AT&T Owned Property or AT&T Leased Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes and (iii) no building or other structure on any AT&T Owned Property or AT&T Leased Property contains asbestos, asbestos-containing material or material presumed to be asbestos-containing material under any Environmental Law.

          (c) AT&T has provided Insight or will provide Insight by September 15, 2000, with complete and correct copies of (i) all studies, reports, surveys or other written materials in AT&T's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the AT&T Owned Property or AT&T Leased Property, (ii) all notices (other than general notices made by general publication) or other materials in AT&T's possession that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the AT&T Owned Property or AT&T Leased Property or activities at the AT&T Owned Property or AT&T Leased Property and (iii) all materials in AT&T's possession relating to any Litigation or allegation by any private third party concerning any Environmental Law.

     6.8  Compliance with Legal Requirements.
          ----------------------------------

          (a) The ownership, leasing and use of the AT&T Assets as they are currently owned, leased and used and the conduct of AT&T's Cable Business and the operation of the AT&T Systems as they are currently conducted and operated do not violate or infringe in any material respect any Legal Requirements currently in effect (other than Legal Requirements described in Sections 6.7, 6.8(d) and 6.13, as to which the representations and warranties set forth in those subsections shall apply), including (i) the Communications Act, (ii)
Section 111 of the Copyright Act and (iii) all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the AT&T Assets, the AT&T Systems and AT&T's Cable Business. AT&T has received no written notice of any violation by AT&T or AT&T's Cable Business of any Legal Requirement applicable to the operation of AT&T's Cable Business as currently conducted, or the AT&T Systems as currently operated and to AT&T's Knowledge, there is no existing fact, circumstance or condition that could reasonably form the basis for a finding by any Governmental Authority of any such violation.

          (b) Except as set forth in Schedule 6.8, a valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper Governmental Authority with respect to all AT&T System Franchises that have expired prior to or will expire within 36 months after the date of this Agreement.

          (c) Except as set forth in Schedule 6.8, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (1) challenging the right of the AT&T Systems to carry any television broadcast station or deliver the same or (2) claiming that any AT&T System has failed to carry a television broadcast station required to be carried pursuant to the Communications Act or has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Communications Act; (ii) all necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the AT&T Systems, and such towers are being operated in compliance in all material respects with applicable FCC and FAA rules; and (iii) AT&T has received no written notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the 1992 Cable Act and AT&T has not agreed with any Governmental Authority to establish customer service standards that exceed the FCC standards promulgated pursuant to the 1992 Cable Act except as set forth in the AT&T System Franchises.

          (d) Notwithstanding the foregoing, to AT&T's Knowledge, each AT&T System is in compliance in all material respects with the provisions of the 1992 Cable Act as such Legal Requirements relate to the rates and other fees charged to subscribers of AT&T's Cable Business. AT&T has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the 1992 Cable Act and any authoritative interpretation thereof now or then in effect, to the extent such rates are or were subject to regulation at such time by any Governmental Authority, including any local franchising authority and/or the FCC. Notwithstanding the foregoing, AT&T makes no representation or warranty that any of its rates that are not subject to rate regulation would be allowable if such rates were subject to regulation and makes no representation or warranty that the rates charged to subscribers would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the Closing Date. AT&T has delivered to Insight or will deliver to Insight by September 15, 2000, complete and correct copies of all FCC Forms and other information reasonably requested by Insight relating to rate regulation generally or specific rates charged to subscribers with respect to the AT&T Systems. AT&T has not entered into and is not subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in the AT&T Systems which would limit or specify the rates that may be charged for cable television services provided by the AT&T Systems following Closing and is not currently negotiating or anticipating entering into or being subject to any new social contract with respect to the AT&T Systems. Except as set forth on
Schedule 6.8, AT&T has not made any Cost of Service Election with respect to any of the AT&T Systems. Except as otherwise described on Schedule 6.8, as of the date of this Agreement, (i) to the Knowledge of AT&T, there are no outstanding or unresolved proceedings or investigations (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any cable television system included in the AT&T Systems can charge (whether for programming, equipment, installation, service or otherwise), (ii) except pursuant to the Media One Social Contract and the Time Warner Social Contract, no cable television system included in the AT&T Systems is subject to any currently effective order issued by a Governmental Authority that reduced the rates that it may charge (whether for programming, equipment, installation, service, or otherwise), (iii) no local franchising authority has been certified by the FCC as a rate regulating authority with respect to any of the AT&T Systems and (iv) there is no unresolved complaint pending with respect to the CPST tier of any AT&T System and no rate order with respect to the AT&T Systems is being appealed.

     6.9  Patents, Trademarks and Copyrights.  AT&T has deposited with the U.S.
          ----------------------------------
Copyright Office all statements of account and other documents and instruments, and has paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the AT&T Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. To AT&T's Knowledge, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by AT&T with respect to the AT&T Systems. AT&T has delivered to Insight or will deliver to Insight by September 15, 2000, complete and correct copies of all current reports and filings for the past three years, made or filed pursuant to copyright rules and regulations with respect to AT&T's Cable Business. AT&T does not possess any patent, patent right, trademark or copyright related to or material to the operation of the AT&T Systems and AT&T is not a party to any license or royalty agreement with respect to any such patent, patent right, trademark or copyright, except for licenses respecting program material and obligations under the Copyright Act applicable to cable television systems generally. The AT&T Systems and AT&T's Cable Business have been operated in such a manner so as not to violate or infringe upon the rights, or give rise to any rightful claim of any Person for copyright, trademark, service mark, patent or license infringement or the like.

     6.10 Financial Statements; Undisclosed Liabilities; Absence of Certain
          -----------------------------------------------------------------
Changes or Events. AT&T has delivered to Insight complete and correct copies of
-----------------
an unaudited balance sheet for each AT&T System as of March 31, 2000 and an unaudited statement of operations for each AT&T System for the year ended December 31, 1999 and the three-month period ended March 31, 2000, including all notes and schedules thereto, if any (all of such financial statements and notes being hereinafter referred to as "AT&T's Financial Statements"). AT&T's Financial Statements are in accordance with the books and records of AT&T, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and except as may be described therein, present fairly the financial condition of the AT&T Systems at the dates and for the periods indicated, subject only to standard year-end adjustments and the omission of footnotes. The unaudited balance sheets of the AT&T Systems as of March 31, 2000 are herein called the "AT&T Balance Sheets." At the date of the AT&T Balance Sheets, AT&T had no material liabilities with respect to the AT&T Systems required by GAAP to be reflected or reserved against therein that were not fully reflected or reserved against on the AT&T Balance Sheets, other than liabilities as set forth on Schedule 6.10. Except as set forth on Schedule 6.10, since the date of the AT&T

Balance Sheets through the date of this Agreement: (x) AT&T has not incurred any obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of business, the performance of which will not, to AT&T's Knowledge, individually or in the aggregate, have a material adverse effect on the financial condition of AT&T or the results of operations of AT&T or AT&T's Cable Business; (y) there has been no material adverse change in the AT&T Assets comprising any AT&T System or in the business, condition, financial or otherwise, or liabilities of AT&T's Cable Business or any AT&T System and, to AT&T's Knowledge, no fact or condition exists or is contemplated or threatened which would result in such a change in the future; and (z) AT&T's Cable Business has been conducted only in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the impact of general economic conditions (including changes in capital and financial markets), governmental legislation and regulations and other events which affect the cable industry as a whole in the State of Illinois or the United States, shall not be considered in determining whether there has been a material adverse change in the business, condition, financial or otherwise or liabilities of AT&T's Cable Business or any AT&T System or the AT&T Assets.

     6.11 Litigation.  Except as set forth in Schedule 6.11:  (a) there is no
          ----------
Litigation pending or, to AT&T's Knowledge, threatened, and, to AT&T's Knowledge, there is no investigation pending or threatened, by or before any Governmental Authority or private arbitration tribunal against AT&T which, if adversely determined, would materially adversely affect the financial condition or operations of AT&T's Cable Business, AT&T Systems, the AT&T Assets or the ability of AT&T to perform its obligations under this Agreement, or which, if adversely determined, would result in the modification, revocation, termination, suspension or other limitation of any of the AT&T System Franchises, AT&T System Licenses, AT&T System Contracts or leases or other documents evidencing the AT&T Leased Property or the AT&T Other Real Property Interests; and (b) there is not in existence any Judgment requiring AT&T to take any action of any kind with respect to the AT&T Assets or the operation of the AT&T Systems, or to which AT&T (with respect to the AT&T Systems), the AT&T Systems or the AT&T Assets are subject or by which they are bound or affected.

     6.12 Tax Returns; Other Reports.  AT&T has duly and timely filed in correct
          --------------------------
form all federal, state, local and foreign Tax returns and other Tax reports required to be filed by AT&T, and has timely paid all Taxes which have become due and payable, whether or not so shown on any such return or report, the failure of which to be filed or paid could adversely affect or result in the imposition of a Lien upon the AT&T Assets or that could impose on the Partnership any transferee liability for any taxes, penalties or interest due or to become due from AT&T, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth on
Schedule 6.12, AT&T has received no notice of, nor does AT&T have any Knowledge of, any deficiency, assessment or audit, or proposed deficiency, assessment or audit from any taxing Governmental Authority which could affect or result in the imposition of a Lien upon the AT&T Assets.

     6.13 Employment Matters.
          ------------------

          (a) Schedule 6.13(A) contains a complete and correct list of the names and positions of all employees engaged by AT&T or its Affiliates principally in connection with the AT&T Systems as of the date set forth on
SCHEDULE 6.13(A). Except to the extent that any noncompliance would not reasonably be expected to have a material adverse effect on the AT&T Systems, AT&T and its Affiliates have, with respect to the AT&T Systems, complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including WARN, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age, sex, race and disability discrimination, occupational safety, immigration control and the payment and withholding of Taxes. Except as set forth on Schedule 6.13, to AT&T's Knowledge, there are no current or threatened investigations relating to the classification of independent contractors engaged by AT&T or its Affiliates principally in connection with the AT&T Systems.

          (b) For purposes of this Agreement, "AT&T Plans" means each employee benefit plan (as defined in Section 3(3) of ERISA) or any multi-employer plan (as defined in Section 3(37) of ERISA) with respect to which AT&T or any of its ERISA Affiliates has any liability or in which any employees or agents, or any former employees or agents, of AT&T or any of its ERISA Affiliates participate. The AT&T Plans in which any employee of the AT&T Systems participates are set forth on Schedule 6.13. Except to the extent that any violation would not reasonably be expected to have a material adverse effect on the AT&T Systems, none of AT&T, any of its ERISA Affiliates, any AT&T Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA), or to the Knowledge of AT&T or any of its ERISA Affiliates, any AT&T Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA), is in violation of any provision of the Code or ERISA. No material "reportable event" (as defined in Sections 4043(c)(1), (2), (3), (5), (6), (7), (10) and (13) of ERISA), non-exempt
"prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code, "accumulated funding deficiency" (as defined in Section 302 of ERISA), or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA)
                                                            -- ---
has occurred or exists with respect to any AT&T Plan which reasonably could result in material liability to AT&T or any of its ERISA Affiliates. No material "accumulated funding deficiency" (as defined in Section 302 of ERISA) or "withdrawal liability" (as determined under Section 4201 et seq. of ERISA)
                                                            -- ---
has occurred or exists and is continuing with respect to any AT&T Plan other than a multiemployer plan (as defined in Section 3(37) of ERISA) or to the Knowledge of AT&T or any of its ERISA Affiliates, any AT&T Plan that is a multiemployer plan (as defined in Section 3(37) of ERISA). After the Closing, neither the Partnership nor any of its ERISA Affiliates will be required, under ERISA, the Code, any collective bargaining agreement or this Agreement, to establish, maintain or continue any AT&T Plan currently maintained by AT&T or any of its ERISA Affiliates.

          (c) Except as set forth on Schedule 6.13, (i) there are no collective bargaining agreements applicable to any Person employed by AT&T or its Affiliates principally in connection with the AT&T Systems; (ii) neither AT&T nor its Affiliates has any duty to nor has agreed to bargain with any labor organization with respect to any such Person; and (iii) there are not pending any unfair labor practice charges against AT&T or its Affiliates with respect to any such Person, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by AT&T or its Affiliates principally in connection with the AT&T Systems now or, to the Knowledge of AT&T or its Affiliates, within the last one year; and (iv) there are not currently pending or threatened nor, to the Knowledge of AT&T and its Affiliates, have there been within the last one year any strikes, picketing, work slow downs or other labor disputes involving or relating to employees of the AT&T Systems. Except as described on Schedule 6.13, neither AT&T nor its Affiliates has any employment agreements, either written or oral, except oral contracts terminable at will without penalty, with any employee of the AT&T Systems and none of the employment agreements listed on
SCHEDULE 6.13 requires AT&T or its Affiliates or will require the Partnership or its Affiliates to employ any Person after the Closing.

           (d) The following documents and records will be located at one of the AT&T System offices included in the AT&T Assets on the Closing Date: Forms 395A for calendar years 1995 through 1999, all correspondence to and from the FCC regarding such 395A reports, proof of EEO certification for calendar years 1993 through 1999, and OSHA 200 logs and loss runs for calendar years 1999 and 2000.

     6.14  Accounts Receivable.  AT&T's accounts receivable for its Cable
           -------------------
Business are actual and bona fide receivables representing obligations for the total dollar amount of such receivables, as shown on the books of AT&T, that resulted from the regular course of AT&T's Cable Business. Such receivables are subject to no offset or reduction of any nature, except for a reserve for uncollectible amounts consistent with the reserve established by AT&T in AT&T's Financial Statements and those credits or reductions to such accounts made in the ordinary course of business.

     6.15  Finders and Brokers.  AT&T has not employed any financial advisor,
           -------------------
broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Insight or the Partnership could be liable.

     6.16  Transactions With Affiliates.  Except to the extent set forth in
           ----------------------------
Schedule 6.16 or included in the AT&T Excluded Assets and except with respect to customary corporate overhead services provided by the corporate, division or regional offices of AT&T, AT&T is not a party to any material business arrangement or business relationship with any of its Affiliates, and none of its Affiliates owns any property or right, tangible or intangible, that is used principally in the business or operations of the AT&T Systems.

SECTION 7. ADDITIONAL COVENANTS

     It is understood and agreed that the covenants in this Section 7 shall not apply to Insight with respect to the Exchange Systems, the Sale Systems, the Exchange Assets, or the Sale Assets except as expressly set forth below. Notwithstanding the foregoing, if the transactions contemplated by the

Exchange Agreement are consummated prior to the Closing, (i) the covenants in this Section 7 shall apply to the Exchange Systems and the Exchange Assets during the Interim Period and (ii) except where the context otherwise requires or the Exchange Systems are expressly covered in a separate provision, the terms "Insight Systems," "Insight Assets" (including any category of Insight Assets) and all defined terms related to or incorporating such terms shall be deemed to include the Exchange Systems and Exchange Assets with respect to the Interim Period. Notwithstanding the foregoing, Insight will not be in breach of its obligations to the extent a breach results from any action or omission of AT&T prior to the Interim Period, and the covenants set forth in Sections 7.4, 7.5 and 7.28 shall not apply to Insight with respect to the Exchange Assets received by Insight from AT&T Illinois.

     7.1  Access to Premises and Records.  Between the date of this Agreement
          ------------------------------
and the Closing Date each of Insight, Insight Central Ohio and AT&T will give to the other and its representatives full access during normal business hours to all the premises and books and records of its Cable Business and to all its Assets and Systems' personnel and will furnish to the other and its representatives all such documents, financial information and other information regarding its Cable Business and its Assets as the other from time to time reasonably may request including the employment records described in Section 7.3; provided that no investigation by a party will affect or limit the scope of any of the representations, warranties, covenants and indemnities of the other party in this Agreement or in any Transaction Document or limit the other party's liability for breach of any of the foregoing.

     7.2  Continuity and Maintenance of Operations; Certain Deliveries and
          ----------------------------------------------------------------
Notices.  Between the date of this Agreement and the Closing, AT&T with respect
-------
to AT&T's Cable Business, the AT&T Systems and the AT&T Assets and Insight and Insight Central Ohio with respect to Insight's Cable Business, the Insight Systems and the Insight Assets:

          (a) will conduct its Cable Business and operate its Systems only in the usual, regular and ordinary course and consistent with past practices, including continuing to make ordinary marketing, advertising and promotional expenditures, and, to the extent consistent with such conduct and operation, will use its commercially reasonable efforts to (i) preserve its current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with its Systems, and (ii) keep available the services of its employees and agents providing services in connection with the Cable Business but will be under no obligation to incur cost to do so (other than employee salaries and similar costs);

          (b) will maintain its Assets in good repair, order and condition, ordinary wear and tear excepted; will maintain equipment and inventory for its Systems at not less than normal historical levels consistent with past practices; will maintain in full force and effect policies of insurance with respect to its Cable Business consistent with past practices; and will maintain its books, records and accounts with respect to its Assets and the operation of its Systems in the usual, regular and ordinary manner on a basis consistent with past practices;

          (c) except with respect to Excluded Assets, will not (i) modify, terminate, renew, suspend, abrogate or enter into any System Contract or other instrument that would be included in such party's Assets, other than in the ordinary course of business; provided that the other party's consent, not to be unreasonably withheld or delayed, will be required to modify, terminate, renew, suspend, abrogate or enter into any retransmission consent or programming agreement, any System Franchise, any lease or document evidencing Leased Property or any other agreement that contemplates payments to or by the transferring party in any 12-month period exceeding $25,000 individually or $150,000 in the aggregate; (ii) take or omit to take any action that would result in the condition set forth in Section 8.1(a) with respect to AT&T or
Section 8.2(a) with respect to Insight not being satisfied at any time prior to the Closing; (iii) engage in any marketing, subscriber installation, disconnection or collection practices other than in the ordinary course of business consistent with its past practices; (iv) make any Cost of Service Election; (v) enter into any agreement with or commitment to any competitive access providers with respect to any System; (vi) sell, transfer or assign any portion of its Assets other than sales in the ordinary course of business and assets sold or disposed of and replaced by other assets of comparable utility and value or permit the creation of a Lien, other than a Permitted Lien, on any Asset; or (vii) engage in any hiring or employee compensation practices (including severance plans or policies) that are inconsistent with past practices except for changes in such practices implemented by such party and its Affiliates on a company-wide basis (and it being agreed that such party will give prompt notice to the other party of any such changes);

          (d) will promptly deliver to the other true and complete copies of all quarterly financial statements and all monthly and quarterly operating reports with respect to the operation of the Cable Business prepared in the ordinary course of business by or for such party at any time from the date of this Agreement until the Closing;

          (e) will give or cause to be given to the other and its counsel, accountants and other representatives, as soon as reasonably possible but in any event prior to the date of submission to the appropriate Governmental Authority, copies of all FCC Forms 1200, 1205, 1210, 1215, 1220, 1225, 1235 and 1240 or any
other FCC forms required to be filed with any Governmental Authority under the 1992 Cable Act with respect to rates and prepared with respect to any of its Systems, such forms to be reasonably satisfactory in form and substance to the other;

          (f) will duly and timely file a valid notice of renewal under Section 626 of the Cable Act with the appropriate Governmental Authority with respect to any System Franchise that will expire within 36 months after any date between the date of this Agreement and the Closing Date;

          (g) will promptly notify the other of any fact, circumstance, event or action by it or otherwise (i) which if known at the date of this Agreement would have been required to be disclosed by it in or pursuant to this Agreement or (ii) the existence, occurrence or taking of which would result in the condition set forth in Section 8.1(a) with respect to AT&T or Section 8.2(a) with respect to Insight not being satisfied at any time prior to the Closing, and, with respect to clause (ii), will use its commercially reasonable efforts to remedy the same, subject to Section 12.16; and

          (h) will consult the other prior to decreasing or increasing the rate charged for any level of Basic Services, Expanded Basic Services or Pay TV and prior to adding, deleting, retiering or repackaging any programming services; provided that the other's consent is not required for any such action.

     7.3  Employees. The Partnership will employ or offer employment to all
          ---------
employees of the Exchange Systems and Sale Systems that were hired by Insight pursuant to Section 7.3 of the Exchange Agreement and Section 7.3 of the Sale Agreement. Any employee of the Exchange Systems or Sale Systems that is hired by the Partnership will not be deemed to have been discharged by Insight by virtue of such hiring but the obligations of Insight as Hiring Party under the Exchange Agreement or Sale Agreement shall also apply to the Partnership. In the event that there is an Interim Period, the employees hired by Insight pursuant to Section 7.3 of the Exchange Agreement will be treated as employees of Insight for purposes of this Section 7.3. Subject to the foregoing:

          (a) The Partnership may, but shall have no obligation to employ or offer employment to all employees of AT&T's Cable Business and Insight's Cable Business; provided that the provisions of this Section 7.3(a) shall not apply to employees of Insight Central Ohio who shall continue as employees of Insight Central Ohio following Closing, subject to Insight Central Ohio's employment policies. Within 15 days after the date of this Agreement AT&T and Insight shall provide to the Partnership a list of all employees of their respective Systems by work location as of a recent date, showing the original hire date, then-current positions and rates of compensation, rate type (hourly or salary) and scheduled hours per week, whether the employee is subject to an employment agreement, a collective bargaining agreement or represented by a labor organization and indicating which of such employees such party desires to retain as its employees (the "Retained Employees"). Within 45 days after receipt of such list, or such other date as the parties may agree, the Partnership will provide to AT&T or Insight, as applicable, in writing a list of employees that the Partnership or its Affiliates may desire to employ following the Closing Time (subject only to the evaluations and return to active service conditions permitted by this Section 7.3), which list shall not include any Retained Employees. AT&T and Insight agree and shall cause each of its appropriate Affiliates, to cooperate in all reasonable respects with the Partnership to allow the Partnership or its Affiliates to evaluate the employees each of AT&T's and Insight's Cable Business to make hiring decisions. In this regard, the Partnership shall have the opportunity to make such appropriate prehire investigation of the employees of AT&T's and Insight's Cable Business, as it deems necessary, including the right to review personnel files, which shall include attendance and discipline records and performance evaluations, and the right to interview such employees during normal working hours so long as such interviews are conducted after notice to AT&T or Insight, as applicable, and do not unreasonably interfere with AT&T's or Insight's operations and such investigations and interviews do not violate any law or contract. All employment offers shall include base compensation at least equal to the employee's rate of base compensation as of the Closing Time. The Partnership may, if it wishes, condition any offer of employment upon the employee passing a pre-employment drug screening test, the completion of a satisfactory background check and, if the employee is on Approved Leave of Absence at the Closing Time (the "Employees on Leave Status"), upon the employees' return to active service (with or without reasonable accommodations requirements) within 16 weeks after the Closing Time or, if earlier, on the first Business Day following expiration of the employees' Approved Leave of Absence. For purposes of this Agreement, employees on "Approved Leave of Absence" means employees absent from work at the Closing Time and unable to perform their regular job duties by reason of illness or injury under approved plans or policies of the employer (other than employee's absence for less than 10 days due to short term illness or injury not requiring written approval by the employer) or otherwise absent from work under approved or unpaid leave policies of the employer. The Partnership shall bear the expense of such examination but AT&T or Insight, as applicable, shall, upon reasonable notice, cooperate in the scheduling of such examinations so long as the examinations do not unreasonably interfere with its operations. Each of AT&T and Insight agrees that as of the Closing Time, the only employees of its Systems shall be the employees to be hired by the Partnership and the current employees of Insight Central Ohio, including employees of Insight Central Ohio who are on leave (collectively, the "Hired Employees") which employees will be listed on a schedule provided by each of AT&T and Insight, as applicable, on the day before the Closing Date. Such schedule also will include a list of Employees on Leave Status as of the Closing Date for each System. The Partnership and its Affiliates shall not be deemed to employ any of the employees of AT&T's Cable Business or Insight's Cable Business at any time except for (i) the Hired Employees, as of the Closing Time and (ii) such Employees on Leave Status as are hired by the Partnership or its Affiliates after the Closing Time, at the time such Employee on Leave Status begins employment with Insight in accordance with this Section 7.3(a). The Partnership and its Affiliates shall have no obligation to either AT&T or Insight or their respective Affiliates or to the employees of AT&T's or Insight's Cable Business, other than the Hired Employees as of the Closing Time and the Employees on Leave Status when, and to the extent that, such Employees on Leave Status become employed by the Partnership or its Affiliates after the Closing Time, it being acknowledged that the Partnership or its Affiliates will hire any Employee on Leave Status to whom it has made an offer of employment if such employee returns to active service (with or without reasonable accommodations requirements) within sixteen (16) weeks after the Closing Time or, if earlier, on the first Business Day following expiration of the employee's Approved Leave of Absence, provided that the employee returns to active service (with or without reasonable accommodation) by such date.

          (b) Each of AT&T, Insight or their Affiliates will pay to all employees of its Cable Business all compensation, including salaries, commissions, bonuses, deferred compensation, severance (if applicable), insurance, vacation (except for accrued vacation included in the adjustments calculated pursuant to Section 3.3(c) to be carried over pursuant to Section 7.3(f)), pension, profit sharing, disability payment, medical, sick pay and other compensation or benefits to which they are entitled for periods through and including the date of termination of the employee's employment with AT&T or Insight, as applicable, or with respect to employees of Insight Central Ohio, through the Closing Time, in accordance with the terms and conditions of any arrangement providing for such compensation or benefits, including, without limitation, all amounts, if any, payable on account of the termination of their employment. Each of AT&T and Insight shall promptly satisfy any legal obligation with respect to continuation of group health coverage for their respective employees required pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA.

          (c) If the transactions contemplated by this Agreement do not result in a permissible distribution event under Section 401(k) of the Code, and if the parties mutually agree to do so, the parties shall cooperate in arranging transfers between AT&T Corp.'s or Insight's 401(k) plan and the Partnership's 401(k) plan with respect to the Hired Employees as of the effective date of such asset transfer. If there is no plan-to-plan transfer, and if no permissible distribution is allowed, in order to permit either AT&T or Insight or its appropriate Affiliate, to make distributions to any former employee of such party who becomes a Hired Employee of the Partnership of the balance of such employee's 401(k) account in either AT&T's or Insight's, or either of their Affiliate's, tax qualified plan, if any, as soon as legally permitted, the Partnership shall notify AT&T or Insight, as applicable, of the date of termination of such employee's employment with the Partnership for any reason.

          (d) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other employee benefit plans of either AT&T or Insight or their Affiliates or arising under any Legal Requirement affecting System employees of such party or its Affiliates incurred through and including the Closing Time or resulting from or arising from events, obligations or occurrences occurring or commencing through and including the Closing Time will remain the responsibility of such party, whether or not such employees are hired by the Partnership after the Closing Time. The Partnership will not have nor assume any obligation or liability under or in connection with any such plan maintained by either AT&T or Insight or either of its Affiliates. For purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (i) medical, dental and/or prescription drug benefits when the treatment is provided, except with respect to such benefits provided in connection with a continuous period of hospitalization, which shall be deemed to be incurred at the time of admission to the hospital; (ii) life, accidental death and dismemberment and business travel accident insurance benefits and workers' compensation benefits, upon the death, disability or accident giving rise to such benefits; and (iii) salary continuation or other short-term disability benefits, or long-term disability, upon commencement of the disability giving rise to such benefit. In regard to any Employee on Leave Status, such responsibility for benefit coverage of such employee, and liability for payment of benefits, shall remain that of AT&T or Insight, as applicable, until such employee becomes a Hired Employee of the Partnership after the Closing Time pursuant to Section 7.3.(a) or is terminated by AT&T or Insight or their respective Affiliates.

          (e) Each of AT&T and Insight or its appropriate Affiliate will remain solely responsible for, and will indemnify and hold harmless the Partnership from and against all Losses arising from or with respect to, all salaries, commissions, bonuses, deferred compensation and all severance, insurance, pension, profit sharing, disability payment, vacation (except for accrued vacation included in the adjustments calculated pursuant to Section 3.3(c)), medical, sick, holiday, continuation coverage and other compensation or benefits to which the employees of its Cable Business may be entitled, whether or not such employees may be hired by the Partnership or any of its Affiliates, as a result of their employment by either AT&T or Insight or their Affiliates, as applicable, or any of their Affiliates, the termination of their employment with either AT&T or Insight or their respective Affiliates, as applicable, the consummation of the transactions contemplated hereby or pursuant to any applicable Legal Requirement or otherwise relating to their employment with AT&T or Insight or either of their Affiliates. Any liability under WARN with regard to any employee terminated on or prior to the Closing Time or not hired by the Partnership on or after the Closing Time, shall, as a matter of contract between the parties, be the responsibility of the party by which such employee was employed prior to the Closing Time. Each of AT&T, Insight and their respective Affiliates shall cooperate with the Partnership and its Affiliates, if requested, in the giving of WARN notices on behalf of the Partnership.

          (f) Notwithstanding anything to the contrary herein, the Partnership or its Affiliate (a "Hiring Party") shall (i) upon receipt of a schedule showing the vacation balances and value of such balances of each Hired Employee, which schedule shall be delivered by each of AT&T and Insight (with respect to employees of the Exchange Systems, Insight may rely on the schedule provided by AT&T Sub pursuant to Section 7.3(f) of the Exchange Agreement for periods prior to the closing under the Exchange Agreement) within 10 days after the Closing Date, credit each Hired Employee the lesser of the amount of vacation accrued and unused by him or her as an employee of AT&T or Insight, as applicable, through and including the Closing Time or the amount of accrued vacation permitted to be accrued by similarly situated employees of the Hiring Party in accordance with the Hiring Party's standard practices (to a maximum of four weeks) accrued and unused by him or her as an employee of the AT&T or Insight, as applicable, through and including the Closing Time; provided, however, that if any Hired Employee has accrued vacation time in excess of the amount credited by the Hiring Party, then AT&T or Insight, as applicable, shall pay to such employee the amount of such excess and the Hiring Party shall not assume any liability or obligation in respect of such excess; (ii) give each Hired Employee credit for such employee's past service with AT&T or Insight or their Affiliates, as applicable, as of the Closing Time (including past service with any prior owner or operator of such party to the extent such Hired Employee previously received credit for such service) for purposes of eligibility to participate in the Hiring Party's employee benefit plans that are generally applicable to other similarly situated employees and their dependents of the Hiring Party; (iii) give each Hired Employee credit for his or her past service with AT&T or Insight or their Affiliates, as applicable, at the Closing Time (including past service with any prior owner or operator of such party to the extent such Hired Employee previously received credit for such service) for purposes of participation and vesting under the Hiring Party's 401(k) plan, stock plans and pension plan, if any, that are generally applicable to other similarly situated employees of the Hiring Party; (iv) give each Hired Employee credit for such employee's past service with AT&T or Insight or their Affiliates, as applicable, as of the Closing Time (including past service with any prior owner or operator of such party to the extent such Hired Employee previously received credit for such service) for any waiting periods under the Hiring Party's employee benefit plans, including any group health and disability plans, that are generally applicable to other similarly situated employees of the Hiring Party, and not subject any Hired

Employees to any limitations on benefits for any preexisting conditions provided that the treatment is covered under the Hiring Party's group health plans; (v) credit each Hired Employee under any group health plans for any deductible and out-of-pocket expenses previously met by a Hired Employee under AT&T's or Insight's or their Affiliates', as applicable, group health plans for the plan year in which the transfer of employment occurs; and (vi) provide the Hired Employees as of the Closing Time with employee benefits and compensation no less favorable in the aggregate than those employee benefits and compensation that are generally applicable to other similarly situated employees of the Hiring Party. Notwithstanding anything set forth in this Section 7.3(f), the Hiring Party shall have no obligation to employees of either AT&T's or Insight's Cable Business who are Employees on Leave Status until they become employees of the Hiring Party pursuant to Section 7.3(a) hereof.

          (g) If the Hiring Party discharges without cause within 120 days after the Closing any Hired Employee, then (1) the Hiring Party shall pay cash severance benefits to such Hired Employee in accordance with the transferor's severance benefit plan based on the terms of such plan as in effect as of the Closing Time and delivered to the Hiring Party at or prior to the Closing Time and (2) the Hiring Party shall give such Hired Employee any non-cash severance benefits available to similarly situated employees of the Hiring Party, and shall in each case count the period of such Hired Employee's employment with AT&T or Insight or their Affiliates, as applicable, and with the Partnership or its Affiliates for purposes of calculating severance benefits due to such Hired Employee pursuant to this sentence. Following such 120 day period, such Hired Employee shall be covered under the Partnership's severance benefit plan counting the period of employment with AT&T or Insight or their Affiliates, as applicable, and the Partnership or its Affiliates for purposes of calculating benefits under such plan. For purposes of this Section 7.3(g), "cause" shall have the meaning set forth in the Hiring Party's employment policies, procedures or agreements applicable to Hiring Party's employees who are similarly situated to the discharged Hired Employee.

          (h) If any of AT&T, Insight or Insight Central Ohio has, or acquires, a duty to bargain with any labor organization with respect to employees of its Cable Business, then such party will (i) give prompt written notice of such development to the Hiring Party, including notice of the date and place of any negotiating sessions as they are planned or contemplated and permit the Hiring Party to have a representative present at all negotiating sessions with such labor organization and at all meetings preparatory thereto (including making the Hiring Party's representative a representative of the Partnership's delegation if required by the labor organization) and (ii) not, without the Hiring Party's written consent, enter into any Contract with such labor organization that purports to bind the Hiring Party, including any successor clause or other clause that would have this purpose or effect, except in the case of AT&T, pursuant to a Contract required to be entered into under the NCE Agreement.
Each of AT&T and Insight acknowledges and agrees that the Partnership has not agreed to be bound, and will not be bound, without an explicit assumption of such liability or responsibility by the Hiring Party, by any provision of any collective bargaining agreement or similar Contract with any labor organization to which AT&T or Insight is or may become bound, except in the case of AT&T, to the extent that such a Contract entered into pursuant to the NCE Agreement so requires. Except as may be required on the part of AT&T or its Affiliates under the terms of the Neutrality and Consent Agreement dated July 1, 1999 by and among CWA, IBEW and certain business operating units and divisions of AT&T Corp. (the "NCE Agreement"), no party shall take any action or engage in any inaction which might obligate or require it or another party to the Agreement or its Affiliates to recognize or bargain with any labor organization on behalf of its System employees. Further, except as may be required on the part of AT&T under the NCE Agreement, each party shall cooperate fully with the other parties in resisting union organization of System employees. For purposes of this Agreement and determining what is required under the NCE Agreement, Insight and the Partnership acknowledge that AT&T in its sole discretion may elect to treat all of the AT&T Systems as covered by the NCE Agreement.

          (i) Nothing in this Section 7.3 or elsewhere in this Agreement shall be deemed to make any employee of the parties or their respective Affiliates a third party beneficiary of this Agreement.

     7.4  Leased Vehicles; Other Capital Leases.  Each of AT&T, Insight and
          -------------------------------------
Insight Central Ohio will pay the remaining balances on any leases for vehicles included in its Tangible Personal Property and will deliver valid and good title to such vehicles free and clear of all Liens (other than Permitted Liens) to the Partnership at the Closing.

     7.5  Required Consents.
          -----------------

          (a) Each of AT&T and Insight will use its commercially reasonable efforts to obtain in writing as promptly as possible and at its expense, all of its Required Consents, in form and substance reasonably satisfactory to the other, and will deliver to the other copies of such Required Consents promptly after they are obtained by such party; provided however that each of AT&T and Insight will afford the other the opportunity to review, approve and revise the form of Required Consent prior to delivery to the party whose consent is sought. Each of AT&T and Insight will cooperate with the other in its efforts to obtain its Required Consents, but neither the other party nor the Partnership will be required to accept or agree or accede to any condition to transfer of any Asset, or any modifications or amendments to any of the System Franchises, System Licenses, System Contracts or leases or documents evidencing Leased Property or Other Real Property Interests that in either case would make, or are reasonably likely to make, the underlying instrument materially more onerous in any respect or that would materially reduce, or are reasonably likely to materially reduce, the benefits available under the instrument in respect of which the consent relates. AT&T shall make the decision as to whether the foregoing standard is met with respect to the Insight Required Consents and Insight shall make such decision with respect to the AT&T Required Consents. As soon as practicable after the date of this Agreement, but in any event no later than 20 days after the date of this Agreement, Insight and AT&T will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, a request for such Governmental Authority's consent to transfer each System Franchise as to which such consent is required.

          (b) Each of AT&T and Insight will use commercially reasonable efforts to obtain and will cooperate with the other to obtain renewals or extensions of any System Franchise for which a valid notice of renewal pursuant to the formal renewal procedures established by Section 626 of the Cable Act has not been timely delivered to the appropriate Governmental Authority for a period expiring no earlier than three years after the date of this Agreement.

          (c) Each of AT&T and Insight will use commercially reasonable efforts to obtain and cooperate with the other to obtain renewals or extensions for a period expiring no earlier than two years after the date of this Agreement of any System Franchise which is expired or has a term of less than one year remaining as of the date of this Agreement.

          (d) Each of AT&T and Insight will cooperate with the other in its efforts to obtain renewals or extensions of any System Franchises pursuant to
Section 7.5(b) or (c), but the Partnership will not be required to accept or agree or accede to any renewal or extended System Franchise that contains terms that would make, or are reasonably likely to make, the System Franchise that is being renewed or extended materially more onerous in any respect or that would materially reduce, or are reasonably likely to materially reduce, the benefits available under the System Franchise that is being renewed or extended. AT&T shall make the decision as to whether the foregoing standard is met with respect to the Insight System Franchises and Insight shall make such decision with respect to the AT&T System Franchises.

          (e) Notwithstanding Section 7.5(a), neither AT&T nor Insight will have any further obligation to obtain Required Consents: (i) with respect to license agreements relating to pole attachments where the licensing party will not, after the assigning party's exercise of commercially reasonable efforts, consent to an assignment of such license agreement but requires that the Partnership enter into a new agreement with such licensing authority, in which case the Partnership shall use its commercially reasonable efforts to enter into such agreement prior to the Closing or as soon as practicable thereafter and the party to the license agreement will cooperate with and assist the Partnership in obtaining such agreements; provided however that the Partnership's commercially reasonable efforts shall not require it to take any action of the type that such party is not required to take pursuant to this Section 7.5; and (ii) for any business radio license which such party reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to the Partnership under FCC rules with respect thereto.

     7.6  Title Commitments and Surveys.  The parties agree that the Partnership
          -----------------------------
will not obtain title insurance or surveys with respect to any real property to be contributed to the Partnership in connection with the transactions contemplated by this Agreement.

     7.7  HSR Notification.  As soon as practicable but in any event no later
          ----------------
than 60 days after the date of this Agreement, Insight and AT&T will each complete and file, or cause to be completed and filed by such party's ultimate parent, any notification and report required to be filed under the HSR Act and each such filing shall request early termination of the waiting period imposed by the HSR Act. Insight and AT&T shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. Insight and AT&T shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither Insight nor AT&T shall be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of such party or any of its Affiliates having significant assets, net worth or revenue. Each of Insight and AT&T will coordinate with the other party with respect to its filings and will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding anything to the contrary in this Agreement if either Insight or AT&T determines in its reasonable business judgment that a request for additional data and information in connection with the HSR Act is unduly burdensome, it may terminate this Agreement by notifying the other party within 30 days following the unduly burdensome request.

     7.8  Taxes, Fees and Expenses.  All sales, use or excise Taxes arising from
          ------------------------
or payable by reason of the transfer to the Partnership of any of the AT&T Assets, the Insight Assets, the Exchange Assets or the Sale Assets will be paid by the Partnership. All transfer and similar Taxes or assessments, including transfer and recording fees and similar assessments for or under System Franchises, System Licenses and System Contracts, arising from or payable by reason of the conveyance of the AT&T Assets, the Insight Assets, the Exchange Assets and Sale Assets will be paid by AT&T with respect to the AT&T Assets and by Insight with respect to the Insight Assets, the Exchange Assets and the Sale Assets (to the extent related to the transfer from Insight to the Partnership); provided, that to the extent any such transfer or similar Taxes or assessments are paid or payable only once with respect to the two transfers from AT&T to Insight and then from Insight to the Partnership, such amounts shall be shared equally by AT&T and Insight.

     7.9  Distant Broadcast Signals.  Unless otherwise restricted or prohibited
          -------------------------
by any Governmental Authority or applicable Legal Requirement, if requested 45 days or more prior to the anticipated Closing Date by the Partnership, the transferor of a System will delete prior to the Closing Date any distant broadcast signals which the Partnership determines will result in unacceptable liability on the part of the Partnership for copyright payments with respect to continued carriage of such signals after the Closing. AT&T shall make the foregoing request and determination on behalf of the Partnership with respect to the Insight Systems and Insight shall make such request and determination on behalf of the Partnership with respect to the AT&T Systems.

     7.10 Use of Names and Logos.  For a period of 90 days after the Closing,
          ----------------------
the Partnership will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of AT&T and Insight to the extent incorporated in or on the Assets transferred to it at the Closing, provided that the Partnership will exercise reasonable efforts to remove all such names, marks, logos and similar proprietary rights of Insight and AT&T from the Assets by such earlier date as reasonably practicable following the Closing. Notwithstanding the foregoing, the Partnership will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for the Partnership.

     7.11 Transitional Billing Services.  Subject to Section 7.26, Insight and
          -----------------------------
AT&T will each provide to the Partnership, access to and the right to use its billing system computers, software and related fixed assets in connection with its Systems for a period of up to 180 days following the Closing to allow for conversion of existing billing arrangements ("Transitional Billing Services"). All Transitional Billing Services that are requested by the Partnership will be provided on terms and conditions reasonably satisfactory to each party; provided however that the amount to be paid by the Partnership will not exceed the cost to the party providing such Transitional Billing Services. Each of AT&T and Insight will notify the Partnership at least 45 days prior to the Closing of the cost to such party of providing such Transitional Billing Services.

     7.12 Confidentiality and Publicity.
          -----------------------------

          (a) Each of Insight and AT&T will use commercially reasonable efforts to assure that any non-public information that such party may obtain from the other in connection with this Agreement with respect to the other's Cable Business and Systems (it being understood and agreed that all proprietary information of AT&T or Insight that is included among the Assets of AT&T or Insight shall become the proprietary information of the Partnership at Closing) will be kept confidential and, such party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section) or which rightfully has come into the possession of such party (other than from the other party) and (ii) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation of Insight and AT&T to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each of Insight and AT&T will use all reasonable efforts to cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other, whether so obtained before or after the execution hereof.

          (b) Neither Insight nor AT&T will issue (or cause the Partnership to issue) any press release or make any other public announcement or any oral or written statement to its or the other party's employees concerning this Agreement and the transactions contemplated hereby, except as required by applicable Legal Requirements, without the prior written consent and approval of the other, which consent and approval may not be unreasonably withheld.

     7.13 Bulk Transfers.  The Partnership waives compliance by AT&T and Insight
          --------------
with Legal Requirements relating to bulk transfers applicable to the transactions contemplated hereby.

     7.14 Lien Searches.  Within 20 Business Days prior to the anticipated
          -------------
Closing Date, each of AT&T and Insight will obtain at its expense and deliver to the other, the results of a lien search conducted by a professional search company of records in the offices of the secretaries of state in each state and county clerks in each county where there exists any of its Owned Property or Tangible Personal Property, and in the state and county where such party's (or Holdings (Central Ohio)'s or Insight Central Ohio's) principal offices are located, and in the state of incorporation of Holdings (Central Ohio) and Insight Central Ohio, including copies of all financing statements or similar notices or filings (and any continuation statements) discovered by such search company.

     7.15 Further Assurances.  At and after the Closing, each of the parties
          ------------------
will promptly execute and deliver, or cause to be executed and delivered, to the other parties all such documents and instruments, in addition to those otherwise required by this Agreement, in form and substance reasonably satisfactory to the other parties as they may reasonably request in order to carry out or evidence the terms of this Agreement or to collect on behalf of the Partnership any accounts receivable or other claims included in the Insight Assets or the AT&T Assets.

     7.16 Consents.  If and to the extent Insight or AT&T shall have waived
          --------
satisfaction of the condition to Closing set forth in Section 8.1(e) or Section 8.2(e), respectively, subsequent to the Closing (other than Required Consent relating to System Franchises, as to which AT&T's and Insight's obligations are governed by Section 7.24), each of AT&T with respect to the AT&T Systems and the AT&T Assets and Insight with respect to the Insight Systems and the Insight Assets will continue to use commercially reasonable efforts to obtain in writing as promptly as possible any Required Consent which was not obtained on or before the Closing (other than consents which such party has no further obligation to obtain pursuant to Section 7.5(e)) and will deliver copies of the same, reasonably satisfactory in form and substance, to the other. The obligations set forth in this Section will survive the Closing for a period of 30 days and will not be merged in the consummation of the transactions contemplated hereby. After the expiration of the survival period set forth in this Section 7.16, neither AT&T nor Insight will be obligated to obtain Required Consents which were not obtained on or before the Closing and will be released from all liability for any failure to obtain such consents with respect to which AT&T or Insight used commercially reasonable efforts to obtain. To the extent the Partnership continues to try to obtain any Required Consents that were not obtained by the end of such survival period, each of AT&T and Insight will cooperate with and provide information to the Partnership to the extent reasonably necessary for the Partnership to obtain any such Required Consents pursuant to this Section 7.16.

     7.17 Cooperation as to Rates and Fees.
          --------------------------------

          (a) Each of AT&T, Insight and Insight Central Ohio shall diligently pursue any current rate proceedings with respect to its Systems and shall make available to the other upon request copies of any documents, correspondence or notices sent by or received by AT&T, Insight or Insight Central Ohio in connection with the current rate proceedings or any rate regulatory matter with respect to its Systems instituted after the date of this Agreement.

          (b) Prior to Closing, without the prior consent of the other, none of AT&T, Insight or Insight Central Ohio shall settle any rate proceeding with respect to its Systems (or in the case of Insight with respect to the Exchange Systems during any Interim Period) if such settlement would (i) impose upon the Partnership or Insight Central Ohio any liability, or (ii) adversely affect the rates to be charged by the Partnership or Insight Central Ohio during the post-Closing time period unless such party compensates the Partnership therefor in the manner agreed by the parties, or if the parties do not agree, as determined by an independent auditor in accordance with the procedures established in
Section 3.4(b). Notwithstanding the foregoing, the Partnership agrees that AT&T may complete the AT&T Late Fee Settlement.

          (c) After Closing, notwithstanding the terms of Section 11.5 hereof, the Partnership shall have the right at its own expense to assume control of the defense of any rate proceeding with respect to any System, Exchange System or Sale System transferred to it at Closing that remains pending as of Closing or that arises after Closing but relates to the pre-Closing operation of a System, Exchange System or Sale System; provided, that AT&T may complete the pending AT&T Late Fee Settlement and the defense of such litigation as it relates to the AT&T Systems shall not be turned over to the Partnership. The Partnership shall promptly notify the transferor of the System, Exchange System or Sale System of the commencement of any such rate proceeding relating to the pre-Closing operation of such System, Exchange System or Sale System. In any such rate proceeding involving a System, Exchange System or Sale System, the transferor
of such System,   Exchange System or Sale System (or AT&T in the case of the
Exchange Systems and Sale Systems) shall cooperate in such proceeding and promptly deliver to the Partnership all information in its possession that is reasonably requested by the Partnership as necessary or helpful in such proceeding.

              (i) If the Partnership elects to assume control of the defense of any such rate proceeding, then (1) the transferor of the affected System, Exchange System or Sale System (or AT&T in the case of the Exchange Systems and Sale Systems) shall have the right to participate, at its expense, in the defense in such rate proceeding, and (2) the Partnership shall have the right to settle any rate proceeding relating to the pre-Closing operation of a System, Exchange System or

Sale System unless under such settlement the transferor (or AT&T in the case of the Exchange Systems and Sale Systems) would be required to bear liability with respect to the pre-Closing time period, in which event such settlement shall require the transferor's prior written consent, which consent shall not be unreasonably withheld.

               (ii) If the Partnership does not elect to assume control of the defense of any such rate proceeding, then (1) the Partnership shall have the right to participate, at its expense, in the defense in such rate proceeding, and (2) without the prior consent of the Partnership, the transferor (or AT&T in the case of the Exchange Systems and Sale Systems) shall not settle such rate proceeding if such settlement would require the Partnership to bear any liability or would adversely affect the rates to be charged by the Partnership unless the transferor compensates the Partnership therefor in the manner agreed by Insight and AT&T, or if the parties do not so agree, as determined by an independent auditor in accordance with the procedures established in Section 3.4(b). In any such rate proceeding involving a System, the Partnership shall cooperate in such proceeding and promptly deliver to AT&T or Insight, as applicable, all information requested by AT&T or Insight as necessary or helpful in such proceeding.

          (d) If AT&T, Insight or Insight Central Ohio are required following Closing pursuant to any Legal Requirement, settlement or otherwise, including, without limitation, the MediaOne Social Contract, the Time Warner Social Contract or the AT&T Late Fee Settlement, to reimburse or provide in-kind or another form of consideration to any subscribers of such party's Systems any subscriber payments previously made by them, including fees for cable television service, late fees and similar payments, the Partnership agrees that it will make such reimbursement or provide in-kind or another form of consideration through its billing system on terms specified by AT&T or Insight (which will make such specification on behalf of Insight Central Ohio), as applicable, and AT&T or Insight (individually and on behalf of Insight Central Ohio), as applicable, will reimburse the Partnership for all such payments and other consideration made by the Partnership following Closing and for the Partnership's reasonable out-of-pocket expenses incurred in connection therewith. Without limiting the foregoing, the parties will provide each other with all information in their possession that is reasonably required in order to fulfill the terms of this Section 7.17(d). In addition, the Partnership agrees that from and after Closing, it or its subsidiary that owns such Systems will comply with paragraph 16 of the AT&T Late Fee Settlement on its current terms with respect to those AT&T Systems covered by such settlement and will hereafter execute from time to time such documentation as may be reasonably requested by AT&T to further evidence such agreement (it being understood that this shall be the Partnership's and its subsidiaries' sole obligation with respect to the AT&T Late Fee Settlement). The Partnership also is responsible for the fulfillment of Insight's obligations under Section 7.19 of the Exchange Agreement and
Section 7.18 of the Sale Agreement with respect to the Exchange Systems and the Sale Systems.

     7.18 Satisfaction of Conditions.  Each of Insight and AT&T will use its
          --------------------------
commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 8, with "commercially reasonable efforts" being determined with respect to any particular matter as set forth elsewhere in this Agreement. Without limiting the foregoing, Insight agrees to use its commercially reasonable efforts to obtain prior to Closing at the Partnership's expense and obligation, any retransmission consents that the Partnership will need from and after Closing and AT&T agrees to cooperate with Insight in its efforts to obtain the same.

     7.19 Offers.  None of AT&T, Insight or Insight Central Ohio will offer its
          ------
Assets or Cable Business for sale, entertain offers for such Assets or Cable Business or otherwise negotiate for the sale of such Assets or Cable Business or make information about such Assets or Cable Business available to any third party in connection with the possible sale of such Assets or Cable Business prior to the Closing Date or the date this Agreement is terminated in accordance with its terms.

     7.20 Environmental Reports.  The parties agree that the Partnership will
          ---------------------
not obtain environmental assessments or reports with respect to any real property included in the Assets.

     7.21 Cooperation on SEC Matters.  AT&T and Insight each agrees to
          --------------------------
cooperate, and cause its Affiliates and independent accountants to cooperate, in all commercially reasonable respects with the Partnership and its counsel and accountants in connection with any filing required to be made in connection with this Agreement by the Partnership or its Affiliates with the SEC or any securities exchange or pursuant to applicable Legal Requirements, including the Securities Act and the Exchange Act and requirements of securities exchanges (including any filing required in connection with any public financing proposed to be obtained by the Partnership). AT&T and Insight each shall provide to the Partnership such financial statements, schedules and other information relating to AT&T's or Insight's, as applicable, Cable Business and Systems as the Partnership may reasonably request for inclusion in any such filing, in appropriate form as provided in applicable federal or state security laws. The Partnership or its Affiliates shall promptly reimburse AT&T, Insight or their respective Affiliates, as applicable, or, upon request, advance to such party or its Affiliates all out-of-pocket costs, expenses and fees incurred by AT&T, Insight or their respective Affiliates, independent accountants or attorneys in connection with the preparation or provision of such financial statements, schedules and other information to the Partnership and the Partnership or its Affiliates shall likewise bear any out-of-pocket costs, expenses and fees incurred by the Partnership or its Affiliates in connection with the preparation by the Partnership and inclusion by the Partnership or its Affiliates of such information in any such filing. AT&T and Insight each hereby consents to the inclusion by the Partnership or its Affiliates of such financial statements, schedules and other information of each of its Cable Business and Systems, if requested to be so included by the Partnership, in any report required to be filed with the SEC or any securities exchange or pursuant to applicable Legal Requirements, including the Securities Act and the Exchange Act and requirements of securities exchanges. Each of AT&T and Insight agrees to use, and will cause its Affiliates to use, commercially reasonable efforts to obtain the consent of its independent public accountants or the independent public accountants of its Affiliates to the inclusion of such financial statements in any such report to be filed by the Partnership. The Partnership shall indemnify and hold harmless each of AT&T and Insight and their respective Affiliates from any Losses resulting from the inclusion of any such financial statements, schedules and other information in any such filing, except the Partnership shall not have any indemnification liability to AT&T or Insight, as applicable, or any of their Affiliates to the extent such Losses arise out of any information included by the Partnership or its Affiliates in reliance upon and in conformity with written information furnished to the Partnership by either AT&T or Insight or either of their Affiliates for use in connection with such filings. Notwithstanding the foregoing, to the extent that any filing described in this Section 7.21 is required to be made by Insight or Insight Communications Company, Inc., Insight shall bear all of the expenses, costs and indemnification liabilities specified in this Section 7.21 with respect to such filing.

     7.22 Value of Assets Contributed.  AT&T and Insight will negotiate in good
          ---------------------------
faith to reach agreement prior to Closing on the allocation of the Aggregate Gross Fair Market Value among the Assets, Exchange Assets and Sale Assets that will be contributed by each of them to the Partnership. If AT&T and Insight are unable to reach such agreement prior to Closing, then promptly following Closing they will mutually agree on an appraiser to be hired by the Partnership to allocate the Aggregate Gross Fair Market Values among the Assets, Exchange Assets and Sale Assets contributed by them. Neither AT&T nor Insight will take a position that is inconsistent with the allocations determined by such appraiser. With respect to any of the Assets contributed to the Partnership by Insight pursuant to Section 2.1 that were acquired by Insight pursuant to the Exchange Agreement or Sale Agreement, Insight and AT&T agree to use the allocations determined by any appraiser hired by Insight and AT&T's Affiliates in connection with the Exchange Agreement or Sale Agreement.

     7.23 Cooperation on Pending Litigation.  With respect to any defense or
          ---------------------------------
prosecution of any Litigation with respect to the Systems that relates to the period prior to the Closing Time and for which AT&T or Insight or their Affiliates are responsible pursuant to this Agreement, the Partnership will cooperate with and assist AT&T, Insight and their Affiliates, upon reasonable request, by making witnesses available and providing all information in its possession (including access to employees with information regarding such proceedings and access to books and records that may relate to the proceedings) that AT&T, Insight and their Affiliates may reasonably require in connection with such Litigation or in response to any complaint, claim, inquiry, order or requirement of any Governmental Authority or other Third Party so long as such cooperation and assistance does not unreasonably interfere with AT&T's, Insight's or their respective Affiliates' business, as determined by AT&T, Insight or their respective Affiliates in good faith. AT&T or Insight, as applicable, will promptly reimburse the Partnership for all reasonable direct out-of-pocket expenses incurred by the Partnership or its Affiliates in connection with such cooperation; provided that the provisions of this Section
7.23 shall not in any way be interpreted to limit the Partnership's indemnification rights in accordance with Section 11 of the Agreement or be subject to the limitations on indemnification set forth in Sections 11.6, 11.7 or 11.8, as applicable.

     7.24 Franchise Consents.  If by the date that is 210 days after the date of
          ------------------
this Agreement (i) the aggregate number of AT&T EBSs located in areas that are served without a franchise or that are served pursuant to AT&T System Franchises that either do not require consent or as to which Required Consents have been obtained is at least 95% of the number of EBSs for all AT&T Systems as of the last day of the month preceding the month in which Closing occurs; (ii) the aggregate number of Insight EBSs (including EBSs that relate to the Exchange Systems and Sale Systems) located in areas that are served without a franchise or that are served pursuant to Insight System Franchises (or system franchises that relate to the Exchange Systems or the Sale Systems) that either do not require consent or as to which all required consents have been obtained is at least 95% of the number of EBSs for all Insight Systems , Exchange Systems, and Sale Systems as of the last day of the month preceding the month in which Closing occurs; (iii) all conditions precedent to the obligations of the parties have been satisfied or waived by the applicable parties (other than any condition that all Required Consents for System Franchises have been obtained and any conditions precedent that are to be satisfied at Closing by delivery of documents), and (iv) the System Franchises for which consents have not then been obtained do not, and applicable Legal Requirements do not, in the reasonable judgment of the party transferring such System Franchises, prohibit the actions contemplated by this
Section 7.24, then the following shall occur:

          (a) Closing shall occur with respect to, and Insight and AT&T shall transfer, convey and assign to the Partnership (the "Primary Transfer") all of the AT&T Assets and all of the Insight Contributed Assets other than any System Franchises for which Required Consents have not been obtained (such excepted System Franchises, including any Assets that are located in the franchise area for such franchises or that relate exclusively to such franchises, are referred to herein as the "Retained Franchises").

          (b) Following the Closing of the Primary Transfer, the applicable transferor party and the Partnership shall continue to use commercially reasonable efforts to obtain Required Consents for any Retained Franchises as promptly as possible, with the provisions of Section 7.5(a) continuing to be applicable to such Retained Franchises. The Partnership will deliver copies of the Required Consents for any Retained Franchises to each of Insight and TCI LLC once they are obtained. Within 10 Business Days of obtaining a Required Consent for a Retained Franchise, the owner of such franchise shall transfer, convey and assign such franchise to the Partnership (a "Subsequent Transfer"), free and
clear of all Liens other than Permitted Liens.   The conditions to closing shall
not apply to any Subsequent Transfer of a Retained Franchise other than the delivery of appropriate transfer documents.

          (c) Insight and AT&T shall negotiate in good faith to reach agreement at the Closing on a management agreement pursuant to which the Partnership (or Indiana LLC) will manage all Retained Franchises, which management agreement shall also contain any required signal sharing arrangements (the "Retained Franchise Management Agreement"). The Retained Franchise Management Agreement shall provide that the Partnership will bear all expenses relating to the Retained Franchises and the operation thereof (including any expenses related to defending any challenges raised with respect to a Retained Franchise or the transactions described in this Section as applied to such Retained Franchise) and will receive the net cash flow from the Retained Franchises as its management fee. The Retained Franchise Management Agreement shall provide that its term will continue with respect to each Retained Franchise until there is a Subsequent Transfer of such Retained Franchise, or such Retained Franchise is revoked as a result of the transactions described in this Section or a court orders the termination of the Retained Franchise

Management Agreement with respect to such Retained Franchise. If the Retained Franchise Management Agreement is terminated with respect to a Retained Franchise prior to its Subsequent Transfer, then (i) if such termination is due to the revocation of the Retained Franchise, the Partnership shall use reasonable commercial efforts to obtain a replacement franchise, or (ii) if such termination is due to a court ordering the termination of the Retained Franchise Management Agreement with respect to such Retained Franchise, the Partnership, AT&T and Insight shall negotiate in good faith to reach some other structure that will allow the Partnership to continue to receive the benefits of the Retained Franchise. If the Partnership is unable to obtain a replacement franchise or the parties are unable to negotiate a structure that will allow the Partnership to continue to receive the benefits of the Retained Franchise, AT&T and Insight will negotiate in good faith the amount of the cash contribution that AT&T or Insight (or both) is required to make to the Partnership to maintain the membership interests of AT&T and Insight at 50% each, based upon the circumstances of the termination and the value of the Retained Franchise at the time of loss.

          (d) All references in this Agreement to the Closing and the Closing Date will mean the Closing and Closing Date of the Primary Transfer and the Aggregate Gross Fair Market Value determinations to be made pursuant to Section
3.2 and the Closing Adjustments to be determined pursuant to Section 3.3 will be made as of the Closing Date for the Retained Franchises as if they were transferred on the Closing Date. In addition, the Partnership will become liable for the Assumed Obligations and Liabilities with respect to the Retained Franchises as of the Closing Date rather than the Subsequent Transfer date. All representations and warranties (except as to those Required Consents that have not been obtained) made in connection with the Retained Franchises will be made as of the Closing Date rather than the Subsequent Transfer date.

          (e) If the provisions of this Section 7.24 become operative, the parties agree to use commercially reasonable efforts and act in good faith in taking such actions and negotiating such additional provisions or other agreements, including amendments to this Agreement, as may be necessary or appropriate to carry out the intent of this Section 7.24, including without limitation, keeping franchise transfers effective.

     7.25 [Intentionally Deleted.]

     7.26 CSG.  The Partnership will continue to use CSG as the billing service
          ---
provider for the AT&T Systems and the Sale Systems that currently use CSG as the billing service provider, unless AT&T consents to a change in billing service provider for such Systems.

     7.27 Rebuild of AT&T Systems.  Following the Closing, the Partnership
          -----------------------
agrees to use commercially reasonable efforts to upgrade the Cayuga and Indianola AT&T Systems in accordance with the requirements of the Time Warner Social Contract (which will be specified by AT&T to Insight by September 15, 2000 but in no event will require an upgrade to greater than 750 MHZ) as soon as reasonably practicable. Subject to the following sentence, the Partnership will be responsible for the capital expenditures and other expenses required to complete the upgrades. Notwithstanding the foregoing, AT&T shall be responsible for all subscriber refunds, interest, penalties and all other costs and expenses and other Losses resulting from the applicable AT&T System's compliance or non-compliance with the terms of the Social Contract released on November 30, 1995 (FCC 95-478) between Time Warner Cable and the FCC, as amended by the FCC Orders released May 21, 1999 (DA 99-
968) and December 15, 1995 (DA 95-2491) (the "Time Warner Social Contract"), whether such compliance or non-compliance occurs before or after the Closing, including obtaining or not obtaining an extension of time under the Time Warner Social Contract to complete the upgrades for the Cayuga and Indianola Systems, and AT&T shall indemnify and hold the Partnership and its subsidiaries harmless from all of the foregoing. If requested by AT&T, the Partnership agrees that it will render any refunds or other payments (including in-kind payments) to the subscribers of the Cayuga and Indianola AT&T Systems through the Partnership's billing system, and AT&T shall reimburse the Partnership for all such payments (including in-kind payments) and for the Partnership's reasonable out-of-pocket expenses incurred in connection therewith. Insight, the Partnership and its subsidiaries are not required to assume or agree to any obligations or burdens on the Systems in connection with the satisfaction of any obligations arising from the Time Warner Social Contract as currently in effect or as subsequently modified.

     7.28 Schedules.  Insight and AT&T acknowledge that the parties may need to
          ---------
provide copies of additional due diligence materials and make additional revisions to their Schedules and that they need to reach final agreement on, among other things, which of their System Contracts will be Excluded Assets and whether, and the terms on which, any arrangements between Insight and its Affiliates relating to the Insight Systems or any arrangements between AT&T and its Affiliates relating to the AT&T Systems will continue after the Closing. In addition, Insight and AT&T acknowledge that the AT&T Systems owned by Command Cable of Eastern Illinois Limited Partnership (the "Command Cable Systems") were added to this Agreement shortly before signing and that no Schedules are being delivered with respect to such Systems as of the date of this Agreement. Prior to September 15, 2000 (or prior to October 15, 2000 with respect to the Command Cable Systems), either AT&T or Insight may update its Schedules or make revisions thereto and either may request the other party to make revisions to such party's Schedules (but the delivering party shall not be obligated to make the requested revisions). Each party shall deliver to the other party prior to September 15, 2000 (or prior to October 15, 2000 with respect to the Command Cable Systems), copies of any agreements or other information that is required to be provided hereunder or that the other party may reasonably request in connection with its review of the Schedules. The Schedules of each of AT&T and Insight in the form attached to this Agreement as of the date hereof, together with all revisions thereto delivered to the other party prior to September 15, 2000 (or prior to October 15, 2000 with respect to the Command Cable Systems), shall constitute the final Schedules of each of them and shall be deemed to have been attached to this Agreement and to have been a part hereof for all purposes as of the date of this Agreement, whether or not this Agreement is hereafter terminated pursuant to this Section 7.28. If any issue or matter, individually, or in the aggregate, disclosed in the delivering party's Schedules would affect the economic or legal substance of the transactions contemplated hereby in any manner materially adverse to the other party, and such other party notifies the delivering party in writing (a "Schedule Objection Notice") of such effect on or before September 30, 2000 (or on or before October 31, 2000 in the case of the Command Cable Systems), the parties will negotiate in good faith to reach an appropriate agreement with respect to such issue or matter so as to effect the original benefit of the bargain of the parties as closely as possible. If a valid Schedule Objection Notice is given and the parties are unable to reach an appropriate agreement as contemplated by the foregoing sentence prior to October 15, 2000 (or prior to November 15, 2000 with respect to the Command Cable Systems), the party that delivered such notice may terminate this Agreement by written notice given to the other party no later than October 20, 2000 (or no later than November 20, 2000 with respect to the Command Cable Systems) but prior to such agreement being reached. In addition, the parties will negotiate in good faith to reach a final agreement on or before September 15, 2000 (or prior to October 15, 2000 with respect to the Command Cable Systems) as to which of the System Contracts will be Excluded Assets and whether, and the terms on which, any arrangements between Insight and its Affiliates and arrangements between AT&T and its Affiliates will continue after the Closing. If the parties are unable to reach a final agreement on these matters on or prior to September 15, 2000 (or prior to October 15, 2000 with respect to the Command Cable Systems), either party may terminate this Agreement by written notice given to the other party no later than September 20, 2000 (or no later than October 20, 2000 with respect to the Command Cable Systems) but prior to an agreement being reached.

SECTION 8. CONDITIONS PRECEDENT

     8.1   Conditions to Insight's Obligations.  Subject to Section 7.24, the
           -----------------------------------
obligations of Insight to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by Insight.

           (a) Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of AT&T in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

           (b) Performance of Agreements.  AT&T has performed in all material
               -------------------------
respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

           (c) Deliveries.  AT&T and the Partnership have delivered the items
               ----------
and documents required to be delivered by them pursuant to this Agreement, including those required under Sections 9.2 and 9.4.

           (d) Legal Proceedings.  No action, suit or proceeding is pending or
               -----------------
threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Partnership's or Indiana LLC's ownership or operation of all or a material portion of any AT&T System, AT&T's Cable Business or the AT&T Assets, (ii) compel the Partnership or Indiana LLC to dispose of or hold separately all or a material portion of any AT&T System, AT&T's Cable Business or the AT&T Assets as a result of any of the transactions contemplated by this Agreement, (iii) if determined adversely to Insight's or the Partnership's interest, materially impair the ability of Insight or the Partnership to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of the Partnership or Indiana LLC to exercise full rights of ownership of the AT&T Systems or (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

          (e) Consents.  Subject to Section 7.24, Insight has received evidence,
              --------
in form and substance reasonably satisfactory to it, that the following AT&T Required Consents have been obtained without the imposition of any condition or any modification that in either case makes, or is reasonably likely to make, the underlying instrument materially more onerous in any respect or materially reduces in any respect, or is reasonably likely to materially reduce in any respect, the benefits available under the instrument in respect of which the consent relates: AT&T Required Consents for the AT&T System Franchises, the AT&T System Licenses, and any AT&T Leased Property or AT&T Other Real Property Interest on which a headend, tower or other reception site is located. In addition, (i) Insight shall have received evidence, in form and substance reasonably satisfactory to it, that the AT&T Required Consents obtained in accordance with the Exchange Agreement or Sale Agreement, as applicable, also contain all consents, authorizations and approvals required for Insight to transfer the Exchange Assets and Sale Assets to the Partnership and for the Partnership to transfer such assets to Indiana LLC and (ii) subject to Section 7.24, the Insight Required Consents for the Insight System Franchises and Insight System Licenses shall have been obtained.

          (f) No Material Adverse Change.  There has not been any material
              --------------------------
adverse change in the AT&T Assets or the financial condition or operations of AT&T's Cable Business or the AT&T Systems since the date of this Agreement. In making the determination required by the preceding sentence, the last sentence of Section 6.10 shall be applicable.

          (g) Subscribers.  The AT&T Systems are serving at least 240,000
              -----------
Equivalent Basic Subscribers as of the Closing Date.

          (h) HSR Act.  All filings required under the HSR Act have been made
              -------
and the applicable waiting period has expired or been earlier terminated.

          (i) Exchange.  Closing under the Exchange Agreement shall have
              --------
occurred or all of the conditions to Insight's obligation to consummate the Exchange shall have been satisfied or waived (other than those based on acts to be performed at such closing) by Insight in accordance with the terms of the Exchange Agreement and AT&T shall stand ready, willing and able to consummate the Exchange in accordance with the terms and conditions set forth in the Exchange Agreement.

          (j) Sale.  Closing under the Sale Agreement shall have occurred or all
              ----
of the conditions to Insight's obligation to consummate the Sale shall have been satisfied or waived (other than those based on acts to be performed at such closing) by Insight in accordance with the terms of the Sale Agreement and AT&T shall stand ready, willing and able to consummate the Sale in accordance with the terms and conditions set forth in the Sale Agreement.

          (k) Supply Agreement.  The Partnership and Satellite Services, Inc.
              ----------------
shall have entered into or shall enter into contemporaneously with Closing, an amendment to the Partnership's existing programming supply agreement in form and substance reasonably satisfactory to Insight (the "Amended Programming Supply Agreement").

          (l) Retransmission Consents.  With respect to any retransmission
              -----------------------
consent agreements for broadcast signals carried on the Systems on the date of this Agreement and on the date of the Closing that are included as part of the AT&T Excluded Assets or the Insight Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals by the Partnership have been obtained on terms and conditions reasonably acceptable to the Partnership.

          (m) Partnership Agreement and Subsidiary Partnership or Operating
              -------------------------------------------------------------
Agreements. The parties shall have entered into an amended and restated limited
----------
partnership agreement of Insight Midwest, L.P., in form and substance reasonably
satisfactory to Insight.   In addition, any amendments that Insight reasonably
believes are required to the partnership or operating agreements of the Partnership's subsidiaries shall have been made in form and substance reasonably satisfactory to Insight.

          (n) Partnership Restructuring.  Any changes to the Partnership
              -------------------------
Restructuring as currently anticipated and all agreements related to the Partnership Restructuring, including, without limitation, the Newco operating agreement, shall have been approved by Insight, such approval not to be unreasonably withheld.

          (o) Retained Franchise Management Agreement.  If Section 7.24 has
              ---------------------------------------
become operative, the parties shall have reached agreement on the Retained Franchise Management Agreements and other agreements contemplated thereby.

          (p) [Intentionally Deleted.]

          (q) Partnership Financing Arrangement and Agreements.  The Partnership
              ------------------------------------------------
and its subsidiaries shall have secured financing in accordance with Section 3.2 to enable the Insight Permitted Debt (including that portion of it that will finance the purchase price payable by Insight pursuant to the Asset Purchase and Sale Agreement) and the AT&T Permitted Debt and the Existing Bank Debt to be refinanced immediately prior to the Closing to the extent it is to be refinanced in accordance with Section 3.2.

          (r) Management Agreements.  Indiana LLC and Insight Central Ohio shall
              ---------------------
have entered into management agreements or amended management agreements with Insight with respect to the Systems on substantially the same terms as the existing management agreement between Indiana LLC and Insight with respect to Indiana LLC's cable television systems (the "Management Agreements").

          (s) Overbuilds.  Between the date of this Agreement and the Closing,
              ----------
there shall not have been approved by the applicable municipal government and its citizens in any AT&T System Franchise area, the construction of a municipal overbuild of AT&T's cable television system in such AT&T System Franchise area.

      8.2 Conditions to AT&T's Obligations.  Subject to Section 7.24, the
          --------------------------------
obligations of AT&T to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or before the Closing of the following conditions, any of which may be waived by AT&T, it being understood that (i) to the extent any closing condition hereunder would not (but for this provision) be satisfied as to an Exchange System, Exchange Asset, Sale System or Sale Asset as a result of an action or omission by AT&T or an event or circumstance that occurred or arose prior to the applicable closings under the Exchange Agreement and Sale Agreement, such condition shall be deemed satisfied and AT&T may not refuse to close hereunder as a result thereof, and (ii) to the extent Insight waived one or more closing conditions under the Exchange Agreement or Sale Agreement that corresponds to one or more of AT&T's closing conditions under this Section 8.2 with respect to the Exchange Systems or Sale Systems, such corresponding condition of AT&T shall also be deemed satisfied hereunder with respect to the Exchange Systems or Sale Systems, as applicable.

          (a) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties of Insight in this Agreement and in any Transaction Document, if specifically qualified by materiality, are true in all respects and, if not so qualified, are true in all material respects, in each case at and as of the Closing with the same effect as if made at and as of the Closing.

          (b) Performance of Agreements.  Insight has performed in all material
              -------------------------
respects all obligations and agreements and complied in all material respects with all covenants in this Agreement and in any Transaction Document to be performed and complied with by it at or before the Closing.

          (c) Deliveries.  Insight and the Partnership have delivered the items
              ----------
and documents required to be delivered by them pursuant to this Agreement, including those required under Sections 9.3 and 9.4.

          (d) Legal Proceedings.  No action, suit or proceeding is pending or
              -----------------
threatened by or before any Governmental Authority and no Legal Requirement has been enacted, promulgated or issued or become or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority, which would (i) prohibit the Partnership's or Indiana LLC's ownership or operation of all or a material portion of any Insight System, Insight's Cable Business or the Insight Assets, (ii) compel the Partnership or Indiana LLC to dispose of or hold separately all or a material portion of any Insight System, Insight's Cable Business or Insight Assets as a result of any of the transactions contemplated by this Agreement, (iii) if determined adversely to AT&T's or the Partnership's interest, materially impair the ability of AT&T or the Partnership to realize the benefits of the transactions contemplated by this Agreement or have a material adverse effect on the right of the Partnership or Indiana LLC to exercise full rights of ownership of the Insight Systems or
(iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement.

          (e) Consents.  Subject to Section 7.24, AT&T has received evidence, in
              --------
form and substance reasonably satisfactory to it, that the following Insight Required Consents have been obtained without the imposition of any condition or any modification that in either case, makes, or is reasonably likely to make, the underlying instrument materially more onerous in any respect or materially reduces in any respect, or is reasonably likely to materially reduce in any respect, the benefits available under the instrument in respect of which the consent relates: Insight Required Consents for the Insight System Franchises, the Insight System Licenses, and any Insight Leased Property or Insight Other Real Property Interest on which a headend, tower or other reception site is located. In addition, subject to Section 7.24, the AT&T Required Consents for the AT&T System Franchises and AT&T System Licenses shall have been obtained.

          (f) No Material Adverse Change.  There has not been any material
              --------------------------
adverse change in the Insight Assets or the financial condition or operations of Insight's Cable Business or the Insight Systems since the date of this Agreement. In making the determination required by the preceding sentence, the last sentence of Section 5.10 shall be applicable.

          (g) Subscribers.  The Insight Systems are serving at least 171,000
              -----------
Equivalent Basic Subscribers as of the Closing Date.

          (h) HSR Act.  All filings required under the HSR Act have been made
              -------
and the applicable waiting period has expired or been earlier terminated.

          (i) Exchange.  Closing under the Exchange Agreement shall have
              --------
occurred or all of the conditions to AT&T's obligation to consummate the Exchange shall have been satisfied or waived (other than those based on acts to be performed at such closing) by AT&T in accordance with the terms of the Exchange Agreement and Insight shall stand ready, willing and able to consummate the Exchange in accordance with the terms and conditions set forth in the Exchange Agreement.

          (j) Sale. Closing under the Sale Agreement shall have occurred or all
              ----
of the conditions to AT&T's obligation to consummate the Sales shall have been satisfied or waived (other than those based on acts to be performed at such closing) by AT&T in accordance with the terms of the Sale Agreement and Insight shall stand ready, willing and able to consummate the Sales in accordance with the terms and conditions set forth in the Sale Agreement.

          (k) Supply Agreement.  The Partnership and Satellite Services, Inc.
              ----------------
shall have entered into the Amended Programming Supply Agreement in form and substance reasonably satisfactory to TCI LLC.

          (l) Retransmission Consents.  With respect to any retransmission
              -----------------------
consent agreements for broadcast signals carried on the Systems on the date of this Agreement and on the date of the Closing that are included as part of the AT&T Excluded Assets or the Insight Excluded Assets, all required retransmission consents for continued carriage of such broadcast signals by the Partnership have been obtained on terms and conditions reasonably acceptable to the Partnership.

          (m) Partnership Agreement and Subsidiary Partnership or Operating
              -------------------------------------------------------------
Agreements. The parties shall have entered into an amended and restated limited
----------
partnership agreement of Insight Midwest, L.P., in form and substance reasonably
satisfactory to TCI LLC.   In addition, any amendments that TCI LLC reasonably
believes are required to the partnership or operating agreements of the Partnership's subsidiaries, including Insight Central Ohio to the extent specified in Section 2.3, shall have been made in form and substance reasonably satisfactory to TCI LLC.

          (n) Partnership Restructuring.  Any changes to the Partnership
              -------------------------
Restructuring as currently anticipated and all agreements related to the Partnership Restructuring, including, without limitation, the Newco Operating Agreement, shall have been approved by TCI LLC, such approval not to be unreasonably withheld.

          (o) Retained Franchise Management Agreements.  If Section 7.24 has
              ----------------------------------------
become operative, the parties shall have reached agreement on the Retained Franchise Management Agreements and other agreements contemplated thereby.

          (p) [Intentionally Deleted.]

          (q) Partnership Financing Arrangement and Agreements.  The Partnership
              ------------------------------------------------
and its subsidiaries shall have secured financing in accordance with Section 3.2 to enable the Insight Permitted Debt (including that portion of it that will finance the purchase price payable by Insight pursuant to the Asset Purchase and Sale Agreement) and the AT&T Permitted Debt and the Existing Bank Debt to be refinanced immediately prior to the Closing to the extent it is to be refinanced in accordance with Section 3.2. In addition, TCI LLC shall have consented to the Partnership Financing Arrangements and Agreements to the extent its consent is required as specified in Section 3.2.

          (r) Management Agreements.  Indiana LLC, Insight Central Ohio and
              ---------------------
Insight shall have entered into the Management Agreements.

SECTION 9. THE CLOSING

      9.1  The Closing; Time and Place.  Subject to Section 7.24, the closing of
           ---------------------------
the transactions contemplated by this Agreement (the "Closing") will take place at a date (the "Closing Date") and time mutually determined by AT&T and Insight, which Closing Date shall be within ten days after the date on which all conditions set forth in Sections 8.1 and 8.2 (other than those based on acts to be performed at the Closing) have either been satisfied or waived in writing by the party entitled to the benefit of such condition.

      9.2  AT&T's Delivery Obligations.  At the Closing, AT&T will deliver or
           ---------------------------
cause to be delivered to the Partnership the following:

           (a) Bill of Sale and Assignment.  The executed Bill of Sale and
               ---------------------------
Assignment in form and substance reasonably satisfactory to Insight and such other instruments of transfer, assignment or assumption, in form and substance mutually satisfactory to the parties, as Insight may reasonably require to further document the transfer and assignment of the AT&T Assets to the Partnership.

           (b) Deeds.  A special or limited warranty deed in a form reasonably
               -----
acceptable to Insight (and complying with applicable state laws) with respect to each parcel of AT&T Owned Property, duly executed and acknowledged and in recordable form, warranting only to defend title to such AT&T Owned Property in the peaceable possession of the Partnership against all Persons claiming by, through or under AT&T, subject however, to any Permitted Liens.

           (c) Lien Releases.  Evidence reasonably satisfactory to Insight that
               -------------
all Liens (other than Permitted Liens) affecting or encumbering the AT&T Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form reasonably satisfactory to Insight effecting such terminations, releases or waivers.

           (d) Vehicle Titles.  Title certificates to all vehicles included
               --------------
among the AT&T Assets, endorsed for transfer of valid and good title to the Partnership free and clear of all Liens (other than Permitted Liens), and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

           (e) Evidence of Authorization Actions.  Certified resolutions of the
               ---------------------------------
Board of Directors or other evidence reasonably satisfactory to Insight that AT&T has taken all corporate action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

           (f) FIRPTA Certificate.  FIRPTA Non-Foreign Seller Certificate
               ------------------
certifying that AT&T is not a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to Insight.

          (g) Officer's Certificate.  A certificate executed by an executive
              ---------------------
officer of the managing member of TCI LLC dated the Closing Date, reasonably satisfactory in form and substance to Insight certifying (i) that the conditions specified in Sections 8.1(a) and 8.1(b) have been satisfied; and (ii) the total number of EBSs for all the AT&T Systems, estimated in good faith as of the Closing Date.

          (h) Documents and Records.  All AT&T Books and Records, including a
              ---------------------
list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the AT&T Systems. Delivery of the foregoing will be deemed made to the extent such AT&T Books and Records are then located at any of the offices included in the AT&T Owned Property or AT&T Leased Property.

          (i) Other.  Such other documents and instruments as may be reasonably
              -----
necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby, including a signature page to the Retained Franchise Management Agreement, if applicable.

      9.3 Insight's Delivery Obligations.  At the Closing, except as otherwise
          ------------------------------
provided below, Insight will deliver or cause to be delivered to the Partnership the following.

          (a) Bill of Sale and Assignment.  The executed Bill of Sale and
              ---------------------------
Assignment in form and substance reasonably satisfactory to AT&T and such other instruments of transfer, assignment or assumption, in form and substance mutually satisfactory to the parties, as AT&T may reasonably require to further document the transfer and assignment of the Insight Assets, the Exchange Assets and the Sale Assets to the Partnership; provided, that Insight's assignment of the Exchange Assets and the Sale Assets to the Partnership will be made without representation or warranty of any kind.

          (b) Deeds.  A special or limited warranty deed in a form reasonably
              -----
acceptable to AT&T (and complying with applicable state laws) with respect to each parcel of Insight Owned Property, duly executed and acknowledged and in recordable form, warranting only to defend title to such Insight Owned Property in the peaceable possession of the Partnership against all Persons claiming by, through or under Insight, subject however, to any Permitted Liens, and if the owned property included in the Exchange Assets or the Sale Assets is not deeded directly from AT&T to the Partnership, a quit claim deed from Insight to the Partnership with respect to each parcel of owned property included in the Exchange Assets or the Sale Assets.

          (c) Lien Releases.  Evidence reasonably satisfactory to AT&T that all
              -------------
Liens (other than Permitted Liens) affecting or encumbering the Insight Assets have been terminated, released or waived, as appropriate, or original, executed instruments in form reasonably satisfactory to AT&T effecting such terminations, releases or waivers.

          (d) Vehicle Titles.  Title certificates to all vehicles included among
              --------------
the Insight Assets, the Exchange Assets or the Sale Assets (to the extent Insight receives such vehicles from

AT&T), endorsed for transfer of valid and good title to the Partnership, free and clear of all Liens (other than Permitted Liens) and separate bills of sale therefor or other transfer documentation, if required by the laws of the States in which such vehicles are titled.

          (e) Evidence of Authorization Actions.  Evidence reasonably
              ---------------------------------
satisfactory to AT&T that Insight has taken all action necessary to authorize the execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

          (f) FIRPTA Certificates.  FIRPTA Non-Foreign Seller Certificates
              -------------------
certifying that neither Insight nor Insight Central Ohio is a foreign person within the meaning of Section 1445 of the Code reasonably satisfactory in form and substance to AT&T.

          (g) Officer's Certificates.  A certificate executed by an executive
              ----------------------
officer of the ultimate corporate general partner of Insight dated the Closing Date, reasonably satisfactory in form and substance to AT&T certifying (i) that the conditions specified in Sections 8.2(a) and 8.2(b) have been satisfied; and
(ii) the total number of EBSs for all the Insight Systems, estimated in good faith as of the Closing Date.

          (h) Documents and Records.  All Insight Books and Records, including a
              ---------------------
list of all pending subscriber hook-ups, disconnect and repair orders, supply orders and any other lists reasonably necessary to the operation of the Insight Systems. Delivery of the foregoing will be deemed made to the extent such Insight Books and Records are then located at any of the offices included in the Insight Owned Property or Insight Leased Property.

          (i) Agreement Assignments.  An assignment to the Partnership of
              ---------------------
Insight's rights and obligations under the Exchange Agreement and the Sale Agreement (provided that, without limiting the Partnership's indemnification rights, Insight shall retain its indemnification rights thereunder provided in the Exchange Agreement and Sale Agreement and rights and obligations that Insight is not permitted to assign under the Exchange Agreement or the Sale Agreement), in form and substance reasonably satisfactory to AT&T.

          (j) Other.  Such other documents and instruments as may be reasonably
              -----
necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby, including a signature page to the Retained Franchise Management Agreement, if applicable.

      9.4 The Partnership's Delivery Obligations.  At the Closing, except as
          --------------------------------------
otherwise provided below, the Partnership will deliver or cause to be delivered the following.

          (a) Assumption Agreements.  (i) Assumption agreements in form and
              ---------------------
substance reasonably satisfactory to Insight and AT&T with respect to the AT&T Assets and the Insight Assets, (ii) an assumption agreement in form and substance reasonably satisfactory to AT&T and for the benefit of AT&T and its Affiliates, with respect to Insight's obligations under the Exchange Agreement and Sale Agreement and (iii) an assumption agreement in form and substance reasonably satisfactory to AT&T and Insight, with respect to the New Credit Agreement and liabilities incurred by AT&T and Insight thereunder.

          (b) Other.  Such other documents and instruments as may be reasonably
              -----
necessary to effect the intent of this Agreement and to consummate the transactions contemplated hereby, including a signature page to the Retained Franchise Management Agreement, if applicable.

      9.5 Refinancing of the AT&T and Insight Permitted Debt.  As a condition to
          --------------------------------------------------
the obligations of AT&T and Insight under this Agreement, immediately prior to the Closing, the lenders providing the refinancing described in Section 3.2(d) shall pay an amount equal to (i) the AT&T Permitted Debt to AT&T or to such other Persons as designated by AT&T by wire transfer of immediately available funds in accordance with wire transfer instructions provided by AT&T and (ii) the Insight Permitted Debt (other than the Insight Central Ohio Component of the Insight Permitted Debt and the Insight Central Ohio Credit Agreement if such agreement is not refinanced) to Insight or to such other Persons as designated by Insight by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Insight.

 SECTION 10. TERMINATION AND DEFAULT

     10.1 Termination Events.  This Agreement may be terminated and the
          ------------------
transactions contemplated hereby may be abandoned:

          (a) at any time by the mutual agreement of Insight and AT&T;

          (b) prior to the Primary Transfer, by either Insight or AT&T at any time (if such party itself is not then in material breach of any of its covenants, agreements or other obligations contained in this Agreement or the Partnership Agreement), if the other is in material breach or default of any of its covenants, agreements or other obligations herein or the Partnership Agreement, or if any of its representations herein or in the Partnership Agreement if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement or the Partnership Agreement to be true, if the non-breaching party provides the breaching party with prompt written notice that provides a reasonably detailed explanation of the facts and circumstances surrounding such breach or default; provided that such party shall have no right to terminate if (i) the breaching Party cures such breach or default within 30 days after its receipt of such written notice, unless such breach or default cannot be cured within such 30-day period; or (ii) the breach or default is capable of being cured prior to the one year anniversary of the date of this Agreement (the "Outside Closing Date") and the breaching party commences to cure such breach or default within such 30-day period and diligently continues to take all action reasonably necessary to cure such breach or default prior to the Outside Closing Date and such breach or default is cured prior to the Outside Closing Date; or

          (c) prior to the Primary Transfer, by either Insight or AT&T upon written notice to the other given not earlier than the Outside Closing Date, if any of the conditions to its obligations set forth in Sections 8.1 and 8.2, respectively, are not satisfied on or before the Outside Closing Date for any reason other than a material breach or default by the terminating party of its respective covenants, agreements or other obligations under this Agreement, or if any of its representations herein or in any Transaction Document, if specifically qualified by materiality, is not true in all respects or, if qualified by materiality, is not true in all material respects when made or when otherwise required by this Agreement or the Partnership Agreement to be true; or

          (d) by either Insight or AT&T, by written notice to the other party, if the Exchange Agreement or Sale Agreement has been terminated prior to any closing thereunder in accordance with each of its terms; or

          (e) as otherwise provided in this Agreement.

     10.2 Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
Section 7.28 or 10.1, all obligations of the parties under this Agreement will terminate, except for the obligations set forth in Section 7.12, 7.21 (with respect to the Partnership's obligation to pay for AT&T's, Insight's and their respective Affiliates' expenses as specified therein) and 12.15. Notwithstanding the preceding sentence, termination of this Agreement pursuant to Sections 10.1(b) or 10.1(c) or 10.1(d) or 12.16 will not limit or impair any remedies that either of AT&T or Insight may have with respect to a breach or default by the other of its covenants, agreements or obligations under this Agreement prior to Closing.

 SECTION 11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     11.1 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of AT&T and Insight in this Agreement and in the Transaction Documents and the covenants of AT&T, Insight and the Partnership in this Agreement and the Transaction Documents to be performed prior to the Closing will survive until the first anniversary of the Closing Date except that (a) all such representations and warranties with respect to Taxes, rates, Environmental Laws, ERISA, employment matters or copyright matters will survive until 60 days after the expiration of the applicable statute of limitations (including any extensions) for such Taxes, rates, Environmental Laws, ERISA, employment matters or copyright matters, respectively, and (b) the representations and warranties as to title to the Assets in Sections 5.4(a) and 6.4(a), respectively, and as to title to Owned Property set forth in Sections 5.6 and 6.6, respectively, and in the special warranty deed or deeds delivered with respect to Owned Property will survive the Closing and the delivery of such deeds and will continue in full force and effect without limitation with the understanding that, notwithstanding any language contained in any such deed, the representations and warranties as to title to Owned Property set forth in Sections 5.6 and 6.6, respectively, will not be merged into any such deed or other Transaction Document. The periods of survival of the representations and warranties and of the covenants to be performed prior to the Closing prescribed by this Section
11.1 are referred to as the "Survival Period." The liabilities of each party under its respective representations and warranties and its respective covenants to be performed prior to the Closing will expire as of the expiration of the applicable Survival Period; provided however that such expiration will not include, extend or apply to any such representation or warranty or covenant, the breach of which has been asserted by a party in a written notice to the other party before such expiration or about which a party has given the other party written notice before such expiration indicating that facts or conditions exist that, with the passage of time or otherwise, can reasonably be expected to result in a breach (and describing such potential breach in reasonable detail). The covenants and agreements of each party in this Agreement and in the Transaction Documents to be performed after the Closing will survive the Closing and will continue in full force and effect in accordance with their terms. The Survival Periods and the other provisions of this Section shall apply to any Retained Franchises as if they were transferred on the Closing Date.

     11.2 Indemnification by AT&T.  From and after the Closing, AT&T will
          -----------------------
indemnify, defend and hold harmless Insight, its partners and the Partnership and their respective Affiliates, and the members, partners, shareholders, officers, directors, employees, agents, successors and assigns of them and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by AT&T in this Agreement or any Transaction Document; (b) any breach of any covenant, agreement or obligation of AT&T contained in this Agreement or any Transaction Document; (c) any act or omission of AT&T with respect to, or any event or circumstance related to, the ownership or operation of the AT&T Assets or the conduct of AT&T's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on
SCHEDULE 6.11; (d) any liability or obligation with respect to the AT&T Assets or AT&T Systems not included in the Assumed Obligations and Liabilities; (e) any matter affecting title to AT&T Owned Property, which prevents access to or which could prevent or impede in any way the use or operation of any parcel of AT&T Owned Property for the purposes for which it is currently used or operated by AT&T; (f) any claim that the transactions contemplated by this Agreement with respect to the AT&T Systems violate WARN (to the extent AT&T is responsible for compliance with WARN pursuant to Section 7.3(e)) or any Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction; (g) any claim relating to "continuation coverage" under Code Section 4980B with respect to former employees of the AT&T Systems at and after the Closing Time or that the Partnership is deemed to be a successor employer of AT&T or its Affiliates under Code Section 4980B; (h) any claim by a third party relating to the presence, generation, removal or transportation of a Hazardous Substance on or from any of the AT&T Owned Property or AT&T Leased Property through and including the Closing Time, including the costs in response to a third party claim of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing); (i) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the AT&T Systems for periods through and including the Closing Time; (j) the merger consummated pursuant to the Agreement and Plan of Merger, dated as of May 6, 1999, as amended, by and among AT&T Corp., Meteor Acquisition Inc. and MediaOne Group, Inc., including, without limitation, any claim brought by the sellers or MediaOne Group, Inc. or their Affiliates or any other Third Party relating to such merger, except to the extent that such Losses arise out of a breach by the Partnership of its obligations under this Agreement; (k) the MediaOne Social Contract or the Time Warner Social Contract, without regard to whether the Losses arise as a result of actions or omissions before or after the Closing Time, including as provided in Section 7.27; or (l) the $975,000 mortgage on the Peoria System office/headend tower site (to the extent not included in the AT&T Permitted
Debt) or the clean-up of the Bloomington site included in the AT&T Assets that is located on West Division Street in Normal, IL, to the extent that the failure to clean-up such site would have a material adverse effect on the Partnership and provided further that (1) if clean-up of such site is so instituted, the Partnership shall institute such clean-up in the most cost-effective manner practicable under the circumstances, taking into account Legal Requirements, and shall consult with AT&T in advance regarding the nature and extent of such clean-up and (2) the Partnership shall not be entitled to recover any Losses related to relocating the AT&T Assets located on such site. The terms of the preceding clause (l) shall not limit the Partnership's indemnification rights under clause (h) of this Section 11.2.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (l) of this Section, Insight's and the Partnership's rights to pursue its claim under clauses (b) through (l) as applicable will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

     11.3 Indemnification by Insight.  From and after the Closing, Insight will
          --------------------------
indemnify, defend and hold harmless AT&T, its members and the Partnership and their respective Affiliates and the members, partners, shareholders, officers, directors, employees, agents, successors and assigns of them and any Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any representation or warranty made by Insight in this Agreement or any Transaction Document; (b) any breach of any covenant, agreement or obligation of Insight contained in this Agreement or any Transaction Document; (c) any act or omission of Insight, Holdings (Central Ohio) or Insight Central Ohio with respect to, or any event or circumstance related to: (i) the ownership or operation of the Insight Assets or the Insight Central Ohio LLC Interests or the conduct of Insight's Cable Business, which act, omission, event or circumstance occurred or existed prior to or at the Closing Time, or (ii) the ownership or operation of Exchange Assets or the conduct of the business of the Exchange Systems, which act, omission, event or circumstance arose or occurred during the Interim Period and for which AT&T is not obligated to indemnify Insight under the Exchange Agreement without regard to Section 11.5 of the Exchange Agreement, in each case of (i) and (ii), without regard to whether a claim with respect to such matter is asserted before or after the Closing Time, including any matter described on SCHEDULE 5.11; (d) any liability or obligation with respect to the Insight Assets, Insight Systems, Insight Central Ohio LLC Interests, Exchange Assets or Exchange Systems not included in the Assumed Obligations and Liabilities and, in the case of the Exchange Assets and Exchange Systems, for which AT&T is not obligated to indemnify Insight under the Exchange Agreement without regard to Section 11.5 of the Exchange Agreement; (e) any matter affecting title to Insight Owned Property which prevents access to or which could prevent or impede in any way the use or operation of any parcel of Insight Owned Property for the purposes for which it is currently used or operated by Insight, (each a "Title Defect") which property will be deemed to include any fee interests in real property that Insight acquired pursuant to the Exchange Agreement provided the Title Defect arose during the Interim Period as a result of an action by Insight and AT&T is not obligated to indemnify Insight under the Exchange Agreement without regard to Section 11.5 of the Exchange Agreement; (f) any claim that the transactions contemplated by this Agreement with respect to the Insight Systems or the Exchange Systems (to the extent related to the Interim Period) violate WARN (to the extent Insight is responsible for compliance with WARN pursuant to Section 7.3(e)) or any similar Legal Requirement or any bulk transfer or fraudulent conveyance laws of any jurisdiction; (g) any claim relating to "continuation coverage" under Code
Section 4980B with respect to former employees of the Insight Systems which employees will be deemed to include employees of the Exchange Systems hired by Insight pursuant to the Exchange Agreement and employed by Insight during the Interim Period, at and after the Closing Time or that the Partnership is deemed to be a successor employer of Insight or its Affiliates under Code Section 4980B; (h) any claim by a third party relating to the presence, generation, removal or transportation of a Hazardous Substance on or from any of the Insight Owned Property or Insight Leased Property through and including the Closing Time, and with respect to the Exchange Systems, to the extent such presence, generation, removal or transportation arose or occurred during the Interim Period as a result of an action by Insight and AT&T is not obligated to indemnify Insight under the Exchange Agreement without regard to Section 11.5 of the Exchange Agreement, including the costs in response to a third party claim of removal or clean-up of such Hazardous Substance and other compliance with the provisions of any Environmental Laws (whether before or after Closing); (i) any rate refund or credit, penalty and/or interest payment with respect thereto ordered by any Governmental Authority with respect to the Insight Systems for periods through and including the Closing Time or during the Interim Period with respect to the Exchange Systems and for which AT&T is not obligated to indemnify Insight under the Exchange Agreement without regard to Section 11.5 of the Exchange Agreement or (j) any liabilities of Insight Central Ohio or Holdings (Central Ohio) that are not Assumed Obligations and Liabilities, including, without limitation, any liabilities of Insight Central Ohio, Holdings (Central
Ohio) or their Affiliates under the Coaxial Repurchase Agreement and any agreements or arrangements entered into in connection therewith.

In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (j) of this Section, AT&T's and the Partnership's rights to pursue its claim under clauses (b) through (j) as applicable will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

     11.4 Indemnification by the Partnership.  From and after the Closing, the
          ----------------------------------
Partnership will indemnify, defend and hold harmless AT&T and Insight and their shareholders, members and partners and their respective Affiliates and the members, shareholders, partners, officers, directors, employees, agents, successors and assigns of them and any other Person claiming by or through any of them, as the case may be, from and against any and all Losses arising out of or resulting from (a) any breach of any covenant, agreement or obligation of the Partnership contained in this Agreement; or (b) the failure of the Partnership to perform the Assumed Obligations and Liabilities.

     11.5 Third Party Claims.  Promptly after the receipt by any party of notice
          ------------------
of any claim, action, suit or proceeding by any third party (collectively, an "Action"), which Action is subject to indemnification under this Agreement, such party (the "Indemnified Party") will give reasonable written notice to the party from whom indemnification is claimed (the "Indemnifying Party"). The Indemnified Party will be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, (a) admits in writing to the Indemnified Party the Indemnifying Party's liability to the Indemnified Party for such Action under the terms of this Section 11, (b) notifies the Indemnified Party in writing of the Indemnifying Party's intention to assume such defense, (c) provides evidence reasonably satisfactory to the Indemnified Party of the Indemnifying Party's ability to pay the amount, if any, for which the Indemnified Party may be liable as a result of such Action and (d) retains legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action. The other party or parties will cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance with this Agreement in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) any relief other than the payment of money damages is sought against the Indemnified Party or (z) the Indemnified Party will have been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnity provided in this Section 11 will be paid by the Indemnifying Party. No Indemnified Party will settle or compromise any such Action for which it is entitled to indemnification under this Agreement without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Section 11.5. No Indemnifying Party will settle or compromise any such Action (A) in which any relief other than the payment of money damages is sought against any Indemnified Party and then only if the settlement or compromise includes as an unconditional term thereof a release of the Indemnified Party from all liability relating to such matter or (B) in the case of any Action relating to the Indemnified Party's liability for any Tax, if the effect of such settlement would be an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date, unless the Indemnified Party consents in writing to such compromise or settlement.

     11.6 Limitations on Indemnification - AT&T.  AT&T will not be liable with
          -------------------------------------
respect to any matter or claim for which indemnification could be sought pursuant to Section 11.2(a) or (b) for (a) any Losses of or to Insight, the Partnership or any other Person entitled to indemnification from AT&T or (b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "AT&T Claimed Damages") unless the amount of AT&T Claimed Damages for which AT&T would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $500,000, in which case AT&T will be liable for all such AT&T Claimed Damages from dollar zero, which will be due and payable within 15 days after AT&T's receipt of a statement therefor. AT&T will not have any liability under Section 11.2(a) or (b) to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligation thereunder exceeds $25,000,000. The limitations set forth in this Section 11.6 do not apply to (i) the Closing Adjustments to the extent they are included in the calculation of Closing Adjustments pursuant to Sections 3.3 and 3.4; (ii) direct out-of-pocket expenses incurred by the Partnership in connection with cooperation on pending litigation pursuant to Section 7.23 or other expenses and costs for which AT&T is responsible pursuant to this Agreement, including, without limitation, pursuant to Sections 7.8 and 7.17; or (iii) any claims made pursuant to Sections 11.2(c)-(l), including, without limitation, any Losses related to any liability or obligation for late fees; any liability or obligation with respect to paying franchise fees on franchise fees; subscriber refunds; or any matters listed in the Schedules to this Agreement. AT&T will not be liable under Section 11.2(c) to the extent that an adjustment was made in favor of the Partnership pursuant to Sections 3.3 and 3.4.

     11.7 Limitations on Indemnification - Insight.  Insight will not be liable
          ----------------------------------------
with respect to any matter or claim for which indemnification could be sought pursuant to Section 11.3(a) or (b) for (a) any Losses of or to AT&T, the Partnership or any other Person entitled to indemnification from Insight or (b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "Insight Claimed Damages") unless the amount of Insight Claimed Damages for which Insight would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $500,000, in which case Insight will be liable for all such Insight Claimed Damages from dollar zero, which will be due and payable within 15 days after Insight's receipt of a statement therefor. Insight will not have any liability under Section 11.3(a) or (b) to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $25,000,000. The limitations set forth in this Section 11.7 do not apply to (i) the Closing Adjustments to the extent they are included in the calculation of Closing Adjustments pursuant to Section 3.3 and 3.4; (ii) direct out-of-pocket expenses incurred by the Partnership in connection with cooperation on pending litigation pursuant to
Section 7.23 or other expenses and costs for which Insight is responsible pursuant to this Agreement, including, without limitation, pursuant to Sections 7.8, 7.17 and 7.21; or (iii) any claims made pursuant to Sections 11.3(c)-(j), including, without limitation, any Losses related to any liability or obligation for late fees; any liability or obligation with respect to paying franchise fees on franchise fees; subscriber refunds; or litigation listed in the schedules to this Agreement. Except with respect to any Interim Period, once Insight contributes the Exchange Systems and Sale Systems to the Partnership it shall have no obligation to the Partnership with respect thereto and, following the assumption by the Partnership of Insight's obligations under the Exchange Agreement or Sale Agreement with respect to the Exchange Systems or Sale Systems, as applicable, except with respect to any Interim Period, Insight shall have no obligation to AT&T with respect to the Exchange Systems or Sale Systems, as applicable. Insight will not be liable under Section 11.3(c) to the extent that an adjustment was made in favor of the Partnership pursuant to Sections 3.3 and 3.4.

     11.8 Limitations on Indemnification - the Partnership.  The Partnership
          ------------------------------------------------
will not be liable with respect to any matter or claim for which indemnification could be sought pursuant to Section 11.4(a) for (a) any Losses of or to AT&T, Insight or any other Person entitled to indemnification from the Partnership or
(b) any Losses incidental to or relating to or resulting from any of the foregoing (the items described in clauses (a) and (b) collectively being referred to for purposes of this Section 11 as "Partnership Claimed Damages") unless the amount of Partnership Claimed Damages for which the Partnership would, but for the provisions of this Section, be liable exceeds, on an aggregate basis, $500,000, in which case the Partnership will be liable for all such Partnership Claimed Damages from dollar zero, which will be due and payable within 15 days after the Partnership's receipt of a statement therefor. The Partnership will not have any liability under Section 11.4(a) to the extent that the aggregate amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $25,000,000. The limitations set forth in this
Section 11.8 do not apply to (i) the Closing Adjustments to the extent they are included in the calculation of Closing Adjustments pursuant to Section 3.3 and
3.4 or (ii) costs, expenses and fees incurred by AT&T, Insight or their respective Affiliates, accountants or attorneys pursuant to Section 7.21 or other expenses and costs for which the Partnership is responsible pursuant to this Agreement, including, without limitation, pursuant to Section 7.8.

SECTION 12. MISCELLANEOUS PROVISIONS

     12.1 Parties Obligated and Benefitted.
          --------------------------------

          (a) Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, provided that Insight or AT&T may, without the consent of any other party, prior to Closing assign all of such party rights and obligations under this Agreement to any Affiliate of such party provided such assignee can make all of the representations and warranties applicable to the assigning party hereunder (other than those relating to jurisdiction of incorporation), the assigning party can provide reasonable assurances that such assignee can otherwise perform the covenants, agreements and obligations applicable to the assigning party hereunder and such assignment would not materially delay or hinder the consummation of the transactions contemplated by this Agreement and provided further that AT&T may make the assignments described in Section 12.1(b). After the Closing, each of the parties may grant to the Partnership's lenders, a security interest in the indemnification rights hereunder inuring to the benefit of such party. Except as specified herein, no assignment by either party of its rights hereunder shall release such party from its obligations hereunder.

          (b) Immediately prior to Closing, the AT&T Subsidiaries will transfer the AT&T Assets and their rights and obligations under this Agreement to TCI LLC, through one or more direct or indirect transfers. Upon completion of such transfers, all references in this Agreement to

"AT&T" will thereafter be deemed to be references to TCI LLC and from and after the Closing the AT&T Subsidiaries will be released from all liabilities and obligations under this Agreement. Insight shall have the right to approve the transfer documents evidencing the foregoing, such consent not to be unreasonably withheld.

     12.2 Notices.  Any notice, request, demand, waiver or other communication
          -------
required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:

          To AT&T at:

               AT&T Broadband, LLC
               9197 South Peoria Street
               Englewood, Colorado  80112

               Attention:  Alfredo Di Blasio
                           Telephone:  (720) 875-4298
                           Telecopy:  (720) 875-5396

               With a copy similarly addressed to the attention of Legal Department

               With a copy to:

               Sherman & Howard L.L.C.
               633 - 17/th/ Street, Suite 3000
               Denver, Colorado  80202

               Attention:  Joanne F. Norris, Esq.
                           Telephone:  (303) 297-2900
                           Telecopy:  (303) 298-0940

          To Insight at:

               Insight Communications Company, L.P.
               810 7/th/ Avenue
               New York, New York  10019
               Attention:  Michael S. Willner
                           Telecopy:  (917) 286-2301

          With a copy to:

               Sonnenschein Nath & Rosenthal
               1221 Avenue of the Americas
               New York, New York  10020

               Attention:  Robert Winikoff, Esq.
                           Telecopy:  (212) 768-6800

          and

               Dow, Lohnes & Albertson PLLC
               1200 New Hampshire Avenue, N.W.
               Washington, D.C.  20036

               Attention:  Leonard J. Baxt, Esq.
                           Telecopy:  (202) 776-2222

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier will be the date of the sender's confirmation.

     12.3 Right to Specific Performance.  Insight and AT&T acknowledge that the
          -----------------------------
unique nature of the Assets to be contributed by them pursuant to this Agreement renders money damages an inadequate remedy for the breach by them of their obligations under this Agreement, and they agree that in the event of such breach, they will upon proper action instituted by either of them, be entitled to a decree of specific performance of this Agreement.

     12.4 Waiver.  This Agreement or any of its provisions may not be waived
          ------
except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

     12.5 Captions.  The section and other captions of this Agreement are for
          --------
convenience only and do not constitute a part of this Agreement.

     12.6 CHOICE OF LAW.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES UNDER IT
          -------------
WILL BE GOVERNED BY AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS RULES OF DELAWARE.

     12.7 Terms.  Terms used with initial capital letters or otherwise defined
          -----
in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

    12.8  Rights Cumulative.  All rights and remedies of each of the parties
          -----------------
under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

    12.9  Time.  Time is of the essence under this Agreement.  If the last day
          ----
permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

    12.10 Late Payments.  If any party fails to pay the other any amounts when
          -------------
due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by The Bank of New York as its prime rate (the "Prime Rate") plus 2%, adjusted as and when changes in the Prime Rate are made.

    12.11 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original.

    12.12 Entire Agreement.  Except for the Exchange Agreement, the Sale
          ----------------
Agreement and the Partnership Agreement, this Agreement (including the Transaction Documents and the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter. This Agreement may not be amended or modified except by a writing signed by the parties.

    12.13 Severability.  Any term or provision of this Agreement which is
          ------------
invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Agreement.

    12.14 Construction.  This Agreement has been negotiated by the parties and
          ------------
their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

    12.15 Expenses.  Except as otherwise expressly provided in this Agreement
          --------
(which expenses the parties shall pay as so provided), each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement, the performance of its obligations and the consummation of the transactions contemplated by this Agreement.

    12.16 Risk of Loss.  If the Exchange Agreement closes prior to this
          ------------
Agreement, references to Insight Assets in this Section 12.16 shall include the Exchange Assets during the Interim Period.

          (a) The risk of any loss or damage to the Insight Assets or AT&T Assets resulting from fire, theft or other casualty (except reasonable wear and tear) will be borne by Insight or AT&T, respectively, at all times through and including the Closing (except with respect to the Exchange Assets for which such risk will be borne by Insight only during the Interim Period). If any such loss or damage is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a System or the replacement or restoration of the lost or damaged property within twenty days or, if earlier, prior to the Outside Closing Date, Insight or AT&T as appropriate, will immediately notify the other in writing of that fact and subject to the other provisions of this Section 12.16, Insight, in the event of loss or damage to the Insight Assets, or AT&T, in the event of loss or damage to the AT&T Assets, as appropriate, will use its commercially reasonable efforts to repair, replace and restore the lost or damaged property to its former condition as soon as practicable at its sole expense, subject to Section 12.16(b), including applying any insurance proceeds to restore such assets to their prior condition.

          (b) If the aggregate cost to repair, replace or restore the lost or damaged property to its former condition would exceed $5,000,000, Insight, in the event of loss or damage to the Insight Assets, or AT&T, in the event of loss or damage to the AT&T Assets, as appropriate, may, subject to the other party's right to cause the Partnership to consummate the Closing as described below, elect to terminate this Agreement by written notice to the other party at any time within ten days of the occurrence of the event of loss or damage, and upon such termination both parties will stand fully released and discharged of any and all obligations under this Agreement (except with respect to any then existing breaches by either such party).

          (c) If any such loss or damage to the AT&T Assets is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of a AT&T System or the repair, replacement or restoration of the lost or damaged property within twenty days, or if earlier, the Outside Closing Date, and AT&T is not obligated to correct the problem because the cost would exceed $5,000,000, and AT&T elects not to repair, replace and restore the lost or damaged property, Insight may elect to terminate this Agreement upon written notice to AT&T at any time within ten days after it receives written notice from AT&T of the occurrence of the event of such loss or damage and the fact that AT&T is not obligated to correct the problem and AT&T has elected not to correct the problem, and upon such termination both parties will stand fully released and discharged of any and all obligations under this Agreement (except with respect to any then existing breaches by either such party). In the absence of a timely election to terminate this Agreement, Insight shall be deemed to have waived such loss or damage and to have elected to consummate the Closing in accordance with all of the remaining provisions of this Agreement and notwithstanding AT&T's election to terminate this Agreement pursuant to Section 12.16(b), Insight may elect to consummate the Closing in accordance with all of the remaining provisions of this Agreement, in which event at the Closing, the amount of any insurance deductible payable by AT&T and all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage to the AT&T Assets (in each case to the extent not used to repair, replace or restore such lost or damaged AT&T Assets), except for any proceeds from business interruption insurance relating to the loss of revenue for the period through and including the Closing Time, will be delivered by AT&T to the Partnership or the rights to such proceeds will be assigned by AT&T to the Partnership if not yet paid over to AT&T, and upon such delivery or assignment and consummation of the Closing AT&T shall have no additional liability to Insight or the Partnership in respect of any such loss or damage to the AT&T Assets.

          (d) If any such loss or damage to the Insight Assets is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of an Insight System or the repair, replacement or restoration of the lost or damaged property within twenty days, or if earlier, the Outside Closing Date, and Insight is not obligated to correct the problem because the cost would exceed $5,000,000, and Insight elects not to repair, replace and restore the lost or damaged property, AT&T may elect to terminate this Agreement upon written notice to Insight at any time within ten days after it receives written notice from Insight of the occurrence of the event of such loss or damage and the fact that Insight is not obligated to correct the problem and has elected not to correct the problem, and upon such termination both parties will stand fully released and discharged of any and all obligations under this Agreement (except with respect to any then existing breaches by either such party). In the absence of a timely election to terminate this Agreement, AT&T shall be deemed to have waived such loss or damage and to have elected to consummate the Closing in accordance with all of the remaining provisions of this Agreement, and notwithstanding Insight's election to terminate this Agreement pursuant to Section 12.16(b), AT&T may elect to consummate the Closing in accordance with all of the remaining provisions of this Agreement in which event at the Closing, the amount of any insurance deductible payable by Insight and all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage to the Insight Assets (in each case to the extent not used to repair, replace or restore such lost or damaged Insight Assets), except for any proceeds from business interruption insurance relating to the loss of revenue for the period through and including the Closing Time, will be delivered by Insight to the Partnership or the rights to such proceeds will be assigned by Insight to the Partnership if not yet paid over to Insight, and upon such delivery or assignment and consummation of the Closing Insight shall have no additional liability to AT&T or the Partnership in respect of any such loss or damage to the Insight Assets.

          (e) If, prior to the Closing, any part of or interest in any material Insight Assets or any material AT&T Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Insight or AT&T that it intends to condemn all or any part of any material Assets of such party (such event being called, in either case, a "Taking"), then the other party may terminate this Agreement. If the other party does not elect to terminate this Agreement, then (a) the other party will have the sole right, in the name of the party on behalf of the Partnership, if the other party so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (b) the party will be relieved of its obligation to convey to the Partnership the Assets or interests that are the subject of the Taking, (c) at the Closing the party will assign to the Partnership all of the party's rights to all damages payable with respect to the Taking and (d) following the Closing, the party will give the Partnership such further assurances of such rights and assignment with respect to the Taking as the Partnership may from time to time reasonably request.

    12.17 Tax Consequences.  No party to this Agreement makes any representation
          ----------------
or warranty, express or implied, with respect to the Tax implications of any aspect of this Agreement on any other party to this Agreement, and all parties expressly disclaim any such representation or warranty with respect to any Tax consequences arising under this Agreement. Each party has relied solely on its own Tax advisors with respect to the Tax implications of this Agreement.

    12.18 Commercially Reasonable Efforts.  For purposes of this Agreement,
          -------------------------------
unless a different standard is expressly provided with respect to any particular matter, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                             MEDIAONE OF ILLINOIS, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             NORTHWEST ILLINOIS TV CABLE COMPANY


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             S/D CABLE PARTNERS, LTD.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             TCI AMERICAN CABLE HOLDINGS, L.P.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________



                                             TCI OF BLOOMINGTON/NORMAL, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             TCI CABLEVISION OF TEXAS, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             UACC MIDWEST, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             UNITED CABLE TELEVISION OF ILLINOIS
                                             VALLEY, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             UNITED CABLE TELEVISION OF SOUTHERN
                                             ILLINOIS, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                             TCI OF INDIANA HOLDINGS, LLC

                                             By: TCI of Indiana, Inc., its
                                                 managing member


                                             By:________________________________
                                             Name:______________________________
                                             Title: Vice President

                              COMMAND CABLE OF EASTERN ILLINOIS
                              LIMITED PARTNERSHIP

                              By: TCI Command II, Inc., its general
                                  partner


                              By:____________________________________
                              Name:  Alfredo Di Blasio
                              Title: Vice President

                              INSIGHT COMMUNICATIONS COMPANY, L.P.

                              By: Insight Communications Company, Inc.,
                                  its general partner


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              INSIGHT MIDWEST, L.P.

                              By: Insight Communications Company, L.P.,
                                  its general partner

                              By: Insight Communications Company, Inc.,
                                  its general partner


                              By:____________________________________
                              Name:__________________________________
                              Title:_________________________________

                              and

                              By: TCI of Indiana Holdings, LLC, its
                                  limited partner

                                  By: TCI of Indiana, Inc., its
                                      managing member


                              By:____________________________________
                              Name:  Alfredo Di Blasio
                              Title: Vice President